SECURITIES PURCHASE AGREEMENT

Dated as of October 1, 2012

by and among

RAIT FINANCIAL TRUST,

RAIT PARTNERSHIP, L.P.,

TABERNA REALTY FINANCE TRUST,

RAIT ASSET HOLDINGS IV, LLC

And

ARS VI INVESTOR I, LLC

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE AND SALE OF SECURITIES
Section 1.1. Section 1.2.	Purchase and Sale of Securities Effective Date; Closing Dates

ARTICLE II DRAW DOWN TERMS
Section 2.1. Section 2.2. Section 2.3. Section 2.4. Section 2.5. Section 2.6.	Draw Down Notices. Securities Calculation Reduction of Unfunded Commitment Closing Fee Tax Allocations

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
Section 3.1. Section 3.2. Section 3.3. Section 3.4. Section 3.5. Section 3.6.	Organization and Standing of the Investor Authorization and Power No Conflicts Investment Representations Additional Investment Representations Funding

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE ISSUER PARTIES
Section 4.1. Section 4.2. Section 4.3. Section 4.4. Section 4.5. Section 4.6.	Organization, Good Standing and Power Authorization, Enforcement Capitalization. Organizational Documents Issuance of Securities No Conflicts

Section 4.7. Commission Documents, Financial Statements and Other Public Information.

Section 4.8.
Section 4.9.
Section 4.10.
Section 4.11.
Section 4.12.
Section 4.13.
Section 4.14.
Section 4.15.
Section 4.16.
Section 4.17.
Section 4.18.
Section 4.19.
Section 4.20.
Section 4.21.
Section 4.22.
Section 4.23.
Section 4.24.
Section 4.25.
Section 4.26.
Section 4.27.
Section 4.28.
Section 4.29.
Off-Balance Sheet Arrangements
Subsidiaries.
No Material Adverse Effect
No Undisclosed Liabilities
Trading Market Limit
Assets and Real Property
Actions Pending
Compliance With Law
Certain Fees
Operation of Business.
Environmental Compliance
Material Agreements
Transactions With Affiliates
Securities Act
Employees
Investment Company Act Status
ERISA
Taxes
Insurance
REIT Status
Material Non-Public Information
Section 16 Matters

ARTICLE V COVENANTS Section 5.1. Section 5.2. Section 5.3. Section 5.4. Section 5.5. Section 5.6. Section 5.7. Section 5.8. Section 5.9. Section 5.10.
Securities Compliance
Registration and Listing
Compliance with Laws
Keeping of Records and Books of Account; Unlawful Payments.
Other Agreements and Other Financings
Certain Actions.
Certificates; Other Information.
Qualification as a REIT
Investment Company Act
Financial Covenants.

Section 5.11. Maturity of Investments; New Investments and Modification of Existing Investments

Section 5.12. Section 5.13. Section 5.14. Section 5.15. Section 5.16. Section 5.17. Section 5.18. Section 5.19. Section 5.20.	Liquidation of NewSub Securities Additional Securities Restrictions Stand-Still Board of Trustee Matters. HSR Act Use of Proceeds Restrictions on Transfer. Notice of Draw Down Termination Event

ARTICLE VI OPINIONS OF COUNSEL AND CERTIFICATE; CONDITIONS TO THE SALE AND
PURCHASE OF THE SECURITIES
Section 6.1. Section 6.2. Section 6.3.	Opinions of Counsel and Certificate Conditions Precedent to the Obligation of the Issuer Parties Conditions Precedent to the Obligation of the Investor
ARTICLE VII TERMINATION
Section 7.1. Section 7.2.	Term; Termination. Effect of Termination

ARTICLE VIII INDEMNIFICATION
Section 8.1. Section 8.2. Section 8.3. Section 8.4. Section 8.5.	Indemnification by Issuer Parties Indemnification by Investor Contribution Indemnification Procedures Remedies Not Exclusive

ARTICLE IX MISCELLANEOUS
Section 9.1. Section 9.2. Section 9.3. Section 9.4. Section 9.5. Section 9.6. Section 9.7. Section 9.8. Section 9.9. Section 9.10. Section 9.11. Section 9.12. Section 9.13. Section 9.14. Section 9.15.	Fees and Expenses.
Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.
Entire Agreement; Amendment
Notices
Waivers
Headings
Assignment
Governing Law
Survival
Counterparts
Interpretation
Disclosure Schedule
Publicity
Severability
Further Assurances
Schedules

Schedule 2.6. Schedule 3.3 Section 4.3(c) Section 4.3(d) Section 4.3(e) Section 4.3(f) Section 4.3(g) Section 4.3(h) Section 4.9(a) Section 4.14 Section 4.19 Section 4.20 Exhibits	Tax Allocation
Investor No Conflicts
Capitalization
Capitalization – No Contracts
Capitalization – Voting
Capitalization – Compliance
Capitalization – No Registration Rights
Capitalization – No Dilution
Material Subsidiaries
Actions Pending
Material Contracts
Affiliate Transactions

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J Exhibit K Exhibit L Exhibit M Exhibit N Exhibit O	Form of Articles Supplementary for the Series D Preferred Shares
Form of Registration Rights Agreement
Form of Draw Down Notice
Form of Warrant
Form of Common Share Appreciation Rights Agreement
Form of Quarterly Compliance Certificate
Form of Trustee Indemnification Agreement
Form of Tax Opinion
Form of Maryland Law Opinion
Form of General Closing Opinion
Form of Closing Certificate
Form of Draw Down Compliance Certificate
Form of Investor Representation Letter
Form of Net Worth Certificate
Form of Articles Supplementary for the Series E Preferred Shares

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, made and entered into on this 1st day of October, 2012 (this “Agreement”), by and among ARS VI INVESTOR I, LLC, a limited liability company formed and existing under the laws of the State of Delaware (the “Investor”), RAIT FINANCIAL TRUST, a real estate investment trust formed and existing under the laws of the State of Maryland (the “Company”), RAIT PARTNERSHIP, L.P., a limited partnership formed and existing under the laws of the State of Delaware (the “Operating Partnership”), TABERNA REALTY FINANCE TRUST, a real estate investment trust formed and existing under the laws of the State of Maryland (“Taberna”) and RAIT ASSET HOLDINGS IV, LLC, a limited liability company formed and existing under the laws of the State of Delaware (“NewSub” and together with the Company, the Operating Partnership and Taberna, the “Issuer Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto.

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Issuer Parties may issue and sell to the Investor and the Investor shall thereupon purchase from the Issuer Parties $100,000,000 face value of newly issued Series D Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Company (the “Series D Preferred Shares”), together with certain other securities as described herein, on a private placement basis pursuant to an exemption from registration under the Securities Act;

WHEREAS, prior to, and in connection with, the execution of this Agreement, the Company had filed with the State Department of Assessments and Taxation of the State of Maryland those certain Articles Supplementary classifying certain Preferred Shares as the Series D Preferred Shares and setting forth therein the preferences, rights, privileges, powers, restrictions, limitations and other terms with respect thereto, in the form attached as Exhibit A hereto (the “Articles Supplementary”);

WHEREAS, in consideration for the Investor’s execution and delivery of, and its performance of its obligations under, this Agreement, the Company and the Investor are concurrently entering into a registration rights agreement, substantially in the form attached as Exhibit B hereto (the “Registration Rights Agreement”);

WHEREAS, as a material inducement to the Investor’s agreement to enter into this Agreement and the Related Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, the Investor and the Operating Partnership are concurrently entering into the LLC Agreement (as defined below) and NewSub will issue Subsidiary Preferred Units (as defined below) to the Investor, on the terms, and subject to the conditions set forth herein; and

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES

Section 1.1. Purchase and Sale of Securities. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Issuer Parties, in their discretion, may issue and sell to the Investor $100,000,000 (the “Total Commitment”) in aggregate liquidation preference amount of Series D Preferred Shares and related Securities by the delivery to the Investor of not more than twenty (20) separate Draw Down Notices (unless the Investor and the Company agree in writing that a different number of Drawn Down Notices may be delivered) as provided in Article II hereof. Upon issuance in accordance with the terms of this Agreement, each of the Securities will be duly authorized, validly issued, fully paid and non-assessable, and the Common Shares underlying the Warrants, when issued in connection with the exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable and the Series E Preferred Shares, when issued in a Series E Exchange in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. The aggregate of all Drawn Down Amounts shall be $100,000,000.

Section 1.2. Effective Date; Closing Dates. This Agreement shall become effective and binding upon delivery of counterpart signature pages of this Agreement executed by each of the parties hereto, and by delivery of the Legal Opinions and the Closing Certificates of the Issuer Parties as provided in Section 6.1 hereof, to the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, at 4:00 p.m. (New York time), on the Effective Date. In consideration of and in express reliance upon the representations, warranties and covenants, and otherwise upon the terms and subject to the conditions, of this Agreement, from and after the Effective Date and during the Investment Period, the Issuer Parties shall issue and sell to the Investor, and the Investor agrees to purchase from the Issuer Parties, the Securities in respect of each Draw Down Notice. The issuance and sale of Securities to the Investor pursuant to any Draw Down Notice shall occur at each Closing on the applicable Closing Date in accordance with Section 2.4, provided in each case that all of the conditions precedent thereto set forth in Article VI theretofore shall have been fulfilled or (to the extent permitted by applicable law) waived.

ARTICLE II
DRAW DOWN TERMS

Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree (unless otherwise agreed upon by the parties in writing) as follows:

Section 2.1. Draw Down Notices.

(a) The Company may, from time to time in its sole discretion, provide to the Investor a Draw Down notice, substantially in the form attached hereto as Exhibit C (the “Draw Down Notice”). Each Draw Down Notice shall (i) be delivered to the Investor not later than 9:30 a.m. (New York time) at least ten (10) Business Days prior to the Closing Date specified in the Draw Down Notice, (ii) specify the Draw Down Amount and (iii) designate the Closing Date. Upon the terms and subject to the conditions of this Agreement, the Investor is obligated to accept each Draw Down Notice prepared and delivered in accordance with the provisions of this Agreement, and to purchase from the Issuer Parties the Securities issuable pursuant to and as set forth in such Draw Down Notice. The date on which the Company delivers any Draw Down Notice in accordance with this Section 2.1 hereinafter shall be referred to as a “Draw Down Exercise Date.”

(b) If on the Business Day that is ten (10) Business Days prior to the final Business Day of the Investment Period, this Agreement is in effect and there remains an Unfunded Commitment, then, subject to the conditions set forth herein, the Company shall (unless waived by the Investor in writing) deliver to the Investor a Draw Down Notice in accordance with this Section 2.1 specifying the entire Unfunded Commitment as the Draw Down Amount and designating the final Business Day of the Investment Period as the Closing Date for such Draw Down, and if the Company fails to timely deliver such final Draw Down Notice, then only upon written notice from the Investor to the Company, the Company shall be deemed to have delivered such Draw Down Notice in accordance with this Section 2.1(b).

(c) Anything to the contrary in this Agreement notwithstanding, but subject to the Company’s obligation to deliver a final Draw Down Notice pursuant to Section 2.1(b), (i) at no time shall the Investor be required to purchase more than $25,000,000 worth of Securities in respect of any single Draw Down Notice, (ii) at no time shall the Investor be required to purchase less than $5,000,000 worth of Securities in respect of any single Draw Down Notice, (iii) the Draw Down Amount shall be in minimum increments of $100,000 and (iv) the Company shall not deliver any Draw Down Notice within ten (10) Business Days of a Closing Date with respect to another Draw Down Notice.

(d) The parties hereto may modify any term that may apply to any Draw Down set forth in this Article II by agreement in writing signed by the Company and the Investor.

Section 2.2. Securities Calculation. Pursuant to each Draw Down, the Issuer Parties shall issue at each Closing to the Investor:

(a) That number of Series D Preferred Shares equal to the quotient of: (i) the total Draw Down Amount divided by (ii) 25; and each Series D Preferred Share so issued shall be linked to a Subsidiary Preferred Unit so issued at such Closing;

(b) That number of Subsidiary Preferred Units equal to the quotient of: (i) the total Draw Down Amount divided by (ii) 25; and each Subsidiary Preferred Unit so issued shall be linked to a Series D Preferred Share so issued at such Closing;

(c) A Warrant, substantially in the form of Exhibit D, to purchase that number of Common Shares equal to: (i) 9,931,000 (as such number may be adjusted from time to time pursuant to the terms of the Warrants) multiplied by (ii) a fraction, the numerator of which is the Draw Down Amount and the denominator of which is $100,000,000; and

(d) Common Share Appreciation Rights, substantially in the form of Exhibit E, in respect of that number of Common Shares equal to: (i) 6,735,667 (as such number may be adjusted from time to time pursuant to the terms of the Common Share Appreciation Rights) multiplied by (ii) a fraction, the numerator of which is the Draw Down Amount and the denominator of which is $100,000,000;

For purposes of clarification, in no event shall the number of Common Shares that may actually be issued hereunder, including upon exercise of the Warrants, exceed the Exchange Cap.

Section 2.3. Reduction of Unfunded Commitment. Concurrently with each Closing, the Investor’s Unfunded Commitment under this Agreement automatically (and without the need for any amendment to this Agreement) shall be reduced, on a dollar-for-dollar basis, by the total amount of the Draw Down Amount paid to the Company at such Closing.

Section 2.4. Closing. The payment for, against simultaneous delivery of, Securities in respect of each Draw Down shall be consummated (each, a “Closing”) on the Business Day set forth in the Draw Down Notice with respect thereto, or on such other date as the parties may agree in writing (each, a “Closing Date”). At each Closing, the Company shall deliver to the Investor one or more certificates, in form and substance reasonably satisfactory to the Investor, evidencing the Series D Preferred Shares, a Warrant and Common Share Appreciation Rights, and NewSub shall deliver to the Investor one or more certificates, in form and substance reasonably satisfactory to the Investor, evidencing the Subsidiary Preferred Units, in each case evidencing that amount of such Securities as calculated in accordance with Section 2.2, against simultaneous payment of the applicable Draw Down Amount to the Company’s designated account by wire transfer of immediately available funds; provided, however, that if the Securities are received by the Investor later than 1:00 p.m. (New York time), payment therefor shall be made with next day funds.

Section 2.5. Fee. At each Closing, the Company shall pay to Almanac Realty Investors, LLC, an Affiliate of the Investor, or such other Person affiliated with, and designated in writing by, the Investor, a fee in the amount of four percent (4%) of the Draw Down Amount to be funded at such Closing.

Section 2.6. Tax Allocations. The Issuer Parties and the Investor hereby agree that each $1,000 of each Draw Down Amount shall be allocated for tax purposes among the Securities issued at each Closing as specified in Schedule 2.6, with the result that the Series D Preferred Shares will be subject to a redemption premium within the meaning of Code Section 305(c). The Issuer Parties and the Investor further agree that the period over which the Series D Preferred Shares would be redeemed, for purposes of determining (a) whether the redemption premium constitutes a de minimis amount, within the meaning of Code Section 305(c)(1) and Treasury Regulations Section 1.305-5(b), as determined under the principles of Code Section 1273(a)(3), and (b) if the redemption premium exceeds a de minimis amount, the period over which constructive distributions will be allocated, within the meaning of Code Section 305(c)(3) and Treasury Regulations Section 1.305-5(b), under principles similar to the principles of Code Section 1272, shall be in accordance with Schedule 2.6. The Issuer Parties and the Investor hereby agree that for U.S. federal income tax purposes, NewSub will be treated as a disregarded entity wholly owned by Operating Partnership and that Investor will not be treated as holding an economic interest in NewSub. The Issuer Parties and the Investor acknowledge and agree that the formation of NewSub and the issuance of the Subsidiary Preferred Units to the Investor is intended solely as a credit enhancement to provide for an additional source of payment to the Investor in the event of a default by Issuer with respect to the Company’s payment obligations in respect of the Series D Preferred Shares and if there is no default, the Investor shall receive no distributions from NewSub. The Investor intends, through the purchase of the Securities, to invest in all of the business operations of the Company. The Issuer Parties and the Investor do not intend to join together for the purpose of carrying on a business through NewSub or of sharing in the profits or losses of NewSub. The Investor has contributed neither capital nor services to NewSub, and Investor shall have no capital account in NewSub. The Issuer Parties and the Investor agree to file all tax reports and returns in a manner that is consistent with this paragraph for all tax purposes.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations and warranties to the Issuer Parties:

Section 3.1. Organization and Standing of the Investor. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

Section 3.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Related Documents and to purchase the Securities and acquire the Common Shares underlying the Warrants when exercised, if applicable, in accordance with the terms hereof and thereof. The execution, delivery and performance of this Agreement and the Related Documents by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action and no further consent or authorization of the Investor, its board, its managers or any of its equity owners is required. This Agreement and each of the Related Documents has been duly executed and delivered by the Investor. This Agreement and each of the Related Documents constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms.

Section 3.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and each of the Related Documents and the consummation by the Investor of the transactions contemplated herein or therein do not and shall not (a) result in a violation of the Organizational Documents of the Investor, (b) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (c) create or impose any Lien on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound or (d) result in a violation of any federal, state, local or foreign law, statute, rule or regulation, or any order, judgment or decree of any court or governmental agency (each, a “Law”) applicable to the Investor or by which any of its properties or assets are bound or affected. Except as set forth on Schedule 3.3, the Investor is not required under any Law applicable to the Investor to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Related Documents or to purchase the Securities or acquire the Common Shares underlying the Warrants in accordance with the terms hereof or thereof.

Section 3.4. Investment Representations. The Investor understands that none of the Securities (or Common Shares issuable upon exercise of Warrants or Series E Preferred Shares issuable in a Series E Exchange) have been registered under the Securities Act. The Investor also understands that the Securities and Common Shares issuable upon exercise of Warrants and Series E Preferred Shares issuable in a Series E Exchange are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Investor’s representations contained in this Agreement. The Investor is acquiring the Securities and Common Shares issuable upon exercise of Warrants for the Investor’s own account for investment only and not with a view towards their distribution. The Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities and Common Shares issuable upon exercise of Warrants and Series E Preferred Shares and is able to bear such risks, and has obtained, in Seller’s judgment, sufficient information from the Company to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Securities and Common Shares issuable upon exercise of Warrants and Series E Preferred Shares, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for the Investor. Without limiting the foregoing, the Investor has had an opportunity to discuss the Company’s business, management and financial affairs with officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Investor also has had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment. Nothing in this Section 3.4 shall abrogate or otherwise limit or restrict the right of the Investor to rely on the representations, warranties and covenants of the Issuer Parties set forth in this Agreement and the Related Documents.

Section 3.5. Additional Investment Representations

(a) Except for the transactions provided for in this Agreement and the Related Documents, neither the Investor nor any Affiliate thereof (a) owns five percent (5%) or more of the number of outstanding Common Shares, (b) is a Subsidiary, Affiliate or other closely-related person of a director, trustee or officer of the Company or a holder of five percent (5%) or more of the number of outstanding Common Shares; and neither the Investor nor any Affiliate thereof has a substantial direct or indirect interest in the Company. Terms used in this Section shall have the meanings given to them in Section 312.00 of the New York Stock Exchange Listed Company Manual.

(b) Except for the transactions provided for in this Agreement and the Related Documents and except as set forth on Section 3.5 of the Disclosure Schedule, no partner, executive or employee of the Investor or any Affiliate has engaged in any transaction with the Company or a Subsidiary, or has any relationship with the Company or any Subsidiary, that would be required to be disclosed under Item 404 of Regulation S-K of the Commission if the Company were filing with the Commission on the Effective Date a report or schedule that provided for disclosures under Item 404.

(c) The Investor acknowledges that certain restrictions on ownership and transfer of the Company’s shares of beneficial interest in the Charter are intended to assist the Company in satisfying the requirements for qualification as a REIT under the Code and that the Investor is being granted an exception to the Ownership Limit (as defined in the Charter) based upon the accuracy or the Investor’s representations and warranties to allow the Investor to acquire and own the Series D Preferred Shares and Common Shares issuable upon exercise of the Warrants. The Investor hereby makes the representations set forth in the Investor Representation Letter attached as Exhibit M, which are hereby incorporated by reference herein.

Section 3.6. Funding. The parent of Investor has received executed and binding capital commitments pursuant to which (assuming it receives the funds contemplated by such capital commitments) it shall have sufficient cash on hand to contribute to the Investor to consummate the transactions contemplated by this Agreement and to allow the Investor to perform its obligations hereunder (including without limitation the Investor’s obligation to pay the Total Commitment from time to time under Draw Down Notices). Such capital commitments are subject only to customary excusal rights and funding conditions. To the knowledge of the Investor, as of the Effective Date, no event has occurred which, with or without notice, lapse of time or both, would result in a condition of funding under such capital commitments not to be met (or any excusal rights with respect to such capital commitments being triggered) at any applicable Closing Date under this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ISSUER PARTIES

Except as set forth in the disclosure schedule delivered by the Issuer Parties to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Issuer Parties, jointly and severally, hereby make the following representations and warranties to the Investor:

Section 4.1. Organization, Good Standing and Power. Each Issuer Party is a real estate investment trust, partnership or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has the requisite trust, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Each Issuer Party is duly licensed or qualified to do business and is in good standing as a foreign entity in all jurisdictions in which the nature of the business conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

Section 4.2. Authorization, Enforcement. Each Issuer Party has the requisite trust, partnership or limited liability company, as applicable, power and authority to (i) enter into and perform its obligations under this Agreement and the Related Documents, (ii) issue and sell the Securities (or any component thereof), (iii) upon exercise of the Warrants, issue and sell the Common Shares underlying the Warrants, and (iv) issue and sell the Series E Preferred Shares in a Series E Exchange, as applicable, in each case, in accordance with the terms hereof and thereof. The execution, delivery and performance by the Issuer Parties of this Agreement and the Related Documents and the consummation by them of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary trust, partnership and limited liability company, as applicable, action and no further consent or authorization of the Issuer Parties, the board, the manager or the equity owners of any Issuer Party is required. This Agreement and each Related Document has been duly executed and delivered by each of the Issuer Parties and constitutes a valid and binding obligation of each Issuer Party enforceable against it in accordance with its terms. The Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated August 15, 1997 (as amended, supplemented or otherwise modified from time to time, the “Partnership Agreement”), has been duly authorized, executed and delivered by its partners (RAIT General, Inc. and RAIT Limited, Inc.) and constitutes a valid and binding obligation of its partners (RAIT General, Inc. and RAIT Limited, Inc.) enforceable against each of them in accordance with its terms. The Amended and Restated Limited Liability Company Agreement of NewSub, dated October 1, 2012 (as amended, supplemented or modified from time to time, the “LLC Agreement”) has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding obligation of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms.

Section 4.3. Capitalization.

(a) As of September 20, 2012, the authorized shares of beneficial interest of the Company consists of (i) 200,000,000 Common Shares, 49,909,630 of which are issued and outstanding and (ii) 25,000,000 Preferred Shares, (A) 4,760,000 of which are classified Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Shares”), 2,796,000 of which are issued and outstanding, (B) 4,300,000 of which are classified Series B Cumulative Redeemable Preferred Shares (the “Series B Preferred Shares”), 2,282,300 of which are issued and outstanding, (C) 3,600,000 of which are classified Series C Cumulative Redeemable Preferred Shares (the “Series C Preferred Shares”), 1,640,000 of which are issued and outstanding, (D) 4,000,000 of which are classified Series D Preferred Shares, none of which are issued or outstanding, (E) 4,000,000 of which are classified Series E Preferred Shares, none of which are issued or outstanding, and (F) 4,340,000 of which are “unclassified”. All of the outstanding Company Shares have been duly authorized and validly issued, and are fully paid and non-assessable. As of the Effective Date, since September 20, 2012, there has not been any issuances of Common Shares except upon exercise of outstanding equity-based awards and there has been no issuance of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares.

(b) As of the Effective Date, 3,070,187 Common Shares (the “Available Shares”) are reserved and available for issuance upon, or otherwise deliverable in connection with the grant, exercise or settlement of equity-based awards pursuant to the Company’s 2012 Incentive Award Plan (as amended, the “2012 Incentive Award Plan”), including as Other Share-Based Awards (as defined in the 2012 Incentive Award Plan) pursuant to the Company’s Phantom Share Plan. Of the Available Shares as of the Effective Date, 32,267 Common Shares were reserved for issuance under outstanding awards comprised of options (the “Outstanding Options”), 195,943 Common Shares were reserved for issuance under outstanding awards comprised of phantom units (the “Outstanding Units”) and 2,841,977 Common Shares remained available for other grants under the 2012 Incentive Award Plan. As of the Effective Date, awards outstanding under the 2012 Incentive Award Plan are comprised of the Outstanding Options, Outstanding Units and share appreciation rights. As of the Effective Date, there are 2,197,000 outstanding share appreciation rights which may be settled in cash or Common Shares, and any Common Shares issued in settlement thereof will reduce the number of Common Shares available for other grants under the 2012 Incentive Award Plan.

(c) Except as set forth in Section 4.3(c) of the Disclosure Schedule, as of the Effective Date, no shares or units of capital stock or other equity interest of any Issuer Party are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares or units of capital stock or other equity interests of any Issuer Party.

(d) Except as set forth in Section 4.3(d) of the Disclosure Schedule, as of the Effective Date, there are no contracts, commitments, understandings or arrangements by which any Issuer Party is or may become bound to issue additional shares or units of capital stock or other equity interests of such Issuer Party or options, securities or rights convertible into or exchangeable for any shares or units of capital stock or other equity interests of any Issuer Party.

(e) Except as set forth in Section 4.3(e) of the Disclosure Schedule and except as set forth in the Organizational Documents of the Issuer Parties, as of the Effective Date, no Issuer Party was a party to, and to the Issuer Parties’ Knowledge, there was no agreement restricting the voting or transfer of any shares or units of capital stock or other equity interests of any Issuer Party.

(f) Except as set forth in Section 4.3(f) of the Disclosure Schedule, the offer and sale of all capital stock or other equity interests, convertible or exchangeable securities, rights, warrants or options of an Issuer Party issued prior to the Effective Date complied with all applicable federal and state securities laws, and no equity holder has any right of rescission or damages or any “put” or similar right with respect thereto.

(g) Except as set forth in Section 4.3(g) of the Disclosure Schedule, as of the Effective Date, there is no contract, agreement or understanding between an Issuer Party and any person granting such person any rights to have any securities of an Issuer Party or any of their Subsidiaries registered under the Securities Act for resale by such person. All of the outstanding units of partnership interest in the Operating Partnership (the “OP Units”) have been duly authorized and are validly issued and conform to the information in the Commission Documents. All outstanding OP Units have been issued and sold in compliance with all applicable federal and state securities laws. All of the outstanding shares in Taberna (the “Taberna Shares”) have been duly authorized and are validly issued and conform to the information in the Commission Documents. All outstanding Company Shares have been issued and sold in compliance with all applicable federal and state securities laws.

(h) Except as set forth in Section 4.3(h) of the Disclosure Schedule, the issuance of the Securities and the Common Shares underlying the Warrants will not trigger any anti-dilution or other similar adjustment provision with respect to any outstanding securities of any Issuer Party.

Section 4.4. Organizational Documents. The Issuer Parties have made available to the Investor true and correct copies of the Organizational Documents of each of the Issuer Parties as in effect on the Effective Date.

Section 4.5. Issuance of Securities. The Series D Preferred Shares, Warrants and Common Share Appreciation Rights to be issued under this Agreement have been duly authorized by all necessary trust action on the part of the Company and reserved for issuance free of all preemptive and other similar rights, and, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and the Investor shall be entitled to all rights accorded to a holder and beneficial owner of such Securities. The Common Shares issuable upon exercise of the Warrants have been duly authorized by all necessary trust action on the part of the Company and reserved for issuance free of all preemptive and other similar rights and, when paid for or issued in accordance with the terms thereof, shall be validly issued and outstanding, fully paid and nonassessable and the Investor shall be entitled to all rights accorded to a holder and beneficial owner of such Common Shares. The Subsidiary Preferred Units to be issued under this Agreement have been duly authorized by all necessary limited liability company action on the part of NewSub and reserved for issuance free of all preemptive and other similar rights and, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and the Investor shall be entitled to all rights accorded to a holder and beneficial owner of such Subsidiary Preferred Units. The Series E Preferred Shares issuable in a Series E Exchange have been duly authorized by all necessary trust action on the part of the Company and reserved for issuance free of all preemptive and other similar rights and, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and the Investor shall be entitled to all rights accorded to a holder and beneficial owner of such Series E Preferred Shares. Assuming the Investor owns all of the Series D Preferred Shares issuable pursuant to this Agreement and all Common Shares issuable upon exercise of the Warrants that are issuable pursuant to this Agreement, and subject to the accuracy of the Investor’s representations pursuant to Section 3.5(b) hereof, the Company is not “closely held” within the meaning of Section 856(a)(6) of the Code.

Section 4.6. No Conflicts. The execution, delivery and performance by the Issuer Parties of this Agreement and the Related Documents, the consummation of the transactions contemplated hereby and thereby, and the issuance and sale of the Securities and the Common Shares underlying the Warrants and the Series E Preferred Shares in a Series E Exchange by the Issuer Parties in accordance with the terms hereof and thereof do not and shall not (a) result in a violation of any provision of the Organizational Documents of any Issuer Party, (b) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which any Issuer Party or any of their respective Subsidiaries is a party or is bound (including, without limitation, any listing agreement with any Trading Market), (c) create or impose a Lien on any property of any Issuer Party or any of their respective Subsidiaries under any agreement or any commitment to which any Issuer Party or any of their respective Subsidiaries is a party or under which any Issuer Party or any of their respective Subsidiaries is bound or under which any of their respective properties or assets are bound, or (d) result in a violation of any Law applicable to any Issuer Party or any of their respective Subsidiaries or by which any property or asset of any Issuer Party or any of their respective Subsidiaries are bound or affected, including the rules, regulations, policies, manuals or requirements of any Trading Market on which any Company Shares are listed (including, without limitation, Section 312.03(c) of the NYSE Listed Company Manual). No Issuer Party is required under any Law applicable to such Issuer Party to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any Related Document or to consummate the transactions contemplated hereby or thereby, or for the issuance and sale of the Securities or the Common Shares issuable upon the exercise of the Warrant or the Series E Preferred Shares in a Series E Exchange by the Issuer Parties in accordance with the terms hereof (other than (i) filing, approvals and registrations in connection with the performance by the Company of its obligations under the Registration Rights Agreement, (ii) the Company’s public reporting obligations under the Exchange Act required to be made subsequent to the Effective Date, (iii) notices to the Trading Market in connection with the issuances of the Common Shares issuable upon exercise of the Warrants, (iv) filing of the Series E Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland and (v) filings, approval and notices to the Trading Market in connection with the listing of the Series E Preferred Shares, which filings approvals and notices are expressly contemplated by the Registration Rights Agreement). None of the Issuer Parties or any of their respective Subsidiaries is in violation of any term or provision of its Organizational Documents. As of the Effective Date, the Person, as defined in 16 CFR 801.1(a)(1) of the rules promulgated under the HSR Act, within which the Company is included will not have non-exempt assets valued in excess of the applicable size-of-transaction threshold under the HSR Act, as determined in accordance with the HSR Act and its implementing rules.

Section 4.7. Commission Documents, Financial Statements and Other Public Information.

(a) The Common Shares, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares issued and outstanding are each registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except as disclosed in the Commission Documents, as of the Effective Date, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Commission Documents filed with the Commission prior to the Effective Date (including, without limitation, the 2011 Form 10-K). As of its filing date, each Commission Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other Laws applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Effective Date, on the date of such amended or superseded filing), such Commission Document, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements, together with the related notes and schedules, of the Company included in the Commission Documents and the Future Commission Documents comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the Commission and all other applicable rules and regulations with respect thereto. Such financial statements, together with the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements and are subject to normal year-end audit adjustments), and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) The Company has timely filed with the Commission and made available to the Investor via EDGAR or otherwise all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant Commission Documents. The Company is in compliance in all material respects with the provisions of SOXA applicable to it as of the date hereof. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the Company’s Commission filings and other public disclosure documents. As used in this Section 4.7(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

(d) Grant Thornton LLP, which has expressed its opinions on the audited financial statements and related schedules included in the 2011 Form 10-K, is, with respect to the Company, an independent public accountant as required by the Securities Act and is an independent registered public accounting firm within the meaning of SOXA as required by the rules of the Public Company Accounting Oversight Board.

(e) As of its date of dissemination, each press release, report, article, document, statement or other information disseminated to the public by or on behalf of any Issuer Party or a Subsidiary thereof, or any of their respective officers, managers, employees, trustees, directors or Affiliates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.8. Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between or among any Issuer Party or any of their respective Affiliates and any unconsolidated entities, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to materially affect any Issuer Party’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be disclosed pursuant to the Securities Act or the Exchange Act by the Company which have not been disclosed as required.

Section 4.9. Subsidiaries.

(a) Section 4.9(a) of the Disclosure Schedule sets forth each material Subsidiary of the Company as of the Effective Date, showing its jurisdiction of incorporation or formation, as applicable, and the Company does not have any other material Subsidiaries as of the Effective Date. Each material Subsidiary of the Company is validly existing as a real estate investment trust, corporation, limited liability company, partnership or other entity, as applicable, in its respective jurisdiction of incorporation or formation, as applicable, except where failure to maintain such existence would not have a Material Adverse Effect. Each Subsidiary of the Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

(b) As of the Effective Date, the authorized membership interests of NewSub consist of (i) 100 common units, all of which are issued and outstanding, and (ii) 4,000,000 Subsidiary Preferred Units, none of which are issued and outstanding. All of the outstanding units of NewSub have been duly authorized and validly issued, and are fully paid and nonassessable.

(c) The Company owns 100% of the issued and outstanding stock of RAIT General, Inc., a Maryland corporation and the sole general partner of the Operating Partnership (“RAIT General”), which in turn owns 100% of the general partner interests in the Operating Partnership. The Company owns 100% of the issued and outstanding stock of RAIT Limited, Inc., a Maryland corporation and the sole limited partner of the Operating Partnership (“RAIT Limited”), which in turn owns 100% of the limited partner OP Units in the Operating Partnership. Such general partner interest and limited partner OP Units are duly authorized by the Partnership Agreement and were validly issued to RAIT General and RAIT Limited, respectively; and RAIT General and RAIT Limited, respectively, own such general partner interest and limited partner OP Units free and clear of all Liens.

(d) The Operating Partnership owns 100% of the outstanding common units of NewSub and such membership interests are duly authorized by the LLC Agreement and were validly issued to the Operating Partnership; and the Operating Partnership owns such membership interests free and clear of all Liens.

(e) The Company owns 100% of the common shares of beneficial interest and over 80% of the preferred shares of beneficial interest of Taberna and such shares of beneficial interest were duly authorized by the Taberna Organizational Documents and were validly issued to the Company; and the Company owns such shares of beneficial interest free and clear of all Liens.

Section 4.10. No Material Adverse Effect. Since December 31, 2011, no Issuer Party at any time has experienced or suffered any Material Adverse Effect, and, to the Knowledge of the Issuer Parties, there exists no current state of facts, condition or event which would have a Material Adverse Effect.

Section 4.11. No Undisclosed Liabilities. As of the Effective Date, neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes and schedules thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those (i) incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses since December 31, 2011 or (ii) which, individually or in the aggregate, do not or would not have a Material Adverse Effect. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries other than as do not or would not have a Material Adverse Effect.

Section 4.12. Trading Market Limit. The Issuer Parties hereby represent, warrant and covenant that none of them nor any of their respective Subsidiaries (a) has effected any transaction or series of transactions, (b) is a party to any pending transaction or series of transactions or (c) shall enter into any contract, agreement, agreement-in-principle, arrangement or understanding with respect to, or shall effect, any other offering of securities which, in any of such cases, may be aggregated with the transactions contemplated by this Agreement or the Related Documents for purposes of determining whether approval of an Issuer Party’s equity holders is required under any bylaw, listed securities maintenance standards or other rules of a Trading Market on which securities of an Issuer Party are listed.

Section 4.13. Assets and Real Property. As of the Effective Date, each of the Issuer Parties and their respective Subsidiaries has good and marketable title to all of their respective real and personal property (including, without limitation, mortgaged assets) referred to in the Commission Documents as being owned by them, free of any Liens, except for those (i) indicated in the Commission Documents, (ii) that secure liabilities that are part of the consolidated liabilities of the Company as reflected in the Company’s financial statements included in the Commission Documents or (iii) that would not have a Material Adverse Effect. Each of the Issuer Parties and their respective Subsidiaries has valid and enforceable leasehold interests in all of their respective real and personal property (including, without limitation, mortgaged assets) referred to in the Commission Documents as being leased by them, free of any Liens, except for those (i) indicated in the Commission Documents, (ii) that secure liabilities that are part of the consolidated liabilities of the Company as reflected in the Company’s financial statements included in the Commission Documents or (iii) that would not have a Material Adverse Effect. To the Issuer Parties’ Knowledge, all real property leases of the Issuer Parties are valid and subsisting and in full force and effect in all material respects. The Issuer Parties have such consents, easements, rights-of-way or licenses (collectively, “rights-of-way”) from any person as are necessary to conduct their business in the manner described in the Commission Documents, except for those which if not obtained would not, individually or in the aggregate, have a Material Adverse Effect, and none of such rights-of-way contains any restriction that is materially burdensome to any Issuer Party.

Section 4.14. Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Issuer Parties, threatened against any Issuer Party or any of their respective Subsidiaries which questions the validity of this Agreement or any Related Document or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on Section 4.14 of the Disclosure Schedule or as disclosed in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Issuer Parties, threatened against or involving any Issuer Party, any of their respective Subsidiaries or any of their respective properties or assets, in each case which, if determined adversely to any Issuer Party or their respective Subsidiaries, would have a Material Adverse Effect. With respect to each of the legal proceedings or investigations disclosed in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2012, there has been no event or change required to be disclosed in a filing under the Exchange Act that has not been so disclosed.

Section 4.15. Compliance With Law. The business of the Issuer Parties and their respective Subsidiaries has been and is presently being conducted in compliance in all material respects with all applicable Laws, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration Laws except where the non-compliance would not have a Material Adverse Effect.

Section 4.16. Certain Fees. No brokers, finders or financial advisory fees or commissions (other than (i) the fees payable pursuant to Section 2.5, or (ii) the fee payable by the Company to Leonard Street Capital Partners, LLC) shall be payable by the Issuer Parties or any of their respective Subsidiaries (or any of their respective Affiliates) with respect to the transactions contemplated by this Agreement or the Related Documents.

Section 4.17. Operation of Business.

(a) The Issuer Parties or one or more of their respective Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses, individually or in the aggregate, would not have a Material Adverse Effect. The Issuer Parties and their respective Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Commission Documents, none of the Issuer Parties or any of their respective Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, would have a Material Adverse Effect. This Section 4.17 does not relate to environmental matters, such items being the subject of Section 4.18.

(b) The Issuer Parties or one or more of their respective Subsidiaries owns or possesses adequate rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, logos, copyrights and other intellectual property, including, without limitation, all of the intellectual property described in the Commission Documents as being owned or licensed by them (collectively, “Intellectual Property”), necessary to carry on the business now operated by them, except where failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect. There are no actions, suits or judicial proceedings pending, or to the Issuer Parties’ Knowledge threatened, relating to patents or proprietary information to which the Issuer Parties or any of their respective Subsidiaries is a party or of which any property of the Issuer Parties or any of their respective Subsidiaries is subject, and none of the Issuer Parties or any of their respective Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer Parties and their respective Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have a Material Adverse Effect.

Section 4.18. Environmental Compliance. The Issuer Parties and each of their respective Subsidiaries have obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws, except for any approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations the failure of which to obtain does not or would not have a Material Adverse Effect. Except as disclosed in the Commission Documents and except for such instances as would not, individually or in the aggregate, have a Material Adverse Effect, to the Issuer Parties’ Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Issuer Parties or their respective Subsidiaries that violate or would reasonably be expected to violate any Environmental Law after the Effective Date or that would reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (a) under any Environmental Law or (b) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling or the emission, discharge, release or threatened release of any hazardous substance.

Section 4.19. Material Agreements. Section 4.19 of the Disclosure Schedule sets forth all Material Agreements as of the Effective Date. Each such Material Agreement is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms. None of the Issuer Parties or any of their respective Subsidiaries, nor, to the Knowledge of the Issuer Parties, any counterparty to any Material Agreement, has violated or is alleged to have violated any provision of, or committed or failed to perform any act which, with or without written notice, lapse of time or both, would constitute a default under the provisions of any Material Agreement, except in each case for those violations and defaults which, individually or in the aggregate, has not had and would not have a Material Adverse Effect. No party to any Material Agreement has given any Issuer Party or any of their respective Subsidiaries written (or, to the Knowledge of the Issuer Parties, oral) notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Material Agreement and none of the Issuer Parties or any of their respective Subsidiaries, nor, to the Knowledge of the Issuer Parties, any other party to any Material Agreement, has repudiated in writing any material provision thereof.

Section 4.20. Transactions With Affiliates. Except as set forth on Section 4.20 of the Disclosure Schedule, there are no, and since December 31, 2009 there have not been any, transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and any “related person” (as defined in Item 404(a) of Regulation S-K) on the other hand, that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Commission Documents. Except as set forth on Section 4.20 of the Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by any Issuer Party or any of their respective Subsidiaries to, and none of the Issuer Parties or any of their respective Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than 5% of the outstanding Common Shares (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), or any Related Party (as defined in Section 312.00 of the New York Stock Exchange Listed Company Manual) of any Issuer Party or any of their respective Subsidiaries, other than (a) reimbursement for reasonable expenses incurred on behalf of the Issuer Parties or any of their respective Subsidiaries, (b) as part of the normal and customary terms of such Persons’ employment or service as a trustee or director with an Issuer Party or any of their respective Subsidiaries, or (c) as disclosed in the Commission Documents.

Section 4.21. Securities Act. Based in part upon the Investor’s representations and warranties in this Agreement and the Related Documents, the Issuer Parties have complied with all applicable federal and state securities Laws in connection with the offer, issuance and sale of the Securities hereunder and the Common Shares issuable upon exercise of the Warrants.

Section 4.22. Employees. As of the Effective Date, none of the Issuer Parties or any of their respective Subsidiaries has any collective bargaining arrangements or agreements covering any of their employees, except as set forth in the Commission Documents. As of the Effective Date, except as disclosed in Commission Documents, no officer, consultant or key employee of an Issuer Party or any Subsidiary thereof whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the Knowledge of the Issuer Parties, has any present intention of terminating his or her employment or engagement with an Issuer Party or any Subsidiary thereof.

Section 4.23. Investment Company Act Status. No Issuer Party is, and, as a result of the consummation of the transactions contemplated by this Agreement or the Related Documents and the application of the proceeds from the sale of the Securities and Common Shares issued upon exercise of the Warrants as set forth herein, no Issuer Party shall be an “investment company” or a company “controlled” by an “investment company” required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Section 4.24. ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Issuer Parties or any of their respective Subsidiaries which has had or would have a Material Adverse Effect. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 203 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan which has had or would have a Material Adverse Effect, and the execution and delivery of this Agreement and the Related Documents and the issuance and sale of the Securities hereunder and the issuance of Common Shares upon exercise of the Warrants and the Series E preferred Shares in a Series E Exchange do not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; no Issuer Party has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan in each case, other than has not had and would not have a Material Adverse Effect; and each Plan for which an Issuer Party would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications in each case, other than has not had and would not have a Material Adverse Effect.

Section 4.25. Taxes. The Company and each of its Subsidiaries (a) has accurately prepared and timely filed all federal, state and foreign income and franchise tax returns that are required to be filed by them, or have duly requested extensions thereof, (b) have paid or made provision for the payment of all material federal, state, local and foreign taxes, assessments, governmental or other similar charges due and payable for which they are liable, including, without limitation, all sales, use and property taxes and all taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, (c) do not have any material tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against them and (d) do not have any Liens for taxes (other than taxes not yet due and payable) upon any assets, properties or business of the Company and each of its Subsidiaries, in each case, other than has not had and would not have a Material Adverse Effect. Each corporation in which the Company owns, directly or indirectly, an equity interest is a “qualified REIT subsidiary” as defined in Section 856(i)(2) of the Code, a “taxable REIT subsidiary” as defined in Section 856(l) of the Code or a REIT. No entity in which the Company owns, directly or indirectly, an equity interest and that would be treated as a partnership for U.S. federal income tax purposes, but for Section 7704 of the Code, is a “publicly traded partnership” within the meaning of Section 7704(b) of the Code. The Company has no accumulated earnings and profits for U.S. federal income tax purposes attributable to any period for which it did not qualify as a REIT.

Section 4.26. Insurance. The Issuer Parties and each of their respective Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as they deem adequate for the conduct of their businesses and the value of their respective properties and other assets and as is customary for companies engaged in similar businesses in similar industries, except where the absence of such insurance coverage would not, individually or in the aggregate, have a Material Adverse Effect. The Issuer Parties have obtained title insurance on the fee interests in each of their respective owned real properties in an amount that is commercially reasonable for each such owned real property, but at least equal to the purchase price of such owned real property, all of which policies of insurance are in full force and effect, except where the absence of such insurance coverage would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.27. REIT Status. Each of the Company and Taberna has been, and upon the Effective Date, each Draw Down Exercise Date and each Closing Date will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT for all taxable years commencing with the taxable year ending December 31, 1998 for the Company and the taxable year ending December 31, 2005 for Taberna. Neither the Company nor Taberna has intentionally or inadvertently revoked its election to be taxed as a REIT since initially qualifying as a REIT. The proposed methods of operation of the Company and Taberna as described in the Commission Documents will enable each of the Company and Taberna to continue to meet the requirements for qualification and taxation as a REIT under applicable laws. The Company and Taberna currently intend to continue to operate in a manner which would permit each of them to qualify as a REIT and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. To the Issuer Parties’ Knowledge, there is no event which would cause or is likely to cause the Company or Taberna to fail to qualify as a REIT at any time. The Company is not currently, and will use its commercially reasonable efforts to operate in such a manner that it does not become, a “United States real property holding corporation” (a “USRPHC”) as defined in Section 897(c)(2) of the Code.

Section 4.28. Material Non-Public Information. Except for this Agreement and the Related Document and the transactions contemplated hereby and thereby, no Issuer Party or an Issuer Party’s employees have disclosed to the Investor any material non-public information that, according to applicable Law, should have been disclosed publicly by the Company prior to the Effective Date but which has not been so disclosed. There is no material adverse information with respect to any Issuer Party or any Subsidiary thereof which has not been publicly disclosed.

Section 4.29. Section 16 Matters. The Issuer Parties have taken such actions that are consistent with the interpretive guidance of the Commission as are necessary to cause the acquisition by the Investor of any Securities (or any component thereof) pursuant to this Agreement or Common Shares pursuant to the exercise of any Warrants (including derivative securities with respect to Securities (or any component thereof) or Common Shares), to the extent attributable to an Affiliate of Investor who is an officer or trustee of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE V
COVENANTS

The Issuer Parties, jointly and severally, covenant with the Investor, and the Investor covenants with the Issuer Parties, as follows, which covenants of one party are for the benefit of the other party (and in the case of the Investor, except with respect of the covenants set forth in Section 5.16, its transferees and assigns that are Permitted Transferees hereunder), during the Investment Period and thereafter (i) with respect to Section 5.10, for so long as the Investor and its Affiliates that are Permitted Transferees hereunder continue to own or be entitled to purchase at least 400,000 Series D Preferred Shares (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like), and (ii) with respect to all other provisions in this Article V, only for so long as the Investor and its Affiliates that are Permitted Transferees hereunder collectively continue to own (a) at least 10% of the aggregate Series D Preferred Shares actually issued to the Investor under this Agreement during the Investment Period or (b) Warrants and Common Shares issued upon exercise of Warrants (or any combination thereof) collectively representing at least 5% of the aggregate amount of Common Shares issuable upon exercise of Warrants actually issued under this Agreement during the Investment Period:

Section 5.1. Securities Compliance. The Company shall notify each Trading Market on which Company Shares are listed, as necessary, in accordance with their respective rules and regulations, of the transactions contemplated by this Agreement and the Related Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities, and the Common Shares issuable upon exercise of the Warrants and the Series E Preferred Shares issuable in a Series E Exchange, to the Investor in accordance with the terms of this Agreement and the Related Documents.

Section 5.2. Registration and Listing. The Company shall take all action necessary to cause the Common Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and any additional class or series of Company Shares registered under Section 12(b) or 12(g) of the Exchange Act each to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act so long as such securities remain outstanding, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall take all action necessary to continue the listing and trading of its Common Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and any additional class or series of Company Shares listed on a Trading Market on the applicable Trading Market (including, without limitation, maintaining sufficient tangible net assets) so long as such securities remain outstanding, and shall comply with the Company’s reporting, filing and other obligations under the bylaws, listed securities maintenance standards and other rules and regulations of the FINRA and the applicable Trading Market. The Company shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares or any additional class or series of Company Shares listed on a Trading Market on the applicable Trading Market so long as such securities remain outstanding.

Section 5.3. Compliance with Laws. The Issuer Parties shall comply, and cause each of their respective Subsidiaries to comply, (a) with all Laws applicable to the business and operations of the Issuer Parties and their respective Subsidiaries, except as would not have a Material Adverse Effect and (b) with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of the FINRA and the listing standards of all Trading Markets on which any Company Shares are listed. Without limiting the generality of the foregoing, the Issuer Parties will not, and each will cause their respective Subsidiaries and Affiliates over which they exercise control not to, take, directly or indirectly, any action designed or intended impermissibly to stabilize or manipulate the price of any security of the Company, or which would in the future reasonably be expected to cause or result in impermissible stabilization or manipulation of the price of any security of the Company.

Section 5.4. Keeping of Records and Books of Account; Unlawful Payments.

(a) The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made. The Company shall maintain a system of internal accounting controls that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP consistently applied, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and trustees of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s or its Subsidiaries’ assets that would likely have a material effect on the Company’s financial statements.

(b) None of the Issuer Parties or any of their respective Subsidiaries shall, in connection with the operation of the Issuer Party’s and their respective Subsidiaries’ respective businesses, (i) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (ii) pay, accept or receive any unlawful contributions, payments, expenditures or gifts or (iii) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws, except for such violations or noncompliant operations that would not likely result in a Material Adverse Effect.

Section 5.5. Other Agreements and Other Financings. No Issuer Party shall enter into, announce or recommend any agreement, plan, arrangement or transaction the terms of which would restrict, materially delay or conflict with the ability or right of an Issuer Party or any of their respective Subsidiaries to perform its obligations under this Agreement or the Related Documents, including, without limitation, the obligation of the Issuer Parties to deliver Securities to the Investor in respect of Draw Down Notices that may be delivered from time to time pursuant to this Agreement, or any obligation of the Company or NewSub, as applicable, in respect of the Securities and Common Shares issued or issuable upon exercise of the Warrants or Series E Preferred Shares issuable in a Series E Exchange.

Section 5.6. Certain Actions.

(a) Except as expressly permitted or required pursuant to this Agreement or any Related Document, the Issuer Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, do either of the following: (a) agree to any action which would restrict, materially delay or conflict with the rights and preferences of the Securities (or any component thereof) or the Series E Shares; or (b) declare, pay or set aside for payment any Extraordinary Dividend except (for purposes of this clause (b)) as otherwise required for the Company to continue to satisfy the requirements for qualification and taxation as a REIT under the Code.

(b) The Company shall not, at any time prior to the first issuance of Series D Preferred Shares, amend, alter or repeal the provisions of the Declaration of Trust (including the Articles Supplementary), whether by merger or consolidation or otherwise, so as to adversely affect any right, preference or voting power of the Series D Preferred Shares.

(c) The Company shall not, at any time prior to the first issuance of Series E Preferred Shares, amend, alter or repeal the provisions of the Declaration of Trust (including the Series E Articles Supplementary), whether by merger or consolidation or otherwise, so as to adversely affect any right, preference or voting power of the Series E Preferred Shares.

(d) The Company shall not, whether by merger, consolidation, amendment to the Articles Supplementary, the Series E Articles Supplementary or the Declaration of Trust, operation of law or otherwise, effect any stock split, recapitalization or similar adjustment in respect of the Series D Preferred Shares unless simultaneously in connection therewith the Company effects an identical stock split, recapitalization or similar adjustment to the Series E Preferred Shares.

(e) The Company shall not, whether by merger, consolidation, amendment to the Articles Supplementary, the Series E Articles Supplementary or the Declaration of Trust, operation of law or otherwise, effect any stock split, recapitalization or similar adjustment in respect of the Series E Preferred Shares unless simultaneously in connection therewith the Company effects an identical stock split, recapitalization or similar adjustment to the Series D Preferred Shares.

Section 5.7. Certificates; Other Information.

(a) Financial Covenants Compliance Certificates. Not later than the earlier of (i) 45 days after the end of each fiscal quarter of the Company and (ii) the date of the filing of the Company’s Quarterly Report on Form 10-Q for such fiscal quarter, the Company shall deliver to the Investor a certificate (the “Quarterly Compliance Certificate”), executed by the chief executive officer or the chief financial officer of the Company, substantially in the form of Exhibit F: (x) certifying that no Draw Down Termination Event or Mandatory Redemption Triggering Event has occurred or, if a Draw Down Termination Event or Mandatory Redemption Triggering Event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) for so long as the covenants in Section 5.10 remain in effect, setting forth calculations in reasonable detail with respect to compliance with Section 5.10.

(b) Financial Statements. If the Company no longer is required to file periodic reports with the Commission pursuant to the Exchange Act, the Company shall deliver to the Investor financial statements, including notes and schedules thereto, and other information in substantially similar form to the financial statements and other information required to be filed by Form 10-Q and Form 10-K of the Exchange Act and within the time periods required under the Exchange Act; provided, however, that (i) such annual and quarterly reports on Form 10-K and Form 10-Q shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein or Rule 3-10 or Rule 3-16 of Regulation S-X, (ii) the Company will not be required to comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K and (iii) the Company shall include the information regarding director, trustee and management compensation required under the Exchange Act to be included in a public company’s quarterly and year-end reports, including the compensation discussion and analysis, summary compensation table and other information required by Part III of Form 10-K.

Section 5.8. Qualification as a REIT. Each of the Company and Taberna (a) shall use its commercially reasonable efforts to operate in a manner in accordance with the requirements for qualification and taxation as a REIT and (b) shall use its commercially reasonable efforts not to become a USRPHC. In the event of the taking or proposed taking of any action that would cause any representation set forth in Section 4.27 to be incorrect if made as of any date following the Effective Date, including the Board in good faith determining by resolution that it is no longer in the best interests of the Company for the Company or Taberna to continue to so qualify, the Issuer Parties shall use reasonable efforts to notify the Investor prior to the taking of such action, subject to receipt by the Company from the Investor of customary undertakings to maintain such information in confidence and in accordance with Law.

Section 5.9. Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become an “investment company” required to register under the Investment Company Act.

Section 5.10. Financial Covenants.

(a) Repurchase Agreements. None of the Issuer Parties or any of their respective Subsidiaries shall:

(i) enter into a Repurchase Agreement under which any of them incurs Indebtedness if and to the extent the Indebtedness that may be incurred under such Repurchase Agreement, when added to any other Indebtedness that is secured by the assets pledged as collateral to secure obligations under the Repurchase Agreement, may exceed seventy-five percent (75%) of the Fair Market Value of the securities or other financial assets owned by them and pledged as collateral to secure obligations under such Repurchase Agreement (the “Repurchase Agreement LTV Cap”);

(ii) permit the Indebtedness incurred by any Issuer Party or a Subsidiary thereof in respect of any Contract referred to in clause (a)(i) above or any such Contract that an Issuer Party or any of its Subsidiaries entered into prior to the Effective Date, when added to any other Indebtedness that is secured by the securities or other financial assets that are pledged as collateral to secure obligations under such Contract, to exceed the Repurchase Agreement LTV Cap.

(b) Short Term Facilities. None of the Issuer Parties or any of their respective Subsidiaries shall after the Effective Date:

(i) enter into a Short Term Facility under which any of them incurs Indebtedness if and to the extent the Indebtedness that may be incurred under such Short Term Facility, when added to any other Indebtedness that is secured by the securities or other financial assets pledged as collateral to secure obligations under the Short Term Facility, may exceed seventy-five percent (75%) of the Fair Market Value of the assets owned by them and pledged as collateral to secure obligations under such Short Term Facility (the “Short Term Facility LTV Cap”);

(ii) permit the Indebtedness incurred by any Issuer Party or a Subsidiary thereof in respect of any Contract referred to in clause (b)(i) above and entered into after the Effective Date, when added to any other Indebtedness that is secured by the securities or other financial assets pledged as collateral to secure obligations under such Contract, to exceed the Short Term Facility LTV Cap;

(c) Bridge Loans. None of the Issuer Parties or any of their respective Subsidiaries shall after the Effective Date:

(i) enter into a Contract under which any of them incurs Indebtedness and for which any Bridge Loans owned by any of them are pledged as collateral to secure their obligations under such Contract if and to the extent the Indebtedness that may be incurred under such Contract, when added to any other Indebtedness that is secured by the Bridge Loans pledged as collateral to secure obligations under such Contract, may exceed fifty percent (50%) of the Fair Market Value of the Bridge Loans owned by them and pledged as collateral to secure obligations under such Contract (the “Bridge Loan LTV Cap”);

(ii) permit the Indebtedness incurred by any Issuer Party or a Subsidiary thereof in respect of any Contract referred to in clause (c)(i) above and entered into after the Effective Date, when added to any other Indebtedness that is secured by the Bridge Loans pledged as collateral to secure obligations under such Contract, to exceed the Bridge Loan LTV Cap.

(d) Mezzanine Loans. None of the Issuer Parties or any of their respective Subsidiaries shall enter into a Contract after the Effective Date under which any of them incurs Indebtedness and for which any Mezzanine Loans owned by any of them are pledged as collateral to secure their obligations under such Contract.

(e) NewSub Net Worth. The Issuer Parties shall not permit, as of the last day of any fiscal quarter of the Company, NewSub’s Net Worth to be less than 110% of the sum of (i) the aggregate liquidation preference of all outstanding Series D Preferred Shares plus (ii) accrued but unpaid dividends on such Series D Preferred Shares; provided, however, that if the Issuer Parties fail to satisfy this Net Worth test as of the last day of any fiscal quarter of the Company, the Issuer Parties shall have sixty (60) days from such last day of the applicable fiscal quarter to re-establish compliance with this Net Worth test and shall not be deemed in breach of this Agreement during such period.

For purposes of this Agreement, Net Worth shall be calculated by the Company (in a manner consistent with the methodology and analytics used in the preparation of the Company’s audited financial statements, except as otherwise expressly provided in the definition of Net Worth) and set forth in a certificate that is substantially in the form of Exhibit N and executed by the chief executive officer or the chief financial officer of the Company. With respect to each of the first three fiscal quarters of each of the Company’s fiscal years, such certificate shall be sent to the Investor no later than the earlier of (i) 45 days after the last day of such fiscal quarter, and (ii) the date of the filing of the Company’s Quarterly Report on Form 10-Q for such fiscal quarter. With respect to the Company’s fiscal year, such certificate shall be sent to the Investor no later than the earlier of (i) 120 days after the last day of such fiscal year and (ii) the date of filing of the Company’s Annual Report on Form 10-K for such fiscal year.

(f) Other Financing Assets. None of the Issuer Parties or any of their respective Subsidiaries shall after the Effective Date:

(i) enter into a Contract under which any of them incurs Indebtedness if and to the extent the Indebtedness that may be incurred under such Contract, when added to any other Indebtedness that is secured by the Other Financing Assets pledged as collateral to secure obligations under such Contract, may exceed, as of the date of entry, fifty percent (50%) of the Fair Market Value of the Other Financing Assets owned by them and pledged as collateral to secure obligations under such Contract (the “Other Financing Assets LTV Cap”); or

(ii) permit the Indebtedness incurred by any Issuer Party or a Subsidiary thereof in respect of any Contract referred to in clause (f)(i) above and entered into after the Effective Date, when added to any other Indebtedness that is secured by the Other Financing Assets pledged as collateral to secure obligations under such Contract, to exceed the Other Financing Assets LTV Cap.

(g) Real Property Assets. None of the Issuer Parties or any of their respective Subsidiaries shall after the Effective Date:

(i) enter into a Contract under which any of them incurs Indebtedness and for which real property owned by any of them is mortgaged or pledged as collateral to secure their obligations under such Contract if and to the extent the Indebtedness that may be incurred under such Contract, when added to any other Indebtedness that is secured by the real property mortgaged or pledged as collateral to secure obligations under such Contract, may exceed eighty percent (80%) of the Fair Market Value of the real property owned by them and mortgaged or pledged as collateral to secure obligations under such Contract (the “Real Property LTV Cap”);

(ii) permit the Indebtedness incurred by any Issuer Party or a Subsidiary thereof in respect of any Contract referred to in clause (g)(i) above and entered into after the Effective Date, when added to any other Indebtedness that is secured by the real property mortgaged or pledged as collateral to secure obligations under such Contract, to exceed the Real Property LTV Cap.

Section 5.11. Maturity of Investments; New Investments and Modification of Existing Investments. NewSub shall not make loans or other investments with the proceeds contributed to it by the Company on account of the issuance and sale of the Securities to the Investor (other than CMBS loans where the aggregate amount of equity of NewSub in the aggregate principal amount of such CMBS loans does not exceed $40,000,000 in the aggregate) with a Final Maturity Date (taking into account all extension options with respect to such loan or other investment) that is later than the tenth anniversary of the Effective Date. The Issuer Parties shall use their commercially reasonable efforts to enforce all of their rights and remedies under the Contracts for each loan and other investment made by NewSub and its Subsidiaries to cause the obligations of all obligors under such Contracts to be repaid in full in cash by the Final Maturity Date of each such Contract, or if any such obligor is in breach of repayment of its obligations on the Final Maturity Date under any such Contract, then promptly thereafter, including, without limitation, exercising and enforcing all rights thereunder and pursing all remedies, including commencing an action, suit or proceeding to enforce the rights of NewSub and its Subsidiaries under such Contract, provided that the foregoing shall not limit the Company from engaging in restructurings and modifications of loans and investments (including exchange transactions) or entering into a settlement or modification arrangement with any borrower under a loan covered by such Contract, provided that the Company shall use its commercially reasonable efforts to limit any extension of the maturity date of any loan (other than CMBS loans where the aggregate amount of equity of NewSub in the aggregate principal amount of such CMBS loans does not exceed $40,000,000 in the aggregate) to no later than the tenth anniversary of the Effective Date.

Section 5.12. Liquidation of NewSub. The LLC Agreement shall provide that the existence of NewSub shall continue until the 121/2 year anniversary of the Effective Date. The Operating Partnership shall cause NewSub to commence implementing an orderly liquidation and dissolution and distribution of its assets no later than the tenth anniversary of the Effective Date.

Section 5.13. Securities. The Company shall at all times reserve and keep available, free of all preemptive and similar rights: (a) solely for issuance and delivery at a Closing, the requisite aggregate number of authorized but unissued Series D Preferred Shares, Warrants and Common Share Appreciation Rights, (b) solely for issuance and delivery upon exercise of the Warrants, the number of Common Shares from time to time issuable upon exercise of all Warrants at the time outstanding and (iii) the number of Series E Preferred Shares from time to time issuable in a Series E Exchange. NewSub shall at all times reserve and keep available, free of all preemptive and similar rights, solely for issuance and delivery at a Closing, the requisite aggregate number of authorized but unissued Subsidiary Preferred Units.

Section 5.14. Additional Securities Restrictions. The Company shall not, by amendment of the Charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant. The Company (a) will not permit the par value of any shares of beneficial interest receivable upon the exercise of the Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of the Warrants from time to time outstanding and (c) will not take any action which results in any adjustment of the Warrant Price (as defined in the Warrant) if the total number of Common Shares (or Other Securities (as defined in the Warrant)) issuable after the action upon the exercise of all of the Warrants would exceed the total number of Common Shares (or Other Securities) then authorized by the Charter and available for issuance upon such exercise.

Section 5.15. Stand-Still. Except pursuant to, and as contemplated by, this Agreement and the Related Documents, so long as the Issuer Parties are not in default under this Agreement or a Related Document, the Investor agrees that, for so long as it is obligated to purchase Securities hereunder and thereafter as provided in the introduction to this Article V, without the prior written consent of the Company, the Investor will not, nor will the Investor permit its Affiliates to: (a) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or debt securities or obligations of the Company, securities convertible into or exchangeable for voting securities of the Company or debt securities or obligations of the Company, or direct or indirect rights or options to acquire any voting securities or debt securities or obligations of the Company; (b) except at the specific written request of the Company, propose to enter into any merger or business combination involving the Company or to purchase a material portion of the assets of the Company or to make any tender offer or exchange offer for any voting securities or debt securities or obligations of the Company or any other extraordinary transaction with respect to the Company; (c) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the Exchange Act), or seek to advise or influence any person with respect to the voting of, any voting securities of the Company; or (d) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company; provided, however, that the Investor may engage in one or more such transactions if each such transaction is pre-approved by a majority of the Board. For purposes of this Section 5.15, a Person’s status as a limited partner of, or similar investor in, the Investor or any Affiliate of the Investor shall not, on its own, deem such Person to be an Affiliate of the Investor.

Section 5.16. Board of Trustee Matters.

(a) Investor Board Designee.

(i) On the first Closing Date under this Agreement, the Company shall (A) create a vacancy on its Board and, in accordance with the Bylaws, appoint to fill such vacancy a trustee designated by the Investor (the “Investor Board Designee”) and (B) enter into an indemnification agreement with such Investor Board Designee substantially in the form attached as Exhibit G (a “Trustee Indemnification Agreement”). So long as the Investor is entitled to designate a Series D Trustee (as defined in the Articles Supplementary) pursuant to Section 6(b) of the Articles Supplementary, the Series D Trustee under the Articles Supplementary shall also constitute the Investor Board Designee hereunder.

(ii) At any time at which the Company’s shareholders shall have the right to, or shall, vote for or consent in writing to the election of trustees of the Company (whether at an annual meeting of the Company’s shareholders, a special meeting of the Company’s shareholders called for the purpose of electing trustees of the Company or at any adjournment or postponement thereof), then, and in each such event, the Company shall nominate a person designated by the Investor to serve as the Investor Board Designee.

(iii) At each annual meeting of the Company’s shareholders, special meeting of the Company’s shareholders called for the purpose of electing trustees of the Company, and at any adjournment or postponement thereof, the Board (or a duly authorized committee thereof) shall (A) nominate the Investor Board Designee for election as a member of the Board, (B) include the Investor Board Designee in any proxy statement and related materials used by the Company in respect of the election to which such nomination pertains and (C) not nominate more individuals for election as a member of the Board than may be elected at such meeting. The Company agrees to use the same efforts to cause the Investor Board Designee to be elected to the Board as it uses to cause other nominees to be elected to the Board. If the Investor Board Designee is not elected a member of the Board at such a shareholders’ meeting, a replacement Investor Board Designee may be selected by the Investor to serve as trustee, and the Board shall appoint (as promptly as practicable) such replacement Investor Board Designee to the Board, including, if necessary, by adding additional trustee positions to the Board. Upon the death, resignation or removal of an Investor Board Designee, the Investor may designate a replacement Investor Board Designee to fill such vacancy, and the Company shall appoint such replacement Investor Board Designee to the Board as promptly as practicable. Any vacancy in the position of the Investor Board Designee may be filled only by the Investor. The Company shall enter into a Trustee Indemnification Agreement with the applicable Investor Board Designee as of the date such Investor Board Designee becomes a trustee on the Board.

(iv) As a condition to being designated hereunder, the Investor Board Designee shall agree to be bound by all policies and agreements (including confidentiality agreements and indemnification agreements) as are applicable to other non-management trustees from time to time. The Investor shall provide, and shall cause any Person designated by it to act as Investor Board Designee hereunder to provide, all information regarding the Investor Board Designee reasonably requested by the Company to the extent necessary to comply with all of its disclosure and other reporting obligations under applicable laws and the rules and regulations of the Trading Market on which the Common Shares are listed and trade. The Investor Board Designee shall be compensated and his or her expenses reimbursed according to the compensation and expense reimbursement standards and policies set forth for non-management trustees of the Board from time to time by the Board or any committee thereof.

(v) Upon the request of the Investor or the Investor Board Designee, the Company shall appoint the Investor Board Designee as a member of the Compensation Committee and the Nominating and Governance Committee of the Company’s Board of Trustees only if and so long as the Board of Trustee finds that such Investor Board Designee qualifies as an independent trustee under applicable rules and regulations of the Trading Market on which the Common Shares are listed, based upon a reasoned opinion of legal counsel of national repute selected by the Investor delivered to the Company, obtained at the Company’s expense, that it would be reasonable for the Board of Trustees to determine that the Investor Board Designee qualifies as independent, which opinion shall be reasonably acceptable to the Company. Such opinion shall also address the Investor Board Designee’s qualification for purposes of Rule 16b-3 of the Exchange Act and Section 162(m) of the Code; provided, however, that such Rule 16b-3 and 162(m) determinations shall not be a condition to the Investor Board Designee’s appointment to a committee of the Board of Trustees. At any time the Investor Board Designee is not a member of either such committee (whether because he or she does not meet the independence criteria set forth above or otherwise), such Investor Board Designee shall nonetheless be invited to participate as an observer without voting rights to all meetings of the Company’s Compensation Committee and Nominating and Governance Committee, and shall be given notice of such meetings at the same time as notice is given to other committee members and shall be given materials provided to other committee members at the same time as such materials are provided to such members.

(vi) The Company shall cause the Investor Board Designee to be invited to participate as an observer without voting rights in all meetings of the board of trustees of Independence Realty Trust, Inc. (“IRT”), and shall cause (x) notice of such meetings to be given to the Investor Board Designee at the same time as notice is given to members of the board of trustees of IRT and (y) materials provided to members of the board of trustees of IRT to be provided to the Investor Board Designee at the same time as provided to the members of the board of trustees of IRT. The foregoing shall be conditioned on the Investor Board Designee’s agreement that he or she will be bound by the same confidentiality obligations that apply to members of the board of trustees of IRT.

(vii) In the event of the removal or termination of the Chief Executive Officer as of the Signing Date by the Board of Trustees, the Company shall appoint a search committee to identify a replacement Chief Executive Officer and make recommendations to the Board of Trustees.  The Company shall appoint the Investor Board Designee to be a member to such search committee.  Any executive search firm or other similar recruiting firm retained by the search committee in furtherance of its mission shall be acceptable to the Investor Board Designee in his or her sole discretion.

Section 5.17. HSR Act. Upon request of a party hereunder, from time to time, each other party hereunder shall cooperate with the requesting party and shall promptly furnish to the requesting party all information reasonably requested by the requesting party in order to determine whether any pre-merger notification or similar notification or filing is required pursuant to the HSR Act or any other Law in connection with the consummation of the transactions contemplated by this Agreement and the Related Documents, and will cooperate with and assist the requesting party in connection with resolving any investigation or other inquiry by any governmental entity under the HSR Act or other Law with respect to the transactions contemplated by this Agreement and the Related Documents. Each party shall promptly prepare and deliver any pre-merger notification or similar notification or filing that the other parties hereunder determine to be required or advisable.

Section 5.18. Use of Proceeds. The gross proceeds from the sale of the Securities will be contributed, directly or indirectly, to NewSub and shall be used by NewSub to make loans or other investments in the ordinary course of business in accordance with this Agreement and the LLC Agreement. NewSub may from time to time form one or several wholly owned Subsidiaries to which it may contribute all or a portion of such proceeds for investment by such Subsidiaries as provided above; provided, however, that NewSub shall maintain ownership of 100% of the equity interests of such Subsidiaries. NewSub and its Subsidiaries shall not make any loans or other investments (including unfunded commitments) to any obligor or issuer, when aggregated with all other loans or investments (including unfunded commitments made by NewSub or its Subsidiaries to such obligor or issuer and its Affiliates would exceed $10 million in the aggregate, without the prior written approval of the Investor.

Section 5.19. Restrictions on Transfer.

(a) Subject to Section 5.19(j), prior to the earlier of (i) two years from the Effective Date, (ii) a Draw Down Termination Event and (iii) the Total Commitment having been fully funded (such period from the Effective Date to the earlier of such dates being referred to below as the “Restricted Period”), the Investor shall not Transfer any Securities or Common Shares issued or issuable upon exercise of the Warrants or any interest in any Securities or Common Shares issued or issuable upon exercise of the Warrants except (A) to any Person with the prior written consent of the Company or (B) to an Affiliate of the Investor who has agreed in writing to be bound by the provisions of this Agreement, including the restrictions on Transfer contained in this Section 5.19, as if it were the Investor hereunder; provided, however that all other provisions in this Section 5.19 shall be complied with in connection with any such Transfer other than Section 5.19(c).

(b) Subject to Section 5.19(j), following the Restricted Period, the Investor shall not Transfer any Series D Preferred Shares except pursuant to a Permitted ROFO Transfer or pursuant to Section 5.19(c) below and shall not Transfer any other Securities of the Company or Common Shares issued upon exercise of a Warrant except pursuant to Section 5.19(d) through (h) (each Person to whom a Transfer of such Securities or Common Shares is made and permitted to be made pursuant to this Section 5.19(b) or pursuant to Section 5.19(a) is a “Permitted Transferee”); provided, however, with respect to transfers of Series D Preferred Shares made pursuant to clauses (i) and (ii) of the definition of Permitted ROFO Transfer, (I) the restrictions contained in this Section 5.19 will continue to be applicable to the Series D Preferred Shares following such Transfer, and (II) the Permitted Transferee shall have agreed in writing to be bound by the provisions of this Agreement, including the restrictions on Transfer contained in this Section 5.19, as if it were the Investor hereunder; and provided further, for all Permitted ROFO Transfers, all provisions in this Section 5.19 (other than Section 5.19(c)) shall be complied with (or waived by the Company) in connection with any such Transfer. Notwithstanding anything contained herein to the contrary, the rights of the Investor under Section 5.16 shall not be Transferable by the Investor to any other Person.

(c) Right of First Offer.

(i) Subject to Section 5.19(j), following the expiration of the Restricted Period, if the Investor desires to Transfer any Series D Preferred Shares other than pursuant to a Permitted ROFO Transfer, then the Investor shall deliver a written notice (the “ROFO Notice”) to the Company, stating that the Investor desires to Transfer Series D Preferred Shares in accordance with this Section 5.19(c) and setting forth the number of Series D Preferred Shares proposed to be Transferred (the “Offered Shares”), and the Company shall have the right to offer to purchase all but not less than all such Offered Shares subject to the terms and conditions of this Section 5.19(c) (the “Offer to Purchase”). The Company shall have 10 Business Days from delivery of the ROFO Notice to make an Offer to Purchase. The Company shall be deemed to have declined the opportunity to make an Offer to Purchase if it fails to communicate in writing its offer by the end of such 10 Business Day period. If the Company wishes to make an Offer to Purchase, it shall deliver to the Investor a written notice (the “Offer Notice”), stating that the Company is willing to purchase all, but not less than all, of the Offered Shares and setting forth the proposed purchase price payable in cash for the Offered Shares (the “Offer Price”). The Investor shall have 5 Business Days from delivery of the Offer Notice to accept or decline in writing the Offer to Purchase made pursuant to the Offer Notice, and shall be deemed to have declined such Offer to Purchase if it fails to deliver such written notice by the end of such 5 Business Day period. If the Investor accepts the Offer to Purchase made pursuant to the Offer Notice, then the Company and the Investor shall close on the purchase of the Offered Shares at the Offer Price within 30 Business Days of the date the Investor notified the Company of its acceptance of the Offer to Purchase made pursuant to the Offer Notice. If the Investor accepts the Offer to Purchase and the Company fails to purchase the Offered Shares at the Offer Price within such 30 Business Day period, then Sections 5.19(a), (b) and (c) shall no longer apply to any Transfer of any Securities or Common Shares issued or issuable upon exercise of the Warrants.

(ii) If the Investor declines or is deemed to have declined the Offer to Purchase, then the Investor shall have the right to Transfer all or any portion of the Offered Shares to any other Person for a purchase price equal to at least 95% of the Offer Price set forth in the Offer Notice, which Transfer must be consummated within one hundred and eighty (180) days immediately following the Investor’s decline (or deemed decline) of the Offer to Purchase. The consideration received by the Investor pursuant to any such Transfer may be in cash or any other assets or property, provided that the value of any non-cash assets or property received by the Investor in connection with the Transfer shall be the fair market value of such assets or property as determined by the Investor in good faith. Any Offered Shares not Transferred as provided above within such one hundred and eighty (180) days will be again subject to the provisions of this Section 5.19(c) (unless Transferred pursuant to a Permitted ROFO Transfer or if Section 5.19(c) is otherwise no longer applicable to such Offered Shares).

(iii) If the Company shall, for any reason whatsoever, disagree with the determination of fair market value made by the Investor pursuant to clause (ii) above, then the Company shall by notice to the Investor (an “Appraisal Notice”) given within thirty (30) days after the Investor’s determination elect to dispute such determination, and such dispute shall be resolved as set forth in this clause (iii). The Company shall, within thirty (30) days after an Appraisal Notice shall have been given, engage an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the Investor (“Appraiser”) to make an independent determination of the fair market value (the “Appraiser’s Determination”). In arriving at its determination, the Appraiser shall base any valuation upon the fair market value of such property (or securities) assuming that such property (or securities) were sold to an unaffiliated third party in an arm’s-length transaction. The Appraiser’s Determination shall be final and binding on the Company and the Investor. The costs of conducting an appraisal shall be borne by the party whose assertion of the fair market value was the farthest from the final determination of the fair market value determined by the Appraiser.

(d) Each Series D Preferred Share and the Subsidiary Preferred Unit to which it is linked as provided for in Section 2.2 shall be required to be Transferred at all times together and to the same record and beneficial owner, including in a Series E Exchange as provided in Section 5.19(h) below.

(e) Any Transfer by the Investor of Securities or Common Shares issued upon exercise of the Warrants may only be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Except as otherwise required pursuant to Section 5.19(c), the Investor shall notify the Company in writing promptly following any Transfer by the Investor of Securities or Common Shares issued upon exercise of the Warrants.

(f) Each certificate or instrument representing Securities and Common Shares issuable upon exercise of Warrants shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 1, 2012, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(g) The Series D Preferred Shares, the Series E Preferred Shares and Common shares issuable upon exercise of Warrants shall be subject to the provisions of Article VII of the Charter except to the extent that such provisions are waived pursuant to an exception granted to Investor pursuant to Section 1(G) of Article VII. Each certificate or instrument representing Series D Preferred Shares, Series E Preferred Shares and Common Shares issuable upon exercise of Warrants shall be imprinted with a legend reflecting such restrictions.

(h) In connection any Transfer of Securities or Common Shares issued or issuable upon exercise of the Warrants (except for Transfers under Rule 144 of the Securities Act or Transfers in an offering registered under the Securities Act), the Transferor shall advise the Transferee of the ownership limitations set forth in the Company’s Charter, including Article VII thereof.

(i) Immediately prior to any offer or sale of Series D Preferred Shares in a brokers transaction under Rule 144 or pursuant to an offering registered under the Securities Act, the Investor shall exchange (the “Series E Exchange”) such Series D Preferred Shares for an equivalent number of newly issued Series E Cumulative Redeemable Preferred Shares, par value $0.01 per share, of the Company (the “Series E Preferred Shares”) having the preferences, rights, privileges, powers, restrictions, limitations and other terms with respect thereto set forth in the form of Articles Supplementary for the Series E Preferred Shares attached as Exhibit O hereto (the “Series E Articles Supplementary”). In connection with such Series E Exchange, the Investor shall surrender to the Company certificates for the number of Series D Preferred Shares subject to the Series E Exchange accompanied by all transfer powers and other documentation reasonably required by the Company for such Series E Exchange, and the Company shall (a) pay the Investor, in cash, an amount equal to all accrued but unpaid dividends on the Series D Preferred Shares subject to such exchange and (b) issue to the Investor a certificate representing the Series E Preferred Shares issuable to the Investor pursuant to such Series E Exchange. The Investor shall then be entitled to Transfer such Series E Preferred Shares so long as it has complied with all other applicable terms and conditions to Transfer under this Section 5.19. Any Person who acquires any Series E Preferred Shares hereunder shall only be entitled to the preferences, rights, privileges, powers, restrictions, limitations and other terms set forth in the Series E Articles Supplementary and shall not be bound by the terms of this Agreement or any Related Documents, or entitled to any rights of the Investor under this Agreement or any Related Documents, or subject to any covenant or obligation of the Investor under this Agreement or any Related Documents. All Series D Preferred Shares surrendered in a Series E Exchange shall be restored to unclassified preferred shares of the Company which may be reissued or reclassified by the Board from time to time in accordance with the Charter (provided that such preferred shares may not be re-issued or sold as Series D Preferred Shares) and all Subsidiary Preferred Units linked to such shares shall be cancelled.

(j) Upon the occurrence of a ROFO Termination Event and during the continuation of such event, all restrictions on Transfer set forth in Section 5.19(a), 5.19(b) and 5.19(c) shall be suspended and shall cease to apply to any Transfer of Securities. Such restrictions shall be automatically reinstated and shall become effective to all future Transfers of Securities, however, if the ROFO Termination Event has terminated or been cured.

Section 5.20. Notice of Draw Down Termination Event. The issuer Parties shall provide written notice to the Investor promptly and an any event no later than five (5) Business Days when it becomes aware of any event that constitutes or, upon notice and passage of time, would constitute, a Draw Down Termination Event.

Section 5.21. Future Commission Documents. Each Future Commission Document, when such document becomes effective or is filed with the Commission, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other Laws applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.22. Series E Articles Supplementary. The Company shall continue its ongoing discussions with the Trading Market to finalize the terms of the Series E Articles Supplementary so as to comply fully with the rules and policies of the Trading Market for the listing of such securities. The Company shall file the finalized Series E Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland as soon as practicable and in any event within sixty (60) days following the Effective Date, in the form attached as Exhibit O hereof, subject to any changes required by the Trading Market under its regulations and policies, which changes shall be approved by the Investor (whose consent shall not unreasonably withheld, conditioned or delayed).

ARTICLE VI
OPINIONS OF COUNSEL AND CERTIFICATE; CONDITIONS TO THE SALE AND PURCHASE OF THE SECURITIES

Section 6.1. Opinions of Counsel and Certificate. Simultaneously with the execution and delivery of this Agreement, the Investor has received (a) opinions of outside counsels to the Issuer Parties, each dated the Effective Date, (i) as to tax matters, substantially in the form of Exhibit H (the “Tax Opinion”), (ii) as to matters of Maryland law, substantially in the form of Exhibit I (the “Maryland Law Opinion”) and (iii) as to other general matters related to the Agreement and the Related Documents and the transactions contemplated hereby and thereby, substantially in the form of Exhibit J (the “General Closing Opinion” and together with the Tax Opinion and the Maryland Law Opinion, the “Legal Opinions”) and (b) a Closing Certificate from each Issuer Party, dated the Effective Date, in the form of Exhibit K hereto (each, a “Closing Certificate”). The Legal Opinions may be based upon customary representations made by the Company and its Subsidiaries in an officer’s certificate that is reasonably acceptable to the Investor.

Section 6.2. Conditions Precedent to the Obligation of the Issuer Parties. The obligation hereunder of the Issuer Parties to issue and sell the Securities to the Investor under any Draw Down Notice is subject to the satisfaction or (to the extent permitted by applicable law) waiver of each of the conditions set forth below. These conditions are for the Issuer Parties’ sole benefit and (to the extent permitted by applicable law) may be waived by the Issuer Parties in writing at any time in their sole discretion.

(a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement and the Related Documents (i) that are not qualified by “materiality” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Draw Down Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” shall have been true and correct when made and shall be true and correct as of the applicable Draw Down Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Related Documents to be performed, satisfied or complied with by the Investor at or prior to the applicable Draw Down Exercise Date and the applicable Closing Date.

(c) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or materially delay any of the transactions contemplated by this Agreement or the Related Documents.

(d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against the Issuer Parties or the Investor or any of their respective Subsidiaries, or any of their respective officers, trustees, directors or Affiliates, seeking to restrain, prevent or materially change the transactions contemplated by this Agreement or the Related Documents, or seeking damages in connection with such transactions.

(e) NYSE Approval of Additional Listing Application. The NYSE shall have approved an Additional Listing Application covering the Common Shares issuable upon exercise of the Warrants.

(f) Ownership Representations. The Investor shall have delivered to the Issuer Parties a letter of representations, substantially in the form attached as Exhibit M hereto.

Section 6.3. Conditions Precedent to the Obligation of the Investor. The obligation hereunder of the Investor to accept a Draw Down Notice and to acquire and pay for the Securities is subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or before each Draw Down Exercise Date and each Closing Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and (to the extent permitted by applicable law) may be waived by the Investor in writing at any time in its sole discretion.

(a) Accuracy of the Issuer Parties’ Representations and Warranties. The representations and warranties of the Issuer Parties contained in this Agreement and the Related Documents (i) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the applicable Draw Down Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the applicable Draw Down Exercise Date and the applicable Closing Date with the same force and effect as if made on such dates, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b) No Suspension. Trading in the Common Shares shall not have been suspended by the Commission or any Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Draw Down Exercise Date and the applicable Closing Date), and the Company shall not have received any notice that the listing or quotation of the Common Shares on any Trading Market shall be terminated on a date certain (which termination shall be final and non-appealable).

(c) Performance of the Issuer Parties; Delivery of Certificates. Each Issuer Party shall have (i) performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Related Documents to be performed, satisfied or complied with by it at or prior to the applicable Draw Down Exercise Date and the applicable Closing Date and (ii) delivered to the Investor (A) on the applicable Closing Date a Compliance Certificate substantially in the form attached hereto as Exhibit L and (B) all Quarterly Compliance Certificates required to be delivered pursuant to Section 5.7(a) prior to such date, which shall be accurate as of their date of issuance.

(d) No Injunction. No statute, rule, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or materially delay any of the transactions contemplated by this Agreement or the Related Documents.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened, and no inquiry or investigation by any governmental authority shall have been commenced or threatened, against any Issuer Party or the Investor or any of their respective Subsidiaries, or any of their respective officers, trustees, directors or Affiliates, seeking to restrain, prevent or materially change the transactions contemplated by this Agreement or the Related Documents, or seeking damages in connection with such transactions.

(f) Securities Authorized and Delivered. The Series D Preferred Shares, Warrants and Common Share Appreciation Rights issuable pursuant to such Draw Down Notice shall have been duly authorized by all necessary trust action of the Company. The Subsidiary Preferred Units issuable pursuant to such Draw Down Notice shall have been duly authorized by all necessary limited liability company action of NewSub. The Issuer Parties shall have timely delivered all the Securities relating to all prior Draw Down Notices and, if one or more Warrants have been exercised prior to the date of the applicable Draw Down Notice, the Company shall have delivered all applicable Common Shares to the Investor.

(g) Bring-Down of Legal Opinions. On each Closing Date, the Investor shall have received opinions, each dated as of such Closing Date, from outside counsel to the Issuer Parties substantially in the form of the Legal Opinions; provided, however, that in lieu of such opinions, the Company may cause to be delivered to the Investor a letter in the form reasonably acceptable to the Investor (a “Reliance Letter”) with respect to each such opinion to the effect that the Investor may rely on each Legal Opinion delivered pursuant to Section 6.1 to the same extent as if it were dated the date of such Reliance Letter.

(h) HSR Act. If applicable, the waiting period under the HSR Act applicable to the issuance of Securities under such Draw Down Notice shall have expired or been terminated.

(i) No Draw Down Termination Event or Mandatory Redemption Triggering Event. No Draw Down Termination Event or Mandatory Redemption Triggering Event shall exist, or would result from the closing of transactions contemplated under the Draw Down Notice or from the application of the proceeds thereof.

(j) NYSE Approval of Additional Listing Application. The NYSE shall have approved an Additional Listing Application covering the Common Shares issuable upon exercise of the Warrants.

ARTICLE VII
TERMINATION

Section 7.1. Term; Termination.

(a) Unless earlier terminated as provided hereunder, the rights of the Company to deliver a Draw Down Notice and the obligations of the Investor in respect of any Draw Down Notice pursuant to this Agreement shall terminate automatically on the earlier of (i) the first day of the month immediately following the second anniversary of the Effective Date (the “Investment Period”) and (ii) the date that the Unfunded Commitment equals zero dollars.

(b) The Investor may terminate the rights of the Company to deliver a Draw Down Notice and the obligations of the Investor in respect of any Draw Down Notice pursuant to this Agreement upon the occurrence of a Draw Down Termination Event; provided, however, that in the event of a Draw Down Termination Event pursuant to clause (xiii) of the definition of Draw Down Termination Event, or in the event of a removal or termination by the Board of the Chief Executive Officer of the Company as of the Effective Date for “cause” as such term is defined in his employment agreement with the Company, the right of the Company to deliver a Draw Down Notice and the obligations of the Investor in respect of such Draw Down Notice shall be suspended until a replacement Chief Executive Officer acceptable to the Investor shall have been appointed by the Board.

(c) Any Issuer Party may terminate the rights of the Investor to purchase Securities and the obligations of the Issuer Parties to effect any Draw Down or issue Securities pursuant to this Agreement if (i) the Investor shall fail to perform in all material respects any term, covenant or agreement contained in this Agreement or in any Related Document, which failure to perform (if susceptible of cure) has continued uncured for a period of 60 days after the earlier of the receipt of a notice of such failure to perform from an Issuer Party or the Investor first becoming aware of such failure (10 Business Days only from the date of a failure to pay in case of a breach of a covenant to pay); or (ii) any representation or warranty of the Investor in this Agreement or any of the Related Documents shall have been false in any material respect upon the date when made or deemed to have been made or repeated.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Section 7.1(a), Section 7.1(b) or Section 7.1(c) above or otherwise by written agreement of the Company and the Investor. Any such termination by agreement shall in all cases be deemed to provide that Articles VIII and IX shall remain in full force and effect.

(e) For the avoidance of doubt, if this Agreement is terminated after delivery of a Draw Down Notice but prior to the scheduled Closing Date for the Draw Down set forth therein, the Closing on such Closing Date shall not be required to occur and none of the parties hereto will have any liability resulting therefrom.

Section 7.2. Effect of Termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall affect any cash fees paid or payable to the Investor or its counsel pursuant to Section 9.1, in each case all of which fees shall be non-refundable, regardless of whether any Draw Down Notices are issued by the Issuer Parties or any Closing takes place. Nothing in this Section 7.2 shall be deemed to release the Issuer Parties or the Investor from any liability for any breach under this Agreement or to impair the rights of the Issuer Parties or the Investor to compel specific performance by the other of their obligations under this Agreement.

ARTICLE VIII
INDEMNIFICATION

Section 8.1. Indemnification by Issuer Parties. The Issuer Parties shall, jointly and severally, indemnify, defend and hold harmless the Investor, each Affiliate of the Investor, each member, manager, partner, shareholder or equity owner of the Investor or such Affiliate, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, an “Investor Indemnified Party”) from and against all losses, claims, damages, settlements, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) (“Damages”) to which the Investor and each such other Person may become subject (a) resulting from or arising out of any breach of any representation or warranty, covenant or agreement in this Agreement or a Related Document by any Issuer Party or (b) under the Securities Act or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon any violation of United States federal or state securities laws or the rules and regulations of any Trading Market by the Issuer Parties or any of their respective Subsidiaries, Affiliates, officers, trustees, directors or employees; provided, however, that (A) the Issuer Parties shall not be liable to the Investor Indemnified Parties under Section 8.1(b) to the extent that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and solely from (x) any acts or failures to act, undertaken or omitted to be taken by the Investor through its gross negligence, bad faith or willful misconduct or (y) to the extent that such Damages resulted or arose from the breach by the Investor of any representation, warranty, covenant or agreement contained in this Agreement and (B) the indemnity obligations of the Issuer Parties pursuant to Section 8.1(b) shall not apply to any Damages to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in any report, schedule, registration, form, statement, information or other document furnished or filed by the Company with the Commission or any amendment thereof.

Subject to Section 8.4 and the proviso in Section 8.1 above, the Issuer Parties shall, jointly and severally, reimburse the Investor Indemnified Parties promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Investor or such Investor Indemnified Parties in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.2. Indemnification by Investor. The Investor shall indemnify, defend and hold harmless the Issuer Parties, each Affiliate of the Issuer Parties, each member, manager, partner, shareholder or equity owner of the Issuer Parties or such Affiliate, and each officer, director, trustee, employee, representative, agent and advisor of and to any of the foregoing, and each person, if any, who controls the Issuer Parties within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, an “Issuer Indemnified Party” and together with the Investor Indemnified Party, an “Indemnified Party”) from and against all Damages to which the Issuer Parties and each such other Person may become subject resulting from or arising out of any breach of any representation or warranty, covenant or agreement in this Agreement or a Related Document by the Investor.

Subject to Section 8.4, the Investor shall reimburse the Issuer Indemnified Parties promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by the Issuer Parties or such Issuer Parties Indemnified Parties in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding with respect to which it is entitled to indemnification.

Section 8.3. Contribution. If for any reason the indemnification provided for in Section 8.1(b) is not available to, or is not sufficient to hold harmless, an Indemnified Party in respect of any Damages referred to in Section 8.1(b) or Section 8.2(b), as applicable, as to which such Indemnified Party is entitled to indemnification thereunder, each indemnifying party shall, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the Indemnified Party, on the other hand, from the sale of Securities and Common Shares issued or issuable upon exercise of the Warrants which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

Section 8.4. Indemnification Procedures. Promptly after an Indemnified Party receives notice of a claim or the commencement of an action for which the Indemnified Party intends to seek indemnification under Section 8.1 or Section 8.2, as applicable, the Indemnified Party will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.1 or Section 8.2, as applicable, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought to the extent required hereunder, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an Indemnified Party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the Indemnified Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Indemnified Party (which counsel shall be reasonably acceptable to the indemnifying parties), one or more of the Indemnified Parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel, and one local counsel, for the Investor Indemnified Parties. Each Indemnified Party, as a condition to receiving indemnification as provided in Section 8.1 or Section 8.2, as applicable, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the Indemnified Party, effect any settlement of a pending or threatened action with respect to which an Indemnified Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Indemnified Party from all liability and claims which are the subject matter of the pending or threatened action.

Section 8.5. Remedies Not Exclusive. The remedies provided for in Section 7 and this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to the Investor, the Issuer Parties or any other Indemnified Party, as applicable, at law or in equity.

ARTICLE IX
MISCELLANEOUS

Section 9.1. Fees and Expenses.

(a) The Company agrees to pay on demand all reasonable costs and expenses of the Investor in connection with the preparation, execution and delivery of this Agreement and the Related Documents, and in connection with the consummation of the transactions contemplated hereby and thereby (including filing fees for any filing required to be made under the HSR Act), as well as all reasonable costs and expenses of the Investor in connection with the amendment, waiver or enforcement of this Agreement or any Related Document, including legal fees of the Investor not to exceed $375,000 in the aggregate (the “Expense Reimbursement Cap”); provided, however, that (i) reasonable costs and expenses incurred by the Investor after the Effective Date, not to exceed $5,000 per annual period or $20,000 in the aggregate, in evaluating the need for any filings required under the HSR Act shall be excluded from the Expense Reimbursement Cap) and (ii) filing fees and reasonable costs and expenses incurred by the Investor for preparing and filing any filing required to be made under the HSR Act shall also be excluded from the Expense Reimbursement Cap (provided that legal fees of the Investor for the preparation of any filing shall not exceed $25,000 in the aggregate per filing). The Investor acknowledges receipt of a $150,000 advance by the Company in respect of its obligations under this Section 9.1(a) against which any such costs and expenses due and payable hereunder shall first be credited.

(b) The Issuer Parties shall pay all stamp and other similar transfer taxes levied in connection with the issuance of the Securities and Common Shares issued or issuable upon exercise of the Warrants pursuant hereto.

Section 9.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(a) Each Party acknowledges and agrees that irreparable damage would occur to the other parties hereunder in the event that any of the provisions of this Agreement or the Related Documents were not performed by such party in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the Related Documents by any other party and to enforce specifically the terms and provisions hereof and thereof this being in addition to any other remedy to which the parties may be entitled by law or equity.

(b) Each of the Issuer Parties and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and the Related Documents and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Issuer Parties and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

Section 9.3. Entire Agreement; Amendment. This Agreement, together with the exhibits referred to herein, the Disclosure Schedule and the Related Documents, represents the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by all parties hereto. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Issuer Parties:
2929 Arch Street
17th Floor
Philadelphia, PA 19104
Telephone Number: (215) 243-9000
Fax: (215) 405-2945
Attention: Chief Financial Officer
With copies to:
3000 Two Logan Square
Philadelphia, Pennsylvania 19103-2799
Telephone Number: (215) 981-4563
Fax: (215) 981-4750
Attention: Michael H. Friedman, Esq.
If to the Investor:
c/o Almanac Realty Investors, LLC
1251 Avenue of the Americas
New York, NY 10020
Telephone Number: 212-403-3511
Fax: 212-403-3520
Attention: Andrew M. Silberstein
With copies to:
RAIT Financial Trust Pepper Hamilton LLP ARS VI Investor I, LLC Proskauer Rose LLP

Eleven Times Square
New York, New York 10036-8299
Telephone Number: (212) 969-3210
Fax: (212) 969-2900
Attention: Arnold S. Jacobs, Esq.

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other parties hereto.

Section 9.5. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.7. Assignment. Neither this Agreement nor any rights of the Investor or the Issuer Parties hereunder may be assigned by either party to any other Person without the prior written consent of the other party, and any purported assignment without such consent shall be void ab initio.

Section 9.8. Governing Law. This Agreement and the Related Documents shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.9. Survival. The representations, warranties, covenants and agreements of the Issuer Parties and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement.

Section 9.10. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic transmission).

Section 9.11. Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties and are for the benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may not be intended as a statement of fact but may instead represent an allocation among the parties of the risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or any other date. With regard to all dates and time periods set forth or referred to in this Agreement or any Related Document, time is of the essence.

Section 9.12. Disclosure Schedule. The information set forth on the Disclosure Schedule shall be deemed to provide disclosure only with respect to the particular section or subsection of this Agreement to which the information set forth in the Disclosure Schedule relates provided that disclosure made with respect to any section or subsection, also will be deemed to be disclosure against other sections or subsections of this Agreement to the extent that it is reasonably apparent that such disclosure is applicable to such other section or subsections.

Section 9.13. Publicity. The Investor shall have the right to approve before the issuance of any press release, Commission filing or any other public disclosure made by or on behalf of the Issuer Parties information relating to the Investor, this Agreement or the Related Documents or the transactions contemplated hereby or thereby; provided, however, that except as otherwise provided in this Agreement, the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure (including any filings with the Commission) with respect thereto as is required by applicable Law (including the regulations of any Trading Market), so long as prior to making any such press release or other public disclosure, if reasonably practicable, the Company and its counsel shall have provided the Investor and its counsel with a reasonable opportunity to review and comment upon, and shall have consulted with the Investor and its counsel on the form and substance of, such press release or other disclosure.

Section 9.14. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.15. Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Issuer Parties, each of the Issuer Parties and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

COMPANY:

RAIT FINANCIAL TRUST
By:	/s/ James Sebra

Name: James Sebra
Title:	Chief Financial Officer
OPERATING PARTNERSHIP:
RAIT PARTNERSHIP, L.P.
By:	RAIT General, Inc.,
its sole general partner
By:	/s/ James Sebra

Name: James Sebra
Title: Chief Financial Officer
TABERNA:
TABERNA REALTY FINANCE TRUST
By: /s/ James Sebra
Name: James Sebra
Title: Chief Financial Officer

NEWSUB:

RAIT ASSET HOLDINGS IV, LLC
By: RAIT PARTNERSHIP, L.P.
its Managing Member
By:	RAIT General, Inc., its sole general partner

By: /s/ James Sebra

Name: James Sebra
Title: Chief Financial Officer
INVESTOR:

ARS VI INVESTOR I, LLC
By:	/s/ Andrew M. Silberstein

Name: Andrew M. Silberstein

Title: PresidentANNEX A TO THE

SECURITIES PURCHASE AGREEMENT

DEFINITIONS

“2011 Form 10-K” shall mean the Form 10-K filed by the Company for its fiscal year ended December 31, 2011.

“2012 Incentive Award Plan” shall have the meaning assigned to such term in Section 4.3(b)(i) hereof.

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning assigned to such term in the Preamble.

“Appraiser” shall have the meaning assigned to such term in Section 5.19(c).

“Appraiser Notice” shall have the meaning assigned to such term in Section 5.19(c).

“Appraiser’s Determination” shall have the meaning assigned to such term in Section 5.19(c).

“Articles Supplementary” shall have the meaning assigned to such term in the Recitals.

“Board” shall mean the Board of Trustees of the Company.

“Bridge Loan” shall mean a Contract that provides for a first priority mortgage loan with an initial maturity of less than four (4) years, other than any Short Term Facility or Mezzanine Loan.

“Bridge Loan LTV Cap” shall have the meaning assigned to such term in Section 5.10(c) hereof.

“Business Day” shall mean a day which is not a Saturday, Sunday or a day on which national banks in New York, New York are closed.

“Bylaws” shall mean the Company’s Bylaws as amended, supplemented, restated or otherwise modified from time to time.

“Change of Control” shall have the meaning given to it in the Articles Supplementary.

“Charter” shall mean the Company’s Declaration of Trust as amended, supplemented, restated or otherwise modified from time to time.

“Closing” shall have the meaning assigned to such term in Section 2.4 hereof.

“Closing Certificate” shall have the meaning assigned to such term in Section 6.1 hereof.

“Closing Date” shall have the meaning assigned to such term in Section 2.4 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed by the Company with the Commission pursuant to the requirements of the Securities Act or the Exchange Act, including all material filed pursuant to Section 13 (a) or 15(d) of the Exchange Act, which have been filed by the Company since December 31, 2010 and prior to the Effective Date, and (2) all information contained in such filings and all documents and disclosures that have been incorporated by reference therein.

“Common Shares Appreciation Rights” shall mean appreciation rights with respect to Common Shares.

“Common Shares” shall mean the Company’s common shares of beneficial interest, par value $0.03 per share.

“Company” shall have the meaning assigned to such term in the Preamble.

“Company Shares” shall mean, collectively, the Common Shares, the Preferred Shares and all other classes and series of shares of beneficial interest provided for in the Charter.

“Contract” shall mean any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, management agreement or other contract, agreement, obligation, commitment or instrument, whether written or oral (each, including all amendments thereto), to which any Issuer Party or any of their respective Subsidiaries is a party or that creates rights or obligations that are enforceable by or against any Issuer Party.

“Current Report” shall mean a current report on Form 8-K filed with the Commission pursuant to the Exchange Act.

“Damages” shall have the meaning assigned to such term in Section 8.1 hereof.

“Disclosure Schedule” shall have the meaning assigned to such term in Article IV.

“Draw Down” means the transactions contemplated under Sections 2.1 through 2.6 hereof.

“Draw Down Amount” shall mean the amount, in denominations of $25, of a Draw Down request by the Issuer Parties in a Draw Down Notice delivered pursuant to Section 2.1 hereof.

“Draw Down Exercise Date” shall have the meaning assigned to such term in Section 2.1(a) hereof.

“Draw Down Notice” shall have the meaning assigned to such term in Section 2.1(a) hereof.

“Draw Down Termination Event” shall mean any of the following events:

(i) the occurrence after the Effective Date of a Material Adverse Effect;

(ii) the occurrence of a Change of Control;

(iii) the Company’s failure to satisfy the requirements for qualification and taxation as a REIT under the Code, or the Company’s revocation of its election to be taxed as a REIT under the Code, including pursuant to a determination by the Board that it is no longer in the best interests of the Company for the Company to continue to so qualify as a REIT;

(iv) the failure by any Issuer Party to perform in all material respects any term, covenant or agreement contained in Section 5.10(e) of this Agreement;

(v) the failure by any Issuer Party to make any payment under this Agreement or any Related Document, which failure to pay has continued uncured for a period of 10 days;

(vi) the failure by an Issuer Party to perform in all material respects any term, covenant or agreement contained in Sections 5.10(a), 5.10(b), 5.10(c), 5.10(d), 5.10(f) or 5.10(g) of this Agreement, which failure to perform (if susceptible of cure) has continued uncured for a period of 30 days after the earlier of the receipt of a notice of such failure to perform from the Investor or the Company first becoming aware of such failure;

(vii) the failure by an Issuer Party to perform in all material respects any term, covenant or agreement contained in Section 5.7 of this Agreement, which failure to perform (if susceptible of cure) has continued uncured for a period of 5 days (with respect to the Company’s Quarterly Reports) and 15 days (with respect to the Company’s Annual Report);

(viii) the failure by any Issuer Party to perform in all material respects any other term covenant or agreement contained in this Agreement or in any Related Document not otherwise addressed in clauses (iv), (v), (vi) or (vii) above, which failure to perform (if susceptible of cure) has continued uncured for a period of 60 days after the earlier of the receipt of a notice of such failure to perform from the Investor or the Company first becoming aware of such failure;

(ix) any representation or warranty of an Issuer Party in this Agreement or any of the Related Documents shall have been false in any material respect upon the date when made or deemed to have been made or repeated; or

(x) the occurrence of a default or event of default and the continuation thereof under the terms of any agreement, contract, note or other instrument to which any Issuer Party or any of their respective Subsidiaries is a party which has resulted in the acceleration of in excess of $25.0 million in Recourse Indebtedness and which acceleration has not been rescinded or cured and has not been stayed or restricted by judicial order or process; or

(xi) at any time prior after the Effective Date, trading in securities generally as reported in any Trading Market for the Securities or Common Shares issued or issuable upon exercise of the Warrants has been suspended for a period of more than two (2) consecutive trading days, or a banking moratorium shall have been declared either by the United States or New York State authorities for a period of more than two (2) consecutive trading days; or

(xii) the Commission shall have issued a Wells notice to an Issuer Party or any of its Subsidiaries or a Trustee, director or executive officer of an Issuer Party or any of its Subsidiaries with respect to the business of the Issuer Party or any of such Subsidiaries; or

(xiii) the Chief Executive Officer of the Company as of the Effective Date shall have been removed or terminated by the Board as Chief Executive Officer of the Company other than for “Cause” as such term is defined in the employment agreement of the Chief Executive Officer of the Company.

“EDGAR” shall mean the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” shall mean the date of this Agreement.

“Environmental Laws” shall mean all applicable Laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in the Warrants.

“Expenses Reimbursement Cap” shall have the meaning assigned to such term in Section 9.1(a) hereof.

“Extraordinary Dividend” shall mean any dividend or other distribution (a) on Common Shares other than regular quarterly dividends on the Common Shares or (b) on the Preferred Shares other than in respect of dividends accrued in accordance with the terms expressly applicable to the Preferred Shares.

“Fair Market Value” shall mean, as of any date of determination, the price at which such asset would change hands between a hypothetical willing buyer and a hypothetical willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts, as determined by the Company in a manner consistent with the methodology and analytics used by the Company’s executive management in the preparation of the Company’s financial statements in accordance with historical cost GAAP; provided, however, that if a Repurchase Contract or other financing agreement includes a definition, methodology or formula for determining fair market value of the securities or other financial assets used as collateral to secure the obligations thereunder, then such definition, methodology or formula shall be used to determine the Fair Market Value of such securities or other financial assets hereunder.

“Final Maturity Date” shall mean the date on which the obligor in respect of any loan or other investment held by NewSub or a Subsidiary of NewSub is required to pay in full in cash all of its obligations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc. or any successor entity.

“Future Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed by the Company with the Commission pursuant to the requirements of the Securities Act or the Exchange Act, including all material filed pursuant to Section 13 (a) or 15(d) of the Exchange Act, which are filed by the Company after the Effective Date, and (2) all information contained in such filings and all documents and disclosures that have been incorporated by reference therein.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

“General Closing Opinion” shall have the meaning assigned to such term in Section 6.1 hereof.

“Governmental Licenses” shall have the meaning assigned to such term in Section 4.17(a) hereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) outstanding at such date of (a) all indebtedness or liability of such Person for borrowed money and indebtedness in the form of mezzanine debt; (b) obligations evidenced by bonds, debentures, notes or other similar instruments; (c) obligations for the deferred purchase price of property or services; (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or otherwise to assure a creditor against loss; (g) obligations secured by any Liens, whether or not the obligations have been assumed; and (h) all preferred shares or other preferred equity issued by such Person and required by the terms thereof to be redeemed on a scheduled date or dates, or for which mandatory sinking fund payments are due, by a fixed date; provided in each of clauses (a)-(h) above that if the obligations that are secured constitute Non-Recourse Indebtedness then the amount of such Indebtedness shall not exceed the Fair Market Value of the assets encumbered by the Liens that secure such Non-Recourse Indebtedness.

“Indemnified Party” shall have the meaning assigned to such term in Section 8.2 hereof.

“Intellectual Property” shall have the meaning assigned to such term in Section 4.17(b) hereof.

“Investment Company Act” shall have the meaning assigned to such term in Section 4.24 hereof.

“Investment Period” shall have the meaning assigned to such term in Section 7.1 hereof.

“Investor” shall have the meaning assigned to such term in the Preamble.

“Investor Board Designee” shall have the meaning assigned to such term in Section 5.16(a)(i) hereof.

“Investor Indemnified Party” shall have the meaning assigned to such term in Section 8.1 hereof.

“IRT” shall have the meaning assigned to such term in Section 5.16 hereof.

“Issuer Indemnified Party” shall have the meaning assigned to such term in Section 8.2 hereof.

“Issuer Parties” shall have the meaning assigned to such term in the Preamble.

“Knowledge” means, with respect to any matter in question, the actual knowledge of the chief executive officer, chief financial officer or chief operating officer of the Company.

“Law” shall have the meaning assigned to such term in Section 3.3 hereof.

“Legal Opinions” shall have the meaning assigned to such term in Section 6.1 hereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“LLC Agreement” shall have the meaning assigned to such term in Section 4.2 hereof.

“Maryland Law Opinion” shall have the meaning assigned to such in term in Section 6.1 hereof.

“Material Adverse Effect” shall mean any condition, occurrence, state of facts or event having any effect on the business, operations, properties, assets or condition (financial or otherwise) of the Issuer Parties that is material and adverse to the Issuer Parties and their respective Subsidiaries, taken as a whole, or any condition, occurrence, state of facts or event that prohibits or otherwise materially interferes with or materially delays the ability of the Issuer Parties to perform any of their material obligations under this Agreement or the Related Documents. A Material Adverse Effect shall not include any of the following: (i) changes in general political, economic or financial market conditions that do not disproportionately affect the Company and its Subsidiaries; (ii) changes in industry conditions that do not disproportionately affect the Company and its Subsidiaries; (iii) changes resulting from the parties’ compliance with the terms of this Agreement and the Related Documents; (iv) changes in GAAP that do not disproportionately affect the Company and its Subsidiaries; (v) changes in Law that do not disproportionately affect the Company and its Subsidiaries; or (vi) acts of terrorism or war.

“Material Agreement” shall mean any Contract that is an agreement or “material contract” under any of Item 601(b)(2), (4), (9) and (10) of Regulation S-K of the Commission.

“Mezzanine Loan” shall mean a Contract that provides for (i) any unsecured loan, (ii) any loan secured by equity interests in an entity that directly or indirectly owns commercial real property, instead of a direct mortgage of the real property, (iii) any loan that is subordinated (whether in right of payment, lien priority or otherwise) to another loan incurred by the same borrower or an affiliate of such borrower, including any loan that is subject to a remedy standstill in favor of another lender of the borrower or its affiliate or (iv) any preferred equity investment in another Person.

“Net Worth” shall mean, as of any date of determination, the amount by which the assets of NewSub and its Subsidiaries exceed the liabilities of NewSub and its Subsidiaries on such date as determined in accordance with historical cost GAAP.

“NewSub” shall have the meaning assigned to such term in the Preamble.

“Non-Recourse Indebtedness” shall mean any Indebtedness: (a) under the terms of which the payee’s remedies upon the occurrence of an event of default are limited to specific, identified assets of the payor which secure such Indebtedness and (b) for the repayment of which neither an Issuer Party nor any Subsidiary of an Issuer Party (other than a special purpose Subsidiary of an Issuer Party which owns such assets, including a consolidated securitization or CDO) has any personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentation or misuse or misapplication of insurance proceeds, condemnation awards, existence of hazardous wastes or other customary exceptions to non-recourse provisions.

“NYSE” means the NYSE MKT or any successor thereto.

“Off Balance Sheet Transaction” shall have the meaning assigned to such term in Section 4.8 hereof.

“Offer Price” shall have the meaning assigned to such term in Section 5.19 hereof.

“Offered Shares” shall have the meaning assigned to such term in Section 5.19 hereof.

“Offer to Purchase” shall have the meaning assigned to such term in Section 5.19 hereof.

“OP Units” shall have the meaning assigned to such term in Section 4.3 hereof.

“Operating Partnership” shall have the meaning assigned to such term in the Preamble.

“Organizational Documents” shall mean, (a) with respect to a real estate investment trust, the declaration of trust and the bylaws; (b) with respect to a corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (c) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Financing Assets” means a finance investment asset owned by any Issuer Party or any Subsidiary of any Issuer Party other than Bridge Loans, Short Term Facilities and Mezzanine Loans.

“Outstanding Options” shall have the meaning assigned to such term in Section 4.3 hereof.

“Outstanding Units” shall have the meaning assigned to such term in Section 4.3 hereof.

“Partnership Agreement” shall have the meaning assigned to such term in Section 4.2 hereof.

“Permitted ROFO Transfer” means any Transfer of Series D Preferred Shares (i) to any Person with the prior written consent of the Company, (ii) to an Affiliate of the Investor, (iii) to the extent not in excess of the ROFO Threshold, or (iv) made pursuant to a sale under Rule 144 of the Securities Act or pursuant to an offering registered under the Securities Act.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Phantom Share Plan” shall have the meaning assigned to such term in Section 4.3(b)(ii) hereof.

“Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by an Issuer Party or any Subsidiary thereof or by any trade or business, whether or not incorporated, which, together with an Issuer Party or any Subsidiary thereof, is under common control, as described in Section 414(b) or (c) of the Code.

“Preferred Shares” shall mean the preferred shares, par value $0.01 per share, of the Company, including the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares.

“Quarterly Compliance Certificate” shall have the meaning assigned to such term in Section 5.7.

“Real Property LTV Cap” shall have the meaning assigned to such term in Section 5.10(g).

“Recourse Indebtedness” shall mean any Indebtedness other than Non-Recourse Indebtedness.

“Registration Rights Agreement” shall have the meaning assigned to such term in the Recitals.

“REIT” means a Person satisfying the requirements for qualification and taxation as a real estate investment trust for United States federal income tax purposes pursuant to Section 856 through 860 of the Code.

“Related Documents” shall mean the Warrants, the Common Share Appreciation Rights, the Articles Supplementary for the Series D Preferred Shares, the Registration Rights Agreement and the LLC Agreement.

“Reliance Letter” shall have the meaning assigned to such term in Section 6.2(g) hereof.

“Repurchase Agreement” shall mean a sale and repurchase Contract under which an Issuer Party or any Subsidiary thereof incurs Indebtedness through a nominal sale of securities or other financial assets to a counterparty and simultaneously enters into a Contract to repurchase the sold securities or other financial assets.

“Repurchase Agreement LTV Cap” shall have the meaning assigned to such term in Section 5.10(a) hereof.

“ROFO Notice” shall have the meaning assigned to such term in Section 5.19 hereof.

“ROFO Termination Event” means the occurrence of any Draw Down Termination Event under (1) any of clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) or (x) of the definition of Draw Down Termination Event or (2) clause (i) of the definition of Draw Down Termination Event but only if, in the case of clause (i) of such definition, the Material Adverse Effect resulted, directly or indirectly, from any action or inaction under the reasonable control of an Issuer Party.

“ROFO Threshold” means any Transfer of Series D Preferred Shares for which the face value, when aggregated with the aggregate face value of Series D Preferred Shares Transferred by the Investor pursuant to any other Transfers of Series D Preferred Shares consummated during the six-month period immediately prior to such Transfer, is greater than $10,000,000, in either case, excluding Transfers to Affiliates of the Investor. For purposes of this definition, the “face value” for each Series D Preferred Share is $25.00.

“Securities” shall mean, collectively, Series D Preferred Shares, Subsidiary Preferred Units, Warrants and Common Share Appreciation Rights issuable to the Investor upon exercise of a Draw Down. For the avoidance of doubt, Securities do not include Common Shares issuable or issued upon exercise of Warrants or Series E Preferred Shares issuable in a Series E Exchange.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Holder” shall have the meaning assigned to such term in Section 5.19 hereof.

“Series A Preferred Shares” shall have the meaning assigned to such term in Section 4.3 hereof.

“Series B Preferred Shares” shall have the meaning assigned to such term in Section 4.3 hereof.

“Series C Preferred Shares” shall have the meaning assigned to such term in Section 4.3 hereof.

“Series D Preferred Shares” shall have the meaning assigned to such term in the Recitals.

“Series E Exchange” shall have the meaning assigned to such term in Section 5.19 hereof.

“Series E Preferred Shares” shall have the meaning assigned to such term in Section 5.19 hereof.

“Short Term Facility” shall mean a Contract that provides for the incurrence of secured Indebtedness with an initial maturity of less than 365 days, other than a Mezzanine Loan.

“Short Term Facility LTV Cap” shall have the meaning assigned to such term in Section 5.10(b) hereof.

“SOXA” shall have the meaning assigned to such term in Section 4.7(c) hereof.

“Subsidiary” means any Person of which a majority of (a) the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions, or (b) equity interests of such Person, in each of clause (a) or (b), are owned directly or indirectly by an Issuer Party or any of their respective other Subsidiaries or affiliates of an Issuer Party.

“Subsidiary Preferred Units” shall mean the “Preferred Units,” as such term is defined in the LLC Agreement.

“Taberna” shall have the meaning assigned to such term in the Preamble.

“Taberna Shares” shall have the meaning assigned to such term in Section 4.3(g) hereof.

“Tax Opinion” shall have the meaning assigned to such term in Section 6.1 hereof.

“Total Asset Value” shall mean, as of any date of determination, the Fair Market Value of all assets of NewSub and its Subsidiaries.

“Total Commitment” shall have the meaning assigned to such term in Section 1.1 hereof.

“Trading Market” means the following market or exchange on which the applicable securities are listed or quoted for trading on the date in question: NYSE or The NASDAQ Stock Market (or any successors to either of the foregoing), whichever is at the time the principal trading exchange or market for such securities.

“Transfer” shall mean a sale, assignment, transfer, conveyance or pledge.

“Trustee Indemnification Agreement” shall have the meaning assigned to such term in the Section 5.16(a)(i) hereof.

“Unfunded Commitment” shall mean, as of any date of determination, the Total Commitment minus the aggregate Draw Down Amounts paid by the Investor prior to such date.

“USRPHC” shall have the meaning assigned to such term in Section 4.28 hereof.

“Warrant” shall mean a warrant to purchase Common Shares issued pursuant to this Agreement.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 1, 2012, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE

EXHIBIT D

RAIT FINANCIAL TRUST

Form of Common Share Purchase Warrant

Warrant No. [      ] New York, New York

[ISSUE DATE]

RAIT FINANCIAL TRUST, a Maryland real estate investment trust (the “Company”), for value received, hereby certifies that ARS VI Investor I, LLC, a Delaware limited liability company (the “Purchaser”), or its registered assigns, is entitled to purchase from the Company a number of duly authorized, validly issued, fully paid and nonassessable common shares of beneficial interest, par value $0.03 per share, of the Company (the “Common Shares”) equal to [      ], which shall be adjusted or readjusted from time to time as provided herein (as adjusted, the “Warrant Shares”), at the purchase price per share of $6.00 (the “Initial Warrant Price”), which shall be adjusted or readjusted from time to time as provided herein (as adjusted, the “Warrant Price”), at any time or from time to time, subject to the terms, conditions and adjustments set forth below in this Warrant (as defined below).

This Warrant is one of the Common Share Purchase Warrants (each a “Warrant” and collectively, the “Warrants,” such term to include any such warrants issued in substitution therefor) that may be issued from time to time pursuant to the Securities Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”), dated as of October 1, 2012 (the “Signing Date”), by and among the Company, RAIT Partnership, L.P., a Delaware limited partnership, Taberna Realty Finance Trust, a Maryland real estate investment trust, RAIT Asset Holdings IV, LLC, a Delaware limited liability company, and the Purchaser. Assuming the maximum number of Warrants issuable pursuant to the Purchase Agreement are issued, the Warrants evidence rights to purchase an aggregate of up to 9,931,000 Common Shares as of the Signing Date, subject to adjustment as provided herein, at a purchase price per Common Share equal to the Initial Warrant Price. All capitalized terms used herein which are not otherwise defined in Section 13 hereof shall have the meanings set forth in the Purchase Agreement.

1. EXERCISE OF WARRANT

1.1 Manner of Exercise; Payment.

1.1.1. Exercise. The Holder hereof may exercise at any time and from time to time this Warrant, in whole or in part, during normal business hours on any Trading Day prior to the termination of this Warrant provided for in Section 12 hereof by surrender of this Warrant (or an affidavit of loss in form and substance reasonably satisfactory to the Company) to the Company at its office maintained pursuant to Section 11.2(a) hereof, accompanied by an exercise notice in substantially the form attached to this Warrant as Exhibit A (or a reasonable facsimile thereof) duly executed by such Holder (each, an “Exercise Notice”) and accompanied by payment either (i) in cash, (ii) by bank or certified check payable to the order of the Company, (iii) by wire transfer to an account identified by the Company, (iv) by the surrender by such Holder to the Company, at the aforesaid offices, of Series D Preferred Shares held by such Holder, and all such Series D Preferred Shares so surrendered shall be credited against such payment in an amount equal to the Liquidation Preference of such Series D Preferred Shares at the time of such surrender, or (v) by any combination of any of the foregoing methods, in the amount obtained by multiplying (a) the number of Warrant Shares (without giving effect to any adjustment thereof) designated in such exercise notice by (b) the Initial Warrant Price, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and non-assessable Common Shares (or Other Securities) determined as provided in Sections 2 through 4 hereof.

1.1.2 Net Exchange. If instead of exercising the Warrant pursuant to the terms of Section 1.1.1 above, the Holder hereof elects to exchange this Warrant, in whole or in part, for Common Shares, then such Holder shall surrender this Warrant (or an affidavit of loss in form and substance reasonably satisfactory to the Company) to the Company at its office maintained pursuant to Section 11.2(a) hereof during normal business hours on any Trading Day accompanied by a notice of exchange in substantially the form attached to this Warrant as Exhibit B (or a reasonable facsimile thereof) duly executed by such Holder, and such Holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and non-assessable Common Shares (or Other Securities) determined as follows:

X = (A x B) — (A x C) B

For purposes of the foregoing formula:

X= the total number of Common Shares (or Other Securities) to be issued in connection with the net exchange.

A= the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B= the average VWAP of a Common Share for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Warrant Price then in effect at the time of such exercise.

The “exchange” of this Warrant pursuant to this Section 1.1.2 is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code and the Company agrees to report any exchange of this Warrant as such. For all purposes of this Warrant (other than this Section 1.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Common Shares (or Other Securities) in accordance with the terms of this Section 1.1.2.

1.1.3 Principal Market Regulation. Notwithstanding anything to the contrary contained in this Warrant, the Company shall not be obligated to issue any Common Shares upon exercise of this Warrant, and the Holder shall not have the right to receive upon exercise of this Warrant any Common Shares, if the issuance of such Common Shares would exceed that number of Common Shares which the Company may issue upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of Common Shares in excess of such amount (which shareholder approval the Company may, but shall not be required hereunder to, seek). Until such approval is obtained, no holder of any Warrants shall be issued in the aggregate, upon exercise of the Warrants, Common Shares in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of Warrant Shares underlying the Warrants issued to such holder and the denominator of which is the aggregate number of Common Shares underlying the Warrants issued or issuable pursuant to the Purchase Agreement on the date of such exercise (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any holder shall sell or otherwise transfer any of such holder’s Warrants, the transferee shall be allocated a pro rata portion of such holder’s Exchange Cap Allocation, and the restrictions of the immediately preceding sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. If any holder of Warrants shall exercise all of such holder’s Warrants into a number of Common Shares which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of Common Shares actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Warrants on a pro rata basis in proportion to the Common Shares underlying the Warrants then held by each such holder. If the Company is prohibited from issuing any Common Shares upon exercise of this Warrant as a result of the operation of this Section 1.1.3, the Company shall, upon such exercise, issue the maximum number of Common Shares that it is able to issue to the Holder below such Holder’s Exchange Cap Allocation and shall pay to the Holder an amount per Common Share that it is prohibited from issuing equal to the difference between the average VWAP on a Common Share for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the date of such exercise and the then existing Warrant Price. If the Holder elects to exercise this Warrant by surrendering Series D Preferred Shares held by such Holder pursuant to Section 1.1.1, then the Company shall, upon such exercise, issue the maximum number of Common Shares that it is able to issue to the Holder below such Holder’s Exchange Cap Allocation and shall pay to the Holder an amount per Common Share that it is prohibited from issuing equal to the average VWAP on a Common Share for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the date of such exercise. Such payments may be made at the Company’s option either (i) in cash, by wire transfer of immediately available funds, (ii) by executing and delivering to the Holder of this Warrant a promissory note in the form attached hereto as Exhibit C having a principal amount equal to such amount payable to the Holder or (iii) any combination of cash or promissory note. Such payment shall be in addition to, and not in limitation of, any other remedies available to the Holder. For the avoidance of doubt, based solely on the representations by the Company as of the Signing Date, the Exchange Cap is equal to 9,931,000 Common Shares, which equals approximately 19.9% of the number of Common Shares outstanding on the Trading Day immediately preceding the Signing Date (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and the like).

1.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Trading Day on which this Warrant (or an affidavit of loss in form and substance reasonably satisfactory to the Company), the Exercise Notice and the Warrant Price shall be deemed to have been surrendered and paid to the Company as provided in Section 1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for Common Shares (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof.

1.3 Delivery of Share Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and payment in full of the Warrant Price payable under this Warrant, and in any event within two (2) Trading Days thereafter, the Company at its sole expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 11 hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable Common Shares (or Other Securities) to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the VWAP per Common Share on the Trading Day immediately preceding the date of such exercise; and

(b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1 hereof.

1.4 Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration of the resale of the Common Shares issued upon such exercise pursuant to the Registration Rights Agreement) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant and the Registration Rights Agreement; provided, however, that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

2. ADJUSTMENT OF COMMON SHARES ISSUABLE UPON EXERCISE.

2.1 General; Number of Shares; Warrant Price

2.2.1 The number of Common Shares which the Holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of Warrant Shares which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder hereof pursuant to Section 1.1 hereof, by the fraction of which (a) the numerator is the Initial Warrant Price and (b) the denominator is the Warrant Price in effect on the date of such exercise.

2.1.2 Notwithstanding anything to the contrary contained in this Section 2, the Warrant Price shall not be adjusted for:

(a) issuances or sales of up to an aggregate of 3,070,187 Additional Common Shares (or Options, Other Securities, Convertible Securities for Additional Common Shares or any other securities under the Company’s 2012 Incentive Award Plan (as amended and restated as of May 22, 2012) and its predecessors or successors) to employees, trustees, directors or non-affiliated consultants of the Company or its Subsidiaries;

(b) issuances or sales of Common Shares or Other Securities pursuant to plans of the Company for reinvestment of dividends or interest payable on securities of the Trust but not investments of additional optional amounts in Common Shares or Other Securities under those plans;

(c) issuances or sales of Common Shares, Other Securities, Options or Convertible Securities under contracts, agreements, Options, Other Securities, Convertible Securities or other arrangements in existence on the Signing Date and set forth on Schedule A hereto;

(d) issuances or sales of Common Shares, Other Securities, Options or Convertible Securities for a consideration per share that is not less than the greater of the Current Market Price and the Warrant Price; or

(e) purchases, redemptions and other retirement of Common Shares, Options, Other Securities or Convertible Securities for a consideration per share below the Current Market Price.

2.2 Adjustment of Warrant Price.

2.1.1. Issuance of Additional Common Shares. Except as provided in Section 2.1.2, in the event the Company, at any time or from time to time, on or after the Signing Date shall issue or sell Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 2.3 or 2.4 hereof) without consideration or for consideration per share less than the greater of the Current Market Price or the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.7 hereof, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction:

(a) the numerator of which shall be the sum of (i) the number of Common Shares outstanding immediately prior to such issue or sale, plus (ii) the number of Common Shares issuable upon exercise of Options or conversion of Convertible Securities outstanding immediately prior to such issue or sale if the issuance, sale or grant of such Options or Convertible Securities resulted in an adjustment to the Warrant Price prior to such issue or sale plus (iii) the number of Common Shares which the aggregate consideration received by the Company for the total number of such Additional Common Shares so issued or sold would purchase at the greater of such Current Market Price and such Warrant Price; and

(b) the denominator of which shall be the sum of (i) the number of Common Shares outstanding immediately after such issue or sale (including any such Common Shares deemed to be outstanding pursuant to Section 2.8) plus (ii) the number of Common Shares included in the numerator pursuant to clause (ii) of Section 2.2.1(a).

2.2.2. Extraordinary Dividends. In the event that during any twelve-month period commencing immediately following the Signing Date (an “Annual Dividend Period”), the Company makes dividends or other distributions (including without limitation any distribution of securities or property, but excluding dividends or distributions referred to in Section 2.4) on the Common Shares in an amount that, when added to all other dividends or such distributions made on the Common Shares during such Annual Dividend Period (collectively, the “Aggregate Annual Dividend Amount”) exceed the Ordinary Dividend Amount (as defined below), then, and in each such case, the Warrant Price shall be reduced immediately thereafter (but in no event reduced by more than the amount of such excess, which amount is hereafter referred to as the “Excess Amount”)) to the price determined by multiplying the Warrant Price in effect immediately prior to the reduction by the quotient of (x) the average VWAP of a Common Share for the five (5) consecutive Trading Days ending on the date immediately preceding the first date on which the Common Shares trade regular way on the Principal Market without the right to receive such dividend or distribution (the “Market Price”), minus the Excess Amount divided by (y) such Market Price. “Ordinary Dividend Amount” means the aggregate amount of $0.40 per Common Share (the “Initial Dividend Amount”) for the Annual Dividend Periods ending on or prior to the second anniversary of the Signing Date, which Initial Dividend Amount shall increase by an additional 5% on the second anniversary of the Signing Date (as increased, the “Adjusted Dividend Amount”) and which Adjusted Dividend Amount shall further increase by 5% of the amount of the immediately preceding Adjusted Dividend Amount each successive anniversary of the Signing Date following the second anniversary of the Signing Date. If any dividend or distribution is declared but not so paid or made, the Warrant Price shall be readjusted to the Warrant Price that would have been in effect if such dividend or distribution had not been declared. The amount of any non-cash dividend or distribution shall be the fair market value thereof as determined in good faith by the Board of Trustees or a committee thereof. The Ordinary Dividend Amount shall be subject to adjustment in a manner inversely proportional to the adjustments to the number of Common Shares which the Holder of this Warrant shall be entitled to receive upon each exercise hereof made pursuant to Section 2.1.1.

2.2.3 Above Market Purchases of Common Shares. Except as provided in Section 2.1.2, if, at any time after the Signing Date, the Company shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any outstanding Common Shares for a consideration per share that exceeds the Current Market Price in effect immediately prior to the earlier of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), then, and in each such case, subject to Section 2.7 hereof, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price determined by multiplying such Warrant Price by a fraction:

(a) the numerator of which shall be (x) the product of (1) the Current Market Price as of the Determination Date times (2) the sum of (i) the number of Common Shares outstanding immediately following the consummation of the Repurchase plus (ii) the number of Common Shares issuable upon exercise of Options or conversion of Convertible Securities outstanding immediately prior to such issue or sale if the issuance, sale or grant of such Options or Convertible Securities resulted in an adjustment to the Warrant Price prior to such issue or sale less (y) the Repurchase Premium (as defined below), and

(b) the denominator of which shall be (x) the product of (1) the Current Market Price as of the Determination Date times (2) the sum of (i) the number of Common Shares outstanding immediately following the consummation of the Repurchase (including any such Common Shares deemed to be outstanding pursuant to Section 2.8) plus (ii) the number of Common Shares included in the numerator pursuant to clause (ii) of Section 2.2.3(a)(x)(2).

The amount by which the aggregate repurchase prices for all securities repurchased in any Repurchase exceeds the Current Market Price for such securities is referred to as the “Repurchase Premium”.

2.3 Treatment of Options and Convertible Securities.

2.3.1 Issuance of Options or Convertible Securities. In the event that the Company, at any time or from time to time, on or after the Signing Date, issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities for consideration per share (determined pursuant to Section 2.5 hereof) less than the greater of the Current Market Price or the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Shares trade on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading), then, and in each such case, the maximum number of Additional Common Shares (as set forth in the instruments related thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, or, in the case of any instrument the value of which is linked to Common Shares, the maximum number of Common Shares to which such value is linked, shall be deemed to be Additional Common Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Shares trade on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading). Except as otherwise provided in Section 2.3.2, (a) with respect to Options, no adjustment of the Warrant Price shall be made (i) upon the actual issuance of (A) such Common Shares or (B) of such Convertible Securities upon exercise of such Options, (ii) upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities upon exercise of such Options or (iii) upon the actual issuance of such Common Shares upon conversion or exchange of such Convertibles Securities, and (b) with respect to Convertible Securities, (i) no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities, and (ii) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Warrant Price shall be made by reason of such issuance or sale.

2.3.2 Change in Option Price or Conversion Rate; Termination of Options or Convertible Securities. If a change occurs in (a) the maximum number of Common Shares issuable in connection with any Option or Convertible Security, (b) the purchase price provided for in any Option, (c) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (d) the rate at which Convertible Securities are convertible into or exchangeable for Common Shares, then the Warrant Price in effect at the time of such event shall be readjusted (or adjusted, in the event that no adjustment was made in connection with the original issue sale, grant or assumption, or fixing of a record date for the determination of holders of any class of securities entitled to receive such Options or Convertible Securities) to the Warrant Price that would have been in effect at such time had such Options or Convertible Securities that remain outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued, sold or assumed.

2.3.3 Expiration or Cancellation of Options or Convertible Securities. In any case in which Additional Common Shares shall be deemed to be issued under Section 2.3.1 in connection with the issuance, sale, grant or assumption of Options or Convertible Securities then upon the expiration, cancellation or retirement of any such Options or Convertible Securities which have not been exercised or converted, the Warrant Price and any subsequent adjustments based thereon shall be adjusted and recomputed as if:

(i) in the case of Options for Common Shares or Convertible Securities, the only Additional Common Shares issued or sold were the Additional Common Shares, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Common Shares deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

2.4 Treatment of Share Dividends, Share Splits, etc. In the event the Company, at any time or from time to time, on or after the Signing Date shall declare or pay any dividend on the Common Shares payable in Common Shares, or shall effect a subdivision of the outstanding Common Shares into a greater number of Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares), then, and in each such case, Additional Common Shares shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

2.5 Computation of Consideration. For the purposes of this Section 2:

(a) the consideration for the issue or sale of any Additional Common Shares shall, irrespective of the accounting treatment of such consideration:

(i) insofar as it consists of cash, be computed at the amount of cash received by the Company net of any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii) insofar as it consists of property (including securities) other than cash received by the Company, be computed at the fair market value thereof (as determined by the Board of Trustees or a committee of the Board of Trustees) at the time of such issue or sale;

(iii) insofar as it consists neither of cash nor of other property, be computed as having no value; and

(iv) in the event Additional Common Shares are issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Common Shares, all as determined in good faith by the Board of Trustees or a committee of the Board of Trustees;

(b) Additional Common Shares deemed to have been issued pursuant to Section 2.3 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

(i) the total amount of cash and other property, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

(ii) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; and

(c) Additional Common Shares deemed to have been issued pursuant to Section 2.4 hereof shall be deemed to have been issued for no consideration.

2.6 Adjustment for Combinations, etc. In case the outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.7 Minimum Adjustment of Warrant Price. If the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than $0.00001, then such amount shall be carried forward and adjustment shall be made with respect thereto at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least $0.00001.

2.8 Shares Deemed Outstanding. For purposes of calculating adjustments (if any) to the Warrant Price upon the issuance, sale or grant of Options or Convertible Securities, there shall be deemed to be outstanding, immediately after giving effect to any such issuance, sale or grant, the Common Shares issuable upon the exercise of such Options or conversion of such Convertible Securities. In addition, for purposes of calculating adjustments to the Warrant Price, effect shall be given to all antidilution provisions contained in any then outstanding Options and Convertible Securities which cause an adjustment in the number of Common Shares so issuable thereunder by virtue of the issuance of Common Shares, Options or Convertible Securities and any such additional Common Shares so issuable as a result of such antidilution provisions shall be deemed outstanding immediately after giving effect to any such issuance, sale or grant.

2.9 Contest and Appraisal Rights. (ii) If the holders of Warrants entitling such holders to purchase a majority of the Warrant Shares subject to purchase upon exercise of Warrants at the time outstanding (the “Required Interest”) shall, for any reason whatsoever, disagree with the Company’s determination of the Current Market Price of the Common Shares (i.e., under circumstances where the VWAP is determined by the Board of Trustees as provided in the definition of the term “VWAP”) or of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Common Shares, then such holders shall by notice to the Company (an “Appraisal Notice”) given within thirty (30) days after the Company’s determination elect to dispute such determination, and such dispute shall be resolved as set forth in clause (b) of this Section 2.9.

(b) The Company shall, within thirty (30) days after an Appraisal Notice shall have been given, engage an Appraiser to make an independent determination of the Current Market Price for the Common Shares or of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of additional Common Shares, as the case may be (the “Appraiser’s Determination”). In arriving at its determination, the Appraiser shall base any valuation upon (i) in the case of the Current Market Price of the Common Shares, the fair market value of the Company assuming that the Company were sold as a going concern, without regard to the existence of any control block, the anticipated impact upon current market prices of any such sale, the lack or depth of a market for the Common Shares, the Warrants or other securities of the Company, or any other factors concerning the liquidity or marketability of the Common Shares, the Warrants or other securities of the Company, and (ii) in the case of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Common Shares, the fair market value of such property (or securities) assuming that such property (or securities) were sold to an unaffiliated third party in an arm’s-length transaction. The Appraiser’s Determination shall be final and binding on the Company and the holders of the Warrants. The costs of conducting an appraisal shall be borne by the party whose assertion of the Current Market Price or fair market value was the farthest from the final determination of the Current Market Price or fair market value determined by the Appraiser.

3. CONSOLIDATION, MERGER, ETC.

3.1 Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc. In the event the Company, on or after the Signing Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Shares or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Shares or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issuance of Additional Common Shares for which adjustment in the Warrant Price is provided in Section 2.2.1 or 2.2.2 hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Shares or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Shares or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof.

3.2 Assumption of Obligations. The Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 hereof unless, at or prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement and (c) the obligation to deliver to such Holder such shares of beneficial interest, securities, cash or property as such Holder may be entitled to receive in accordance with the foregoing provisions of this Section 3, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel and opinion shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the beneficial interest, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Notwithstanding the forgoing, this Section 3.2 shall not restrict the Company from consummating a Change of Control, as contemplated by Section 12.

4. RESTRICTIONS ON TRANSFERS. This Warrant and Common Shares (or Other Securities) issuable hereunder are subject to the provisions of Article VII of the Declaration of Trust of the Company and restrictions on transfers set forth in the Purchase Agreement.

5. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its Declaration of Trust or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, impermissibly avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of beneficial interest receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) subject to Section 1.1.3, will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of beneficial interest on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of Common Shares (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of Common Shares (or Other Securities) then authorized by the Company’s Declaration of Trust and available for the purpose of issuance upon such exercise.

5. ACCOUNTANTS’ REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the Common Shares (or Other Securities) issuable upon the exercise of this Warrant, the Company, at its sole expense, will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and deliver to the Holder of this Warrant a certificate of the chief executive officer or chief financial officer of the Company setting forth such computation and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued, (b) the number of Common Shares outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 hereof) on account thereof. The Company will also keep copies of all such certificates at its office maintained pursuant to Section 11.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant.

7. NOTICES OF CORPORATE ACTION. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of beneficial interest of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the shares of beneficial interest of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) any issuance of any Common Shares, Convertible Security or Option by the Company (other than (i) issuances or sales of Common Shares pursuant to plans of the Company for reinvestment of dividends or interest payable on securities of the Trust and investments in additional optional amounts in Common Shares under those plans, (ii) issuances or sales to employees, trustees, directors or non-affiliated consultants of the Company or its subsidiaries and (iii) issuances from time to time under the Company’s ATM program), or

(e) any Change of Control (as defined in the Purchase Agreement),

which has not been publicly reported by press release or on a current report on Form 8-K filed by the Company with the SEC within four (4) business days, the Company will mail no later than the fifth (5th) business day to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or Change of Control is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Common Shares (or Other Securities) shall be entitled to exchange their Common Shares (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Notwithstanding the foregoing, the Company shall mail a notice of any Change of Control to the holders of Warrants upon the earlier of (i) the public announcement of the entry of any agreement for a Change of Control and (ii) if the holder is bound by a confidentiality agreement and restrictions on trading of securities of the Company based on non-public information, within two (2) business days of the final approval of such Change of Control transaction by the Board of Trustees.

8. REGISTRATION OF COMMON SHARES. If any Common Shares required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than pursuant to the Securities Act or state securities laws) before such shares may be issued upon exercise, the Company will, at its sole expense and as expeditiously as possible, use its commercially reasonable efforts to cause such shares to be duly registered or approved, as the case may be. The Common Shares issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of any Common Shares issued upon exercise of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under and subject to the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

9. PUT RIGHTS. From and after the earlier to occur of (i) the fifth anniversary of the Signing Date or (ii) the occurrence of a Mandatory Redemption Triggering Event (as defined in the Series D Preferred Shares Articles Supplementary), the Holder of this Warrant may demand that the Company purchase all or any portion of this Warrant (without regard to any limitations on exercise hereof, including, without limitation, pursuant to Section 1.1.3 hereof) at the Put Redemption Price by delivery of a written notice to the Company (each, a “Put Right Notice”) and surrender of this Warrant (or an affidavit of loss in form and substance reasonably satisfactory to the Company) to the Company at its office maintained pursuant to Section 11.2(a) hereof (the “Put Demand Date”), which Put Right Notice shall specify that portion of this Warrant that the Company shall redeem pursuant to this Section 9 (which portion shall be determined by a number of Common Shares otherwise issuable pursuant to this Warrant on the Put Demand Date as specified by the Holder in such Put Right Notice). The Company shall as soon as reasonably practicable, but in any event no later than ten (10) days after the Put Demand Date (the “Put Payment Date”), pay the Put Redemption Price payable to such Holder at the Company’s option, either (i) in cash, by wire transfer of immediately available funds, (ii) where such put is triggered by an event set forth under clauses (iv)-(vi) of the definition of Mandatory Redemption Triggering Event, by executing and delivering to the Holder of this Warrant a promissory note in the form attached hereto as Exhibit C, having a principal amount equal to the Put Redemption Price payable to the Holder, or (iii) any combination of clause (i) and, if applicable, clause (ii), and if the election made pursuant to this Section 9 is only with respect to a portion of this Warrant, the Company shall issue to the Holder a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such Warrant Shares called for on the face of this Warrant minus the number of Common Shares representing that portion of the Warrant being redeemed, as set forth in the applicable Put Rights Notice.

Upon surrender of this Warrant (or an affidavit of loss in form and substance reasonably satisfactory to the Company) in accordance with the procedures set forth in this Section 9, the right to purchase Common Shares represented by that portion of this Warrant that is being redeemed pursuant to this Section 9 shall terminate, and this Warrant shall represent (i) the right of the Holder to receive the applicable Put Redemption Price from the Company in accordance with this Section 9 and (ii) in case the demand for redemption by the Holder is only with respect to a portion of this Warrant, a new Warrant or Warrants for the remaining portion of this Warrant as described in this Section 9.

10. RESERVATION OF SHARES, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of Common Shares from time to time issuable upon exercise of all Warrants at the time outstanding. All Common Shares issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and fully paid and nonassessable with no liability on the part of the holders thereof. The Company shall take any and all trust action (including a reduction in par value) which shall, in the opinion of counsel to the Holder, be necessary to validly and legally issue fully paid and nonassessable Common Shares in accordance with the terms hereof.

11. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

11.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 11.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. A Warrant may be exercised by a new holder without a new Warrant first having been issued.

11.2 Office; Transfer and Exchange of Warrants.

(a) The Company shall maintain an office (which may be an agency maintained at a bank) where notices, presentations and demands in respect of this Warrant may be made upon it. Such office may be maintained at 2929 Arch Street, 17th Floor, Philadelphia, PA 19104, Attention: Chief Financial Officer, until such time as the Company shall notify the holders of the Warrants of any change of location of such office.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 11.2(a) hereof a register for the registration and transfer of the Warrants. The names and addresses of holders of Warrants, the transfer thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Person in whose names any Warrant shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of any Warrant (or an affidavit of loss in form and substance reasonably satisfactory to the Company), properly endorsed and subject to Section 4 hereof, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 11.2(a) hereof, the Company, at its expense, will promptly (and in any event within five Trading Days) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of Common Shares called for on the face or faces of the Warrant or Warrants so surrendered.

11.3 Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than the initial holder hereof or any institutional investor, upon delivery of indemnity satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 11.2(a) hereof, the Company, at its sole expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

12. TERMINATION. This Warrant shall automatically terminate without any action on the part of the Holder thereof or the Company on the earlier of (i) the fifteenth anniversary of the Signing Date unless exercised on or prior to such date or (ii)(x) thirty (30) days following the receipt of notice by the Holder of a Change of Control pursuant to Section 7 or (y) if later, the date the Change of Control occurs, in each case unless exercised prior to the consummation of such Change of Control. Upon termination of this Warrant, all rights and obligations of the parties hereunder shall terminate and this Warrant shall have no futher force and effect; provided, however, that the holder’s rights pursuant to Section 9 hereof shall survive any such termination pursuant to clause (ii) of this Section 12 for at least 30 days following the occurrence of such Change of Control.

13. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Additional Common Shares” means all of the Common Shares (including treasury shares) issued or sold (or, pursuant to Section 2.3 or 2.4 hereof, deemed to be issued) by the Company after the Signing Date, whether or not subsequently reacquired or retired by the Company, other than the Common Shares issued upon the exercise of Warrants.

“Adjusted Dividend Amount” shall have the meaning given to such term in Section 2.2.2 hereof.

“Annual Dividend Period” shall have the meaning given to such term in Section 2.2.2 hereof.

“Appraisal Notice” shall have the meaning given to such term in Section 2.9(a) hereof.

“Appraiser” an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the Required Interest.

“Appraiser’s Determination” shall have the meaning given to such term in Section 2.9(a) hereof.

“Board of Trustees” shall mean the board of trustees of the Company.

“Change of Control” shall have the meaning given to such term in the Series D Preferred Shares Articles Supplementary.

“Closing Date” shall have the meaning given to such term in the Purchase Agreement.

“Common Shares” shall have the meaning given to such term in the introduction to this Warrant, such term to include any shares of beneficial interest into which such Common Shares shall have been changed or any shares of beneficial interest resulting from any reclassification of such Common Shares, and all other shares of beneficial interest of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Company” shall have the meaning given to such term in the introduction to this Warrant, such term to include any Person which shall succeed to or assume the obligations of the Company in compliance with Section 3 hereof.

“Convertible Securities” means any evidences of indebtedness (including the Company’s 7.0% senior convertible notes), shares of beneficial interest (other than Common Shares) or other securities directly or indirectly convertible into or exchangeable for, and any instrument the value of which is linked to, Additional Common Shares.

“Current Market Price” means, on any date specified herein, the arithmetic average of the VWAP of a Common Share for the five (5) consecutive Trading Days ending on the date immediately preceding such date except that (i) Common Shares, Convertible Securities and/or Options sold to a dealer or underwriter or through an underwritten public offering (whether on a firm commitment or best efforts basis) at a price equal to or greater than the Warrant Price and (ii) Common Shares, Convertible Securities and/or Options sold in “at-the-market offerings” within the meaning of Rule 415(a)(4) at a price equal to or greater than the Warrant Price shall, in each case, conclusively be deemed to have been sold at the Current Market Price.

“Determination Date” shall have the meaning given to such term in Section 2.2.3 hereof.

“Exchange Cap” shall have the meaning given to such term in Section 1.1.3 hereof.

“Exchange Cap Allocation” shall have the meaning given to such term in Section 1.1.3 hereof.

“Exercise Notice” shall have the meaning given to such term in Section 1.1.1 hereof.

“Holder” shall mean the registered holder hereof or its permitted assigns.

“Initial Dividend Amount” shall have the meaning given to such term in Section 2.2.2 hereof.

“Initial Warrant Price” shall have the meaning given to such term in the introduction to this Warrant.

“Liquidation Preference” shall have the meaning given to such term in the Series D Preferred Shares Articles Supplementary as in effect on the Signing Date, which, for purposes of clarification, includes accrued and unpaid dividends thereon through the date of surrender.

“Market Price” shall have the meaning given to such term in Section 2.2.2 hereof.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Common Shares or Convertible Securities.

“Ordinary Dividend Amount” shall have the meaning set forth in Section 2.2.2 hereof.

“Other Securities” means any shares of beneficial interest or other equity units (other than the Common Shares) and other securities of the Company or any other Person (corporate or otherwise) (other than any promissory notes or similar Indebtedness) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants, in lieu of or in addition to Common Shares and which at any time shall have been issuable or shall have been issued in exchange for or in replacement of Common Shares or Other Securities pursuant to Section 3 hereof or otherwise.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any holder of a Warrant.

“Principal Market” means the New York Stock Exchange.

“Purchase Agreement” shall have the meaning given to such term in the introduction to this Warrant.

“Purchaser” shall have the meaning given to such term in the introduction to this Warrant.

“Put Demand Date” shall have the meaning given to such term in Section 9 hereof.

“Put Payment Date” shall have the meaning given to such term in Section 9 hereof.

“Put Redemption Price” means the aggregate amount determined by multiplying (a) the aggregate number of Common Shares representing that portion of this Warrant to be redeemed, as specified in the Put Right Notice delivered pursuant to Section 9 hereof and (b) the applicable price per Common Share determined by reference to the following table (provided that, in determining the aggregate number of Common Shares representing that portion of this Warrant to be redeemed pursuant to clause (a) above, no adjustments shall be made thereto pursuant to Section 2):

If the Redemption Date is:	Applicable Price
Prior to the sixth anniversary of the Signing Date:	$1.23

On or after the sixth anniversary of the Signing Date and prior to the seventh anniversary of the Signing Date:	$1.60

On or after the seventh anniversary of the Signing Date:	$1.99

“Put Right Notice” shall have the meaning given to such term in Section 9 hereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement by and between the Company and the Purchaser dated as of the Signing Date as from time to time in effect.

“Repurchase” shall have the meaning given to such term in Section 2.2.3 hereof.

“Repurchase Premium” shall have the meaning given to such term in Section 2.2.3 hereof.

“Required Interest” shall have the meaning given to such term in Section 2.9(a) hereof.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be amended and in effect at the time.

“Series D Preferred Shares” means the Company’s Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share.

“Series D Preferred Shares Articles Supplementary” means the Articles Supplementary to the Company’s Declaration of Trust, as amended) designating and classifying the Series D Preferred Shares.

“Signing Date” shall have the meaning given to such term in the introduction to this Warrant.

“Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security shall be the fair market value of such security on such date as determined by the Board of Trustees in good faith. If the holders of the Required Interest disagree for any reason with the Board of Trustee’s determination of the VWAP in accordance with the previous sentence, then such dispute shall be resolved pursuant to Section 2.9 with the term “VWAP” being substituted for the term “Current Market Price.” All such determinations shall be appropriately adjusted for any share splits, share dividends, combinations, recapitalizations and the like during the applicable calculation period.

“Warrant” shall have the meaning given to such term in the introduction of this Warrant.

“Warrant Price” shall have the meaning given to such term in the introduction of this Warrant.

“Warrant Share” shall have the meaning given to such term in the introduction of this Warrant.

14. REMEDIES. Each of the Company and the Holder of this Warrant acknowledges that the remedies at law available to the Company or the Holder of this Warrant, as applicable in the event of any default or threatened default by the other in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise, and each of the Company and the Holder of this Warrant hereby agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

15. TIME IS OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Warrant, time is of the essence.

16. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

17. SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

17.1 Each of the Company and the Holder of this Warrant agrees that irreparable damage would occur to the other in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company or the Holder of this Warrant, as applicable, shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof and thereof this being in addition to any other remedy to which the Company or the Holder of this Warrant, as applicable, may be entitled by law or equity.

17.2 The Company and Holder (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 17.2 shall affect or limit any right to serve process in any other manner permitted by law

17.3 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:	RAIT Financial Trust 2929 Arch Street 17th Floor Philadelphia, PA 19104 Telephone Number: (215) 243-9000 Fax: (215) 405-2945 Attention: Chief Financial Officer
With copies to:	Pepper Hamilton LLP 3000 Two Logan Square Philadelphia, Pennsylvania 19103-2799 Telephone Number: (215) 981-4563 Fax: (215) 981-4750 Attention: Michael H. Friedman, Esq.
If to the Holder:	ARS VI Investor I, LLC c/o Almanac Realty Investors, LLC 1251 Avenue of the Americas New York, NY 10020 Telephone Number: (212) 403-3511 Fax: (212) 403-3520 Attention: Andrew M. Silberstein
With copies to:	Proskauer Rose LLP Eleven Times Square New York, New York 10036-8299 Telephone Number: (212) 969-3210 Fax: (212) 969-2900 Attention: Arnold S. Jacobs, Esq.

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other parties hereto.

19. WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Required Interest; provided however that no such change, waiver, discharge or termination that would treat the Holder of this Warrant in a discriminatory manner may be made without the prior written consent of the Holder of this Warrant.

20. HEADINGS. The article, section and subsection headings in this Warrant are for convenience only and shall not constitute a part of this Warrant for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

21. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

22. COUNTERPARTS. This Warrant may be executed in one or more counterparts (including by facsimile or other electronic transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic transmission).

[SIGNATURE PAGE FOLLOWS]

RAIT FINANCIAL TRUST

By:

Name:
Title:

EXHIBIT A

FORM OF EXERCISE NOTICE
[To be executed only upon exercise of Warrant]

To RAIT FINANCIAL TRUST

The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder,       1 Common Shares and herewith makes payment of $      therefor, and requests that the certificates for such shares be issued in the name of, and delivered to       , whose address is—.

Dated:

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT B

FORM OF EXCHANGE NOTICE
[To be executed only upon exercise of Warrant]

To RAIT FINANCIAL TRUST

The undersigned registered Holder of the within Warrant hereby irrevocably exchanges such Warrant with respect to       2            shares of the Common Share which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to       , whose address is      .

Dated:

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT C

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.

PROMISSORY NOTE

$[      ] [DATE]

FOR VALUE RECEIVED, RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), promises to pay to the order of [      ] (“Holder”), the principal amount of [      ] ($[      ]) and interest on the outstanding principal amount as provided below.

This note (this “Note”) is being issued pursuant to one of the Common Share Purchase Warrants issued by the Company (the “Warrants”) pursuant to the Securities Purchase Agreement, dated as of October 1, 2012, by and among the Company, RAIT Partnership, L.P., Taberna Realty Finance Trust, RAIT Asset Holdings IV, LLC and ARS VI Investor I, LLC (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement.

The terms and conditions of this Note are as follows:

1. This Note shall accrue interest (calculated on the basis of a 360-day year of 30-day months, computed annually) on the unpaid principal amount of this Note at a rate of twelve and one half percent (12.5%) per annum (the “Interest Rate”), payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year until such unpaid principal is paid or prepaid in cash in full.

2. The principal amount of this Note and all accrued and unpaid interest thereon shall be due on [      ]3 (the “Maturity Date”). On the Maturity Date, the Company shall pay to Holder all principal and accrued but unpaid interest thereon.

3. Each payment upon this Note shall be made at [      ] or any other place that Holder may direct in writing.

4. The Company, at its option, may make prepayments of the principal of, and the interest on, this Note in whole or in part (in minimum increments of $1,000,000, or if less, the remaining principal amount of the Note), at any time without premium or penalty, but with accrued interest to the date of such prepayment applicable to the principal amount of the Note being prepaid.

5. Each of the following shall constitute an “Event of Default” under this Note:

a. The occurrence of a Change of Control;

b. the Company shall, pursuant to or within the meaning of the United States Bankruptcy Code or any other foreign, federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”) (i) commence a voluntary case or proceeding, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official or (iv) make an assignment for the benefit of its creditors;

c. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company’s properties or (iii) orders the liquidation of the Company, and in each case, the order or decree is not dismissed within 90 days;

d. the Company fails to pay when due any principal or interest under this Note or any other note issued pursuant to the Warrants, the Common Share Appreciation Rights or the Articles Supplementary, and such failure continues unremedied for a period of ten (10) days; or

e. the occurrence of a default or event of default and the continuation thereof under the terms of any agreement, contract, note or other instrument to which any Issuer Party or any of their respective Subsidiaries is a party which has resulted in the acceleration of in excess of $25.0 million in Recourse Indebtedness and which acceleration has not been rescinded or cured and has not been stayed or restricted by judicial order or process and such occurrence and continuation continues for a period of two (2) business days after Holder’s delivery of written notice to the Company of such occurrence and continuation.

Upon the occurrence of any Event of Default specified in clauses (a) through (c) above after the issuance of this Note and separate from the event that gave rise to the issuance of this Note, all amounts owing with respect to this Note shall become immediately due and payable to Holder automatically and without any requirement of notice from Holder. Upon the occurrence of an Event of Default specified in clauses (d) through (e) above, Holder may declare all amounts owing with respect to this Note and any other note issued to the Holder pursuant to the Warrants, the Common Share Appreciation Rights or Articles Supplementary to be, and they shall thereupon forthwith become, immediately due and without presentment, demand, protest or other notice of any kind.

6. Nothing in this Note shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law and the interest rate otherwise applicable to this Note (including any default rate of interest) shall be reduced, if necessary, to conform to such maximum rate.

7. The Company waives demand for payment, presentment, notice of dishonor and protest of this Note.

8. No waiver by any party of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Note may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

9. Holder may sell or assign, or grant participations in, all or a portion of, its interest in this Note without the prior written consent of the Company (the “Note Interest”) and, in connection therewith, may make available to any prospective purchaser, assignee or participant any information relative to the Company in his possession. The Holder shall promptly notify the Company of any such sale, assignment or participation grant. The Company may not assign any of its rights hereunder without the prior written consent of Holder.

10. This Note and any term hereof may be changed, discharged or terminated only by an instrument in writing signed by the Company and the Holder. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. The parties hereby irrevocably submit to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Note. This Note shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

RAIT FINANCIAL TRUST

By: Name:
Title:

Acknowledged and agreed to by:

[HOLDER]

By:
Name:
Title:

[1]	Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment pursuant to the adjustment provisions of the Warrant, and the Holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable Common Shares (or Other Securities) determined as provided in Sections 2 through 4 of the Warrant. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

[2]	Insert here the number of shares with respect to which this Warrant is then being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

[3]	The maturity date will be the third (3rd) anniversary of the applicable Put Demand Date or 180 days from the date of payment of the Exchange Cap excess amount under Section 1.1.3 of the Warrants.

Schedule A

(iii)	16,452,072 Common Shares reserved for issuance under the Company’s 7.00% Convertible Senior Notes due 2031.

(iv)	47,812 Common Shares reserved for issuance under the Company’s 6.875% Convertible Senior Notes due 2027.

(c)	Common Share Appreciation Rights (as defined in the Purchase Agreement) representing

6,735,667 Common Shares.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 1, 2012, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE

EXHIBIT E

RAIT FINANCIAL TRUST

Form of Common Share Appreciation Right

Right No. [      ] New York, New York

[ISSUE DATE]

RAIT FINANCIAL TRUST, a Maryland real estate investment trust (the “Company”), for value received, hereby certifies that ARS VI Investor I, LLC, a Delaware limited liability company (the “Purchaser”), or its registered assigns, is the holder of Common Share Appreciation Rights of the Company representing a number of common shares of beneficial interest, par value $0.03 per share, of the Company (the “Common Shares”) equal to [      ], which shall be adjusted or readjusted from time to time as provided herein (as adjusted, the “Shares”), at the exercise price per share of $6.00 (the “Initial Exercise Price”), which shall be adjusted or readjusted from time to time as provided herein (as adjusted, the “Exercise Price”), at any time or from time to time, subject to the terms, conditions and adjustments set forth below in this Right (as defined below).

This Common Share Appreciation Right is one of the Common Share Appreciation Rights (each a “Right” and collectively, the “Rights,” such term to include any such common share appreciation rights issued in substitution therefor) that may be issued from time to time pursuant to the Securities Purchase Agreement (as may be amended from time to time, the “Purchase Agreement”), dated as of October 1, 2012 (the “Signing Date”), by and among the Company, RAIT Partnership, L.P., a Delaware limited partnership, Taberna Realty Finance Trust, a Maryland real estate investment trust, RAIT Asset Holdings IV, LLC, a Delaware limited liability company, and the Purchaser. Assuming the maximum number of Rights issuable pursuant to the Purchase Agreement are issued, the Rights represent an aggregate of up to 6,735,667 Common Shares as of the Signing Date, subject to adjustment as provided herein, at an exercise price per Common Share as of the Signing Date of $6.00. All capitalized terms used herein which are not otherwise defined in Section 12 hereof shall have the meanings set forth in the Purchase Agreement.

1. EXERCISE OF RIGHT

1.1 Manner of Exercise; Payment.

1.1.1 Exercise. The Holder hereof may exercise, at any time and from time to time commencing on the earlier of (i) the second (2nd) anniversary of the Signing Date and (ii) the consummation of a Change of Control, this Right, in whole or in part, during normal business hours on any Trading Day prior to the termination of this Right provided for in Section 11 hereof by surrender of this Right (or an affidavit of loss in form and substance reasonably satisfactory to the Company) to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by an exercise notice in substantially the form attached to this Right as Exhibit A (or a reasonable facsimile thereof) duly executed by such Holder (each, an “Exercise Notice”), and such Holder shall thereupon be entitled to receive in settlement of such Right an aggregate amount for all Shares for which the Right is being exercised (such amount, the “Settlement Amount”) equal to the product of (i) the average VWAP of a Common Share for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date minus the Exercise Price per Share multiplied by (ii) the number of Shares for which the Right is being exercised.

1.1.2. Each exercise of this Right shall be deemed to have been effected immediately prior to the close of business on the Trading Day on which this Right (or an affidavit of loss in form and substance reasonably satisfactory to the Company) and the Exercise Notice shall be deemed to have been surrendered to the Company as provided in Section 1.1 hereof (the “Exercise Date”).

1.1.3 The Company shall as soon as reasonably practicable, but in any event no later than ten (10) days following the Exercise Date, pay the Settlement Amount payable to such Holder at the Company’s option, either (i) in cash, by wire transfer of immediately available funds, (ii) by executing and delivering to the Holder of this Right a promissory note in the form attached hereto as Exhibit B, having a principal amount equal to the Settlement Amount payable to the Holder, or (iii) any combination of cash or such a promissory note.

1.1.4 Notwithstanding anything to the contrary contained in this Right, the Company shall not actually issue at any time any Common Shares upon exercise of this Right, and the Holder shall not have the right to receive upon exercise of this Right any Common Shares.

1.2 Delivery of New Right Certificate. As soon as practicable after each exercise of this Right, in whole or in part, and in any event within two (2) Trading Days after the Exercise Date, the Company at its sole expense will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10 hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in case such exercise is in part only, a new Right or Rights of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Right minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1 hereof.

2. ADJUSTMENTS OF COMMON SHARES.

2.1 General; Number of Shares; Exercise Price

2.1.1 The number of Common Shares for which this Right may be exercised shall be determined by multiplying the number of Shares for which this Right would otherwise (but for the provisions of this Section 2) be exercisable, as designated by the Holder hereof pursuant to Section 1.1 hereof, by the fraction of which (a) the numerator is the Initial Exercise Price and (b) the denominator is the Exercise Price in effect on the date of such exercise.

2.1.2 Notwithstanding anything to the contrary contained in this Section 2, the Exercise Price shall not be adjusted for:

(a) issuances or sales of up to an aggregate of 3,070,187 Additional Common Shares (or Options, Other Securities, Convertible Securities for Additional Common Shares or any other securities under the Company’s 2012 Incentive Award Plan (as amended and restated as of May 22, 2012) and its predecessors or successors) to employees, trustees, directors or non-affiliated consultants of the Company or its Subsidiaries;

(b) issuances or sales of Common Shares or Other Securities pursuant to plans of the Company for reinvestment of dividends or interest payable on securities of the Trust but not investments of additional optional amounts in Common Shares or Other Securities under those plans;

(c) issuances or sales of Common Shares, Other Securities, Options or Convertible Securities under contracts, agreements, Options, Other Securities, Convertible Securities or other arrangements in existence on the Signing Date and set forth on Schedule A hereto;

(d) issuances or sales of Common Shares, Other Securities, Options or Convertible Securities for a consideration per share that is not less than the greater of the Current Market Price and the Exercise Price; or

(e) purchases, redemptions and other retirement of Common Shares, Options, Other Securities or Convertible Securities for a consideration per share below the Current Market Price.

2.2 Adjustment of Exercise Price.

2.2.1 Issuance of Additional Common Shares. Except as provided in Section 2.1.2, in the event the Company, at any time or from time to time, on or after the Signing Date shall issue or sell Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 2.3 or 2.4 hereof) without consideration or for consideration per share less than the greater of the Current Market Price or the Exercise Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.7 hereof, such Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction:

(a) the numerator of which shall be the sum of (i) the number of Common Shares outstanding immediately prior to such issue or sale plus (ii) the number of Common Shares issuable upon exercise of Options or conversion of Convertible Securities outstanding immediately prior to such issue or sale if the issuance, sale or grant of such Options or Convertible Securities resulted in an adjustment to the Exercise Price prior to such issue or sale plus (iii) the number of Common Shares which the aggregate consideration received by the Company for the total number of such Additional Common Shares so issued or sold would purchase at the greater of such Current Market Price and such Exercise Price; and

(b) the denominator of which shall be the sum of (i) the number of Common Shares outstanding immediately after such issue or sale (including any such Common Shares deemed to be outstanding pursuant to Section 2.8) plus (ii) the number of Common Shares included in the numerator pursuant to clause (ii) of Section 2.2.1(a).

2.2.2 Extraordinary Dividends. In the event that during any twelve-month period commencing immediately following the Signing Date (an “Annual Dividend Period”), the Company makes dividends or other distributions (including without limitation any distribution of securities or property, but excluding dividends or distributions referred to in Section 2.4) on the Common Shares in an amount that, when added to all other dividends or such distributions made on the Common Shares during such Annual Dividend Period (collectively, the “Aggregate Annual Dividend Amount”) exceed the Ordinary Dividend Amount (as defined below), then, and in each such case, the Exercise Price shall be reduced immediately thereafter (but in no event reduced by more than the amount of such excess, which amount is hereafter referred to as the “Excess Amount”)) to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the average VWAP of a Common Share for the five (5) consecutive Trading Days ending on the date immediately preceding the first date on which the Common Shares trade regular way on the Principal Market without the right to receive such dividend or distribution (the “Market Price”), minus the Excess Amount divided by (y) such Market Price. “Ordinary Dividend Amount” means the aggregate amount of $0.40 per Common Share (the “Initial Dividend Amount”) for the Annual Dividend Periods ending on or prior to the second anniversary of the Signing Date, which Initial Dividend Amount shall increase by an additional 5% on the second anniversary of the Signing Date (as increased, the “Adjusted Dividend Amount”) and which Adjusted Dividend Amount shall further increase by 5% of the amount of the immediately preceding Adjusted Dividend Amount each successive anniversary of the Signing Date following the second anniversary of the Signing Date. If any dividend or distribution is declared but not so paid or made, the Exercise Price shall be readjusted to the Exercise Price that would have been in effect if such dividend or distribution had not been declared. The amount of any non-cash dividend or distribution shall be the fair market value thereof as determined in good faith by the Board of Trustees or a committee thereof. The Ordinary Dividend Amount shall be subject to adjustment in a manner inversely proportional to the adjustments to the number of Common Shares represented by this Right.

2.2.3 Above Market Purchases of Common Shares. Except as provided in Section 2.1.2, if, at any time after the Signing Date, the Company shall repurchase (a “Repurchase”), by self-tender offer or otherwise, any outstanding Common Shares for a consideration per share that exceeds the Current Market Price in effect immediately prior to the earlier of (i) the date of such Repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the “Determination Date”), then, and in each such case, subject to Section 2.7 hereof, such Exercise Price shall be reduced, concurrently with such issue or sale, to a price determined by multiplying such Exercise Price by a fraction:

(a) the numerator of which shall be (x) the product of (1) the Current Market Price as of the Determination Date times (2) the sum of (i) the number of Common Shares outstanding immediately following the consummation of the Repurchase plus (ii) the number of Common Shares issuable upon exercise of Options or conversion of Convertible Securities outstanding immediately prior to such issue or sale if the issuance, sale or grant of such Options or Convertible Securities resulted in an adjustment to the Exercise Price prior to such issue or sale less (y) the Repurchase Premium (as defined below), and

(b) the denominator of which shall be (x) the product of (1) the Current Market Price as of the Determination Date times (2) the sum of (i) the number of Common Shares outstanding immediately following the consummation of the Repurchase (including any such Common Shares deemed to be outstanding pursuant to Section 2.8) plus (ii) the number of Common Shares included in the numerator pursuant to clause (ii) of Section 2.2.3(a)(x)(2).

The amount by which the aggregate repurchase prices for all securities repurchased in any Repurchase exceeds the Current Market Price for such securities is referred to as the “Repurchase Premium”.

2.3 Treatment of Options and Convertible Securities.

2.3.1 Issuance of Options or Convertible Securities. In the event that the Company, at any time or from time to time, on or after the Signing Date, issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities for consideration per share (determined pursuant to Section 2.5 hereof) less than the greater of the Current Market Price or the Exercise Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Shares trade on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading), then, and in each such case, the maximum number of Additional Common Shares (as set forth in the instruments related thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, or, in the case of any instrument the value of which is linked to Common Shares, the maximum number of Common Shares to which the value is linked, shall be deemed to be Additional Common Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Shares trade on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading). Except as otherwise provided in Section 2.3.2, (a) with respect to Options, no adjustment of the Exercise Price shall be made (i) upon the actual issuance of (A) such Common Shares or (B) of such Convertible Securities upon exercise of such Options, (ii) upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities upon exercise of such Options or (iii) upon the actual issuance of such Common Shares upon conversion or exchange of such Convertibles Securities, and (b) with respect to Convertible Securities, (i) no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities, and (ii) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

2.3.2 Change in Option Price or Conversion Rate; Termination of Options or Convertible Securities. If a change occurs in (a) the maximum number of Common Shares issuable in connection with any Option or Convertible Security, (b) the purchase price provided for in any Option, (c) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (d) the rate at which Convertible Securities are convertible into or exchangeable for Common Shares, then the Exercise Price in effect at the time of such event shall be readjusted (or adjusted, in the event that no adjustment was made in connection with the original issue sale, grant or assumption, or fixing of a record date for the determination of holders of any class of securities entitled to receive such Options or Convertible Securities) to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities that remain outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued, sold or assumed.

2.3.3 Expiration or Cancellation of Options or Convertible Securities. In any case in which Additional Common Shares shall be deemed to be issued under Section 2.3.1 in connection with the issuance, sale, grant or assumption of Options or Convertible Securities then upon the expiration, cancellation or retirement of any such Options or Convertible Securities which have not been exercised or converted, the Exercise Price and any subsequent adjustments based thereon shall be adjusted and recomputed as if:

(i) in the case of Options for Common Shares or Convertible Securities, the only Additional Common Shares issued or sold were the Additional Common Shares, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Common Shares deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 2.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

2.4 Treatment of Share Dividends, Share Splits, etc. In the event the Company, at any time or from time to time, on or after the Signing Date shall declare or pay any dividend on the Common Shares payable in Common Shares, or shall effect a subdivision of the outstanding Common Shares into a greater number of Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares), then, and in each such case, Additional Common Shares shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

2.5 Computation of Consideration. For the purposes of this Section 2:

(a) the consideration for the issue or sale of any Additional Common Shares shall, irrespective of the accounting treatment of such consideration:

(i) insofar as it consists of cash, be computed at the amount of cash received by the Company net of any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii) insofar as it consists of property (including securities) other than cash received by the Company, be computed at the fair market value thereof (as determined by the Board of Trustees or a committee of the Board of Trustees) at the time of such issue or sale;

(iii) insofar as it consists neither of cash nor of other property, be computed as having no value; and

(iv) in the event Additional Common Shares are issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Common Shares, all as determined in good faith by the Board of Trustees or a committee of the Board of Trustees;

(b) Additional Common Shares deemed to have been issued pursuant to Section 2.3 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

(i) the total amount of cash and other property, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

(ii) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; and

(c) Additional Common Shares deemed to have been issued pursuant to Section 2.4 hereof shall be deemed to have been issued for no consideration.

2.6 Adjustment for Combinations, etc. In case the outstanding Common Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Common Shares, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.7 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 2 would be less than $0.00001, then such amount shall be carried forward and adjustment shall be made with respect thereto at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least $0.00001.

2.8 Shares Deemed Outstanding. For purposes of calculating adjustments (if any) to the Exercise Price upon the issuance, sale or grant of Options or Convertible Securities, there shall be deemed to be outstanding, immediately after giving effect to any such issuance, sale or grant, the Common Shares issuable upon the exercise of such Options or conversion of such Convertible Securities. In addition, for purposes of calculating adjustments to the Exercise Price, effect shall be given to all antidilution provisions contained in any then outstanding Options and Convertible Securities which cause an adjustment in the number of Common Shares so issuable thereunder by virtue of the issuance of Common Shares, Options or Convertible Securities and any such additional Common Shares so issuable as a result of such antidilution provisions shall be deemed outstanding immediately after giving effect to any such issuance, sale or grant.

2.9 Contest and Appraisal Rights. (a) If the holders of Rights representing a majority of the Common Shares represented by the Rights at the time outstanding (the “Required Interest”) shall, for any reason whatsoever, disagree with the Company’s determination of the Current Market Price of the Common Shares (i.e., under circumstances where the VWAP is determined by the Board of Trustees as provided in the definition of the term “VWAP”) or of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Common Shares, then such holders shall by notice to the Company (an “Appraisal Notice”) given within thirty (30) days after the Company’s determination elect to dispute such determination, and such dispute shall be resolved as set forth in clause (b) of this Section 2.9.

(b) The Company shall, within thirty (30) days after an Appraisal Notice shall have been given, engage an Appraiser to make an independent determination of the Current Market Price for the Common Shares or of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of additional Common Shares, as the case may be (the “Appraiser’s Determination”). In arriving at its determination, the Appraiser shall base any valuation upon (i) in the case of the Current Market Price of the Common Shares, the fair market value of the Company assuming that the Company were sold as a going concern, without regard to the existence of any control block, the anticipated impact upon current market prices of any such sale, the lack or depth of a market for the Common Shares, the Rights or other securities of the Company, or any other factors concerning the liquidity or marketability of the Common Shares, the Rights or other securities of the Company, and (ii) in the case of the fair market value of any property (or securities) given to the Company as consideration for the issue or sale of Additional Common Shares, the fair market value of such property (or securities) assuming that such property (or securities) were sold to an unaffiliated third party in an arm’s-length transaction. The Appraiser’s Determination shall be final and binding on the Company and the holders of the Rights. The costs of conducting an appraisal shall be borne by the party whose assertion of the Current Market Price or fair market value was the farthest from the final determination of the Current Market Price or fair market value determined by the Appraiser.

3. CONSOLIDATION, MERGER, ETC.

3.1 Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc. In the event the Company, on or after the Signing Date, (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Shares or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Shares or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issuance of Additional Common Shares for which adjustment in the Exercise Price is provided in Section 2.2.1 hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Right, the Holder of this Right, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Shares or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Shares or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised the rights represented by this Right immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2 and 3 hereof.

3.2 Assumption of Obligations. The Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 hereof unless, at or prior to the consummation thereof, each person (other than the Company) which may be required to deliver any securities, cash or property upon the exercise of this Right as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Right, (a) the obligations of the Company under this Right (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Right), (b) the obligation to deliver to such Holder such securities, cash or property as such Holder may be entitled to receive in accordance with the foregoing provisions of this Section 3, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel and opinion shall be reasonably satisfactory to such Holder, stating that this Right shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Right or the exercise of any rights pursuant hereto. Notwithstanding the forgoing, this Section 3.2 shall not restrict the Company from consummating a Change of Control, as contemplated by Section 11.

4. RESTRICTIONS ON TRANSFERS. This Right is subject to the restrictions on transfers set forth in the Purchase Agreement.

5. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its Declaration of Trust or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, impermissibly avoid or seek to avoid the observance or performance of any of the terms of this Right.

6. ACCOUNTANTS’ REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the Common Shares (or Other Securities) represented by this Right, the Company, at its sole expense, will promptly compute such adjustment or readjustment in accordance with the terms of this Right and deliver to the Holder of this Right a certificate of the chief executive officer or chief financial officer of the Company setting forth such computation and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Common Shares issued or sold or deemed to have been issued, (b) the number of Common Shares outstanding or deemed to be outstanding, and (c) the Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 hereof) on account thereof. The Company will also keep copies of all such certificates at its office maintained pursuant to Section 10.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any Holder of a Right.

7. NOTICES OF CORPORATE ACTION. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of beneficial interest of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the shares of beneficial interest of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d) any issuance of any Common Shares, Convertible Security or Option by the Company (other than (i) issuances or sales of Common Shares pursuant to plans of the Company for reinvestment of dividends or interest payable on securities of the Trust and investments in additional optional amounts in Common Shares under those plans, (ii) issuances or sales to employees, trustees, directors or non-affiliated consultants of the Company or its subsidiaries and (iii) issuances from time to time under the Company’s ATM program), or

(e) any Change of Control (as defined in the Purchase Agreement),

which has not been publicly reported by press release or on a current report on Form 8-K filed by the Company with the SEC within four (4) business days, the Company will mail no later than the fifth (5th) business day to each holder of a Right a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or Change of Control is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Common Shares (or Other Securities) shall be entitled to exchange their Common Shares (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor. Notwithstanding the foregoing, the Company shall mail a notice of any Change of Control to the holders of Rights upon the earlier of (i) the public announcement of the entry of any agreement for a Change of Control and (ii) if the holder is bound by a confidentiality agreement and restrictions on trading of securities of the Company based on non-public information, within two (2) business days of the final approval of such Change of Control transaction by the Board of Trustees.

8. CALL RIGHTS. From and after the second (2ND) anniversary of the Signing Date, the Company may purchase all or any portion of this Right at the Call Redemption Price by delivery of a written notice to the Holder (each, a “Call Right Notice”), which Call Right Notice shall specify that portion of this Right that the Company shall redeem pursuant to this Section 8 (which portion shall be determined by a number of Common Shares represented by this Right on the Call Demand Date as specified by the Company in such Call Right Notice, which shall be a date no later than thirty (30) days after the Call Right Notice is sent (the “Call Payment Date”). On the Call Payment Date, the Company shall pay the Call Redemption Price payable to such Holder at the Company’s option, either (i) in cash, by wire transfer of immediately available funds, (ii) by executing and delivering to the Holder of this Right a promissory note in the form attached hereto as Exhibit B, having a principal amount equal to the Call Redemption Price payable to the Holder, or (iii) any combination of cash or promissory note, and if the election made pursuant to this Section 8 is only with respect to a portion of this Right, the Company shall issue to the Holder a new Right or Rights of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares called for on the face of this Right minus the number of Common Shares representing that portion of the Right being redeemed, as set forth in the applicable Call Right Notice. Holders of Rights shall surrender this Right (or an affidavit of loss in form and substance reasonably satisfactory to the Company). Assuming compliance by the Company with its obligation to pay hereunder on the Call Payment Date, the right to exercise this right for Shares that are being redeemed hereunder pursuant to this Section 8 shall terminate, and this Right shall represent (i) the right of the Holder to receive the applicable Call Redemption Price from the Company in accordance with this Section 8 and (ii) in the case of a redemption only with respect to a portion of this Right, a new Right or Rights for the remaining portion of this Right as described in this Section 8.

9. PUT RIGHTS. From and after the earlier to occur of (i) the fifth anniversary of the Signing Date or (ii) the occurrence of a Mandatory Redemption Triggering Event (as defined in the Series D Preferred Shares Articles Supplementary), the Holder of this Right may demand that the Company purchase all or any portion of this Right (without regard to any limitations on exercise hereof, at the Put Redemption Price by delivery of a written notice to the Company (each, a “Put Right Notice”) and surrender of this Right (or an affidavit of loss in form and substance reasonably satisfactory to the Company) to the Company at its office maintained pursuant to Section 10.2(a) hereof (the “Put Demand Date”), which Put Right Notice shall specify that portion of this Right that the Company shall redeem pursuant to this Section 9 (which portion shall be determined by a number of Common Shares otherwise represented by this Right on the Put Demand Date as specified by the Holder in such Put Right Notice). The Company shall as soon as reasonably practicable, but in any event no later than ten (10) days after the Put Demand Date (the “Put Payment Date”), pay the Put Redemption Price payable to such Holder at the Company’s option, either (i) in cash, by wire transfer of immediately available funds, (ii) where such put is triggered by an event set forth under clauses (iv)-(vi) of the definition of Mandatory Redemption Triggering Event, by executing and delivering to the Holder of this Right a promissory note in the form attached hereto as Exhibit B, having a principal amount equal to the Put Redemption Price payable to the Holder, or (iii) any combination of clause (i) and, if applicable, clause (ii) and if the election made pursuant to this Section 9 is only with respect to a portion of this Right, the Company shall issue to the Holder a new Right or Rights of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of Right Shares equal to the number of such Right Shares called for on the face of this Right minus the number of Common Shares representing that portion of the Right being redeemed, as set forth in the applicable Put Right Notice.

Upon surrender of this Right (or an affidavit of loss in form and substance reasonably satisfactory to the Company) in accordance with the procedures set forth in this Section 9, the right to purchase Common Shares represented by that portion of this Right that is being redeemed pursuant to this Section 9 shall terminate, and this Right shall represent (i) the right of the Holder to receive the applicable Put Redemption Price from the Company in accordance with this Section 9 and (ii) in case the demand for redemption by the Holder is only with respect to a portion of this Right, a new Right or Rights for the remaining portion of this Right as described in this Section 9.

10. OWNERSHIP, TRANSFER AND SUBSTITUTION OF RIGHTS.

10.1 Ownership of Rights. The Company may treat the person in whose name any Right is registered on the register kept at the office of the Company maintained pursuant to Section 10.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. A Right may be exercised by a new holder without a new Right first having been issued.

10.2 Office; Transfer and Exchange of Rights.

(a) The Company shall maintain an office (which may be an agency maintained at a bank) where notices, presentations and demands in respect of this Right may be made upon it. Such office may be maintained at 2929 Arch Street, 17th Floor, Philadelphia, PA 19104, Attention: Chief Financial Officer, until such time as the Company shall notify the holders of the Rights of any change of location of such office.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 10.2(a) hereof a register for the registration and transfer of the Rights. The names and addresses of holders of Rights, the transfer thereof and the names and addresses of transferees of Rights shall be registered in such register. The Person in whose names any Right shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Right, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of any Right (or an affidavit of loss in form and substance reasonably satisfactory to the Company), properly endorsed and subject to Section 4 hereof, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company, at its expense, will promptly (and in any event within five Trading Days) execute and deliver to or upon the order of the holder thereof a new Right or Rights of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of Common Shares called for on the face or faces of the Right or Rights so surrendered.

10.3 Replacement of Rights. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Right and, in the case of any such loss, theft or destruction of any Right held by a Person other than the initial holder hereof or any institutional investor, upon delivery of indemnity satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Right for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company, at its sole expense, will execute and deliver, in lieu thereof, a new Right of like tenor and dated the date hereof.

11. TERMINATION. This Right shall automatically terminate without any action on the part of the Holder thereof or the Company on the earlier of (i) the fifteenth anniversary of the Signing Date unless exercised on or prior to such date or (ii) (x) thirty (30) days following the receipt of notice by the Holder of a Change of Control pursuant to Section 7 or (y) if later, the date the Change of Control occurs, in each case, unless exercised prior to the consummation of such Change of Control. Upon termination of this Right, all rights and obligations of the parties hereunder shall terminate and this Right shall have no futher force and effect; provided, however, that the Holder’s righs pursuant to Section 9 hereof shall survive any such termination pursuant to clause (ii) of this Section 12 for at least thirty (30) days following the occurrence of such Change of Control.

12. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Additional Common Shares” means all of the Common Shares (including treasury shares) issued or sold (or, pursuant to Section 2.3 or 2.4 hereof, deemed to be issued) by the Company after the Signing Date, whether or not subsequently reacquired or retired by the Company, other than the Common Shares for which a Right has been exercised.

“Adjusted Dividend Amount” shall have the meaning given to such term in Section 2.2.2 hereof.

“Annual Dividend Period” shall have the meaning given to such term in Section 2.2.2 hereof.

“Appraisal Notice” shall have the meaning given to such term in Section 2.9(a) hereof.

“Appraiser” an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the Required Interest.

“Appraiser’s Determination” shall have the meaning given to such term in Section 2.9(a) hereof.

“Board of Trustees” shall mean the board of trustees of the Company.

“Call Payment Date” shall have the meaning given to such term in Section 8 hereof.

“Call Redemption Price” means the aggregate amount determined by multiplying (a) the aggregate number of Common Shares representing that portion of the Right to be redeemed, as specified in the Call Right Notice delivered pursuant to Section 8 hereof and (b) the applicable price per Common Share determined by reference to the following table (provided that, in determining the aggregate number of Common Shares representing that portion of this Right to be redeemed pursuant to clause (a) above, no adjustments shall be made thereto pursuant to Section 2):

If the Redemption Date is:	Applicable Price
On or after the second anniversary of the Signing Date and prior to the sixth anniversary of the Signing Date:	$5.00

On or after the sixth anniversary of the Signing Date and prior to the seventh anniversary of the Signing Date:	$6.00

On or after the seventh anniversary of the Signing Date:	$7.00

“Call Right Notice” shall have the meaning given to such term in Section 8 hereof.

“Change of Control” shall have the meaning given to such term in the Series D Preferred Shares Articles Supplementary.

“Closing Date” shall have the meaning given to such term in the Purchase Agreement.

“Common Shares” shall have the meaning given to such term in the introduction to this Right, such term to include any shares of beneficial interest into which such Common Shares shall have been changed or any shares of beneficial interest resulting from any reclassification of such Common Shares, and all other shares of beneficial interest of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Company” shall have the meaning given to such term in the introduction to this Right, such term to include any Person which shall succeed to or assume the obligations of the Company in compliance with Section 3 hereof.

“Convertible Securities” means any evidences of indebtedness (including the Company’s 7.0% senior convertible notes), shares of beneficial interest (other than Common Shares) or other securities directly or indirectly convertible into or exchangeable for, and any instrument the value of which is linked to, Additional Common Shares.

“Current Market Price” means, on any date specified herein, the arithmetic average of the VWAP of a Common Share for the five (5) consecutive Trading Days ending on the date immediately preceding such date, except that (i) Common Shares, Convertible Securities and/or Options sold to a dealer or underwriter or through an underwritten public offering (whether on a firm commitment or best efforts basis) at a price equal to or greater than the Exercise Price and (ii) Common Shares, Convertible Securities and/or Options sold in “at-the-market offerings” within the meaning of Rule 415(a)(4) at a price equal to or greater than the Exercise Price shall, in each case, conclusively be deemed to have been sold at the Current Market Price.

“Determination Date” shall have the meaning given to such term in Section 2.2.3 hereof.

“Exercise Date” shall have the meaning given to such term in Section 1.1.2 hereof.

“Exercise Notice” shall have the meaning given to such term in Section 1.1.1 hereof.

“Exercise Price” shall have the meaning given to such term in the introduction of this Right.

“Holder” shall mean the registered holder hereof or its permitted assigns.

“Initial Dividend Amount” shall have the meaning given to such term in Section 2.2.2 hereof.

“Initial Exercise Price” shall have the meaning given to such term in the introduction to this Right.

“Market Price” shall have the meaning given to such term in Section 2.2.2 hereof.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Common Shares or Convertible Securities.

“Ordinary Dividend Amount” shall have the meaning set forth in Section 2.2.2 hereof.

“Other Securities” means any shares of beneficial interest or other equity units (other than the Common Shares) and other securities of the Company or any other Person (corporate or otherwise) (other than any promissory notes or similar Indebtedness) which may be represented by these Rights, in lieu of or in addition to Common Shares and which at any time shall have been represented by these Rights in exchange for or in replacement of Common Shares or Other Securities pursuant to Section 3 hereof or otherwise.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any holder of a Right.

“Principal Market” means the New York Stock Exchange.

“Purchase Agreement” shall have the meaning given to such term in the introduction to this Right.

“Purchaser” shall have the meaning given to such term in the introduction to this Right.

“Put Demand Date” shall have the meaning given to such term in Section 9 hereof.

“Put Payment Date” shall have the meaning given to such term in Section 9 hereof.

“Put Redemption Price” means the aggregate amount determined by multiplying (a) the aggregate number of Common Shares representing that portion of this Right to be redeemed, as specified in the Put Right Notice delivered pursuant to Section 9 hereof and (b) the applicable price per Common Share determined by reference to the following table (provided that, in determining the aggregate number of Common Shares representing that portion of this Right to be redeemed pursuant to clause (a) above, no adjustments shall be made thereto pursuant to Section 2):

If the Redemption Date is:	Applicable Price
Prior to the sixth anniversary of the Signing Date:	$1.23

On or after the sixth anniversary of the Signing Date and prior to the seventh anniversary of the Signing Date:	$1.60

On or after the seventh anniversary of the Signing Date:	$1.99

“Put Right Notice” shall have the meaning given to such term in Section 9 hereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement by and between the Company and the Purchaser dated as of the Signing Date as from time to time in effect.

“Repurchase” shall have the meaning given to such term in Section 2.2.3 hereof.

“Repurchase Premium” shall have the meaning given to such term in Section 2.2.3 hereof.

“Required Interest” shall have the meaning given to such term in Section 2.9(a) hereof.

“Right” shall have the meaning given to such term in the introduction of this Right.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be amended and in effect at the time.

“Series D Preferred Shares” means the Company’s Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share.

“Series D Preferred Shares Articles Supplementary” means the Articles Supplementary to the Company’s Declaration of Trust, as amended) designating and classifying the Series D Preferred Shares.

“Settlement Amount” shall have the meaning given to such term in Section 1.1.1 hereof.

“Share” shall have the meaning given to such term in the introduction of this Right.

“Signing Date” shall have the meaning given to such term in the introduction to this Right.

“Trading Day” means any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security shall be the fair market value of such security on such date as determined by the Board of Trustees in good faith. If the holders of the Required Interest disagree for any reason with the Board of Trustee’s determination of the VWAP in accordance with the previous sentence, then such dispute shall be resolved pursuant to Section 2.9 with the term “VWAP” being substituted for the term “Current Market Price.” All such determinations shall be appropriately adjusted for any share splits, share dividends, combinations, recapitalizations and the like during the applicable calculation period.

13. REMEDIES. Each of the Company and the Holder of this Right acknowledges that the remedies at law available to the Company or the Holder of this Right, as applicable in the event of any default or threatened default by the other in the performance of or compliance with any of the terms of this Right are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise, and each of the Company and the Holder of this Right hereby agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

14. TIME IS OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Right, time is of the essence.

15. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Right shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

16. SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

16.1 Each of the Company and the Holder of this Right agrees that irreparable damage would occur to the other in the event that any of the provisions of this Right were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company or the Holder of this Right, as applicable, shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Right and to enforce specifically the terms and provisions hereof and thereof this being in addition to any other remedy to which the Company or the Holder of this Right, as applicable, may be entitled by law or equity.

16.2 The Company and Holder (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Right and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Right and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 16.2 shall affect or limit any right to serve process in any other manner permitted by law

16.3 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS RIGHT, THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17. NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile (with facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:	RAIT Financial Trust 2929 Arch Street 17th Floor Philadelphia, PA 19104 Telephone Number: (215) 243-9000 Fax: (215) 405-2945 Attention: Chief Financial Officer
With copies to:	Pepper Hamilton LLP 3000 Two Logan Square Philadelphia, Pennsylvania 19103-2799 Telephone Number: (215) 981-4563 Fax: (215) 981-4750 Attention: Michael H. Friedman, Esq.
If to the Holder:	ARS VI Investor I, LLC c/o Almanac Realty Investors, LLC 1251 Avenue of the Americas New York, NY 10020 Telephone Number: (212) 403-3511 Fax: (212) 403-3520 Attention: Andrew M. Silberstein
With copies to:	Proskauer Rose LLP Eleven Times Square New York, New York 10036-8299 Telephone Number: (212) 969-3210 Fax: (212) 969-2900 Attention: Arnold S. Jacobs, Esq.

Either party hereto may from time to time change its address for notices by giving at least 10 days advance written notice of such changed address to the other parties hereto.

18. WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Right shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. This Right and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Required Interest; provided however that no such change, waiver, discharge or termination that would treat the Holder of this Right in a discriminatory manner may be made without the prior written consent of the Holder of this Right.

19. HEADINGS. The article, section and subsection headings in this Right are for convenience only and shall not constitute a part of this Right for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

20. GOVERNING LAW. This Right shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

21. COUNTERPARTS. This Right may be executed in one or more counterparts (including by facsimile or other electronic transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic transmission).

[SIGNATURE PAGE FOLLOWS]

RAIT FINANCIAL TRUST

By:

Name:
Title:

EXHIBIT A

FORM OF EXERCISE NOTICE
[To be executed only upon exercise of Right]

To RAIT FINANCIAL TRUST

The undersigned registered Holder of the within Right hereby irrevocably exercises such Right for       4 Common Shares.

Dated:

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT B

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.

PROMISSORY NOTE

$[      ] [DATE]

FOR VALUE RECEIVED, RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), promises to pay to the order of [      ] (“Holder”), the principal amount of [      ] ($[      ]) and interest on the outstanding principal amount as provided below.

This note (this “Note”) is being issued pursuant to one of the Common Share Appreciation Rights issued by the Company (the “SARs”) pursuant to the Securities Purchase Agreement, dated as of October 1, 2012, by and among the Company, RAIT Partnership, L.P., Taberna Realty Finance Trust, RAIT Asset Holdings IV, LLC and ARS VI Investor I, LLC (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement.

The terms and conditions of this Note are as follows:

1. This Note shall accrue interest (calculated on the basis of a 360-day year of 30-day months, computed annually) on the unpaid principal amount of this Note at a rate of twelve and one half percent (12.5%) per annum (the “Interest Rate”), payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year until such unpaid principal is paid or prepaid in cash in full.

2. The principal amount of this Note and all accrued and unpaid interest thereon shall be due on [      ]5 (the “Maturity Date”). On the Maturity Date, the Company shall pay to Holder all principal and accrued but unpaid interest thereon.

3. Each payment upon this Note shall be made at [      ] or any other place that Holder may direct in writing.

4. The Company, at its option, may make prepayments of the principal of, and the interest on, this Note in whole or in part (in minimum increments of $1,000,000, or if less, the remaining principal amount of the Note), at any time without premium or penalty, but with accrued interest to the date of such prepayment applicable to the principal amount of the Note being prepaid.

5. Each of the following shall constitute an “Event of Default” under this Note:

a. The occurrence of a Change of Control;

b. the Company shall, pursuant to or within the meaning of the United States Bankruptcy Code or any other foreign, federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”) (i) commence a voluntary case or proceeding, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official or (iv) make an assignment for the benefit of its creditors;

c. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company’s properties or (iii) orders the liquidation of the Company, and in each case, the order or decree is not dismissed within 90 days;

d. the Company fails to pay when due any principal or interest under this Note or any other note issued pursuant to the Warrants, the Common Share Appreciation Rights or the Articles Supplementary, and such failure continues unremedied for a period of ten (10) days; or

e. the occurrence of a default or event of default and the continuation thereof under the terms of any agreement, contract, note or other instrument to which any Issuer Party or any of their respective Subsidiaries is a party which has resulted in the acceleration of in excess of $25.0 million in Recourse Indebtedness and which acceleration has not been rescinded or cured and has not been stayed or restricted by judicial order or process and such occurrence and continuation continues for a period of two (2) business days after Holder’s delivery of written notice to the Company of such occurrence and continuation.

Upon the occurrence of any Event of Default specified in clauses (a) through (c) above after the issuance of this Note and separate from the event that gave rise to the issuance of this Note, all amounts owing with respect to this Note shall become immediately due and payable to Holder automatically and without any requirement of notice from Holder. Upon the occurrence of an Event of Default specified in clauses (d) through (e) above, Holder may declare all amounts owing with respect to this Note and any other note issued to the Holder pursuant to the Warrants, the Common Share Appreciation Rights or Articles Supplementary to be, and they shall thereupon forthwith become, immediately due and without presentment, demand, protest or other notice of any kind.

6. Nothing in this Note shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law and the interest rate otherwise applicable to this Note (including any default rate of interest) shall be reduced, if necessary, to conform to such maximum rate.

7. The Company waives demand for payment, presentment, notice of dishonor and protest of this Note.

8. No waiver by any party of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Note may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

9. Holder may sell or assign, or grant participations in, all or a portion of, its interest in this Note without the prior written consent of the Company (the “Note Interest”) and, in connection therewith, may make available to any prospective purchaser, assignee or participant any information relative to the Company in his possession. The Holder shall promptly notify the Company of any such sale, assignment or participation grant. The Company may not assign any of its rights hereunder without the prior written consent of Holder.

10. This Note and any term hereof may be changed, discharged or terminated only by an instrument in writing signed by the Company and the Holder. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. The parties hereby irrevocably submit to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York City in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Note. This Note shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

RAIT FINANCIAL TRUST

By: Name:
Title:

Acknowledged and agreed to by:

[HOLDER]

By:
Name:
Title:

[4]	Insert here the number of shares called for on the face of this Right (or, in the case of a partial exercise, the portion thereof as to which this Right is being exercised), in either case without making any adjustment pursuant to the adjustment provisions of the Right. In the case of a partial exercise, a new Right or Rights will be issued and delivered, representing the unexercised portion of the Right, to the holder surrendering the Right.

5 (a) The maturity date will be the third (3rd) anniversary of the applicable Exercise Date or Put Date.  (b) For the exercise of a call right on the SARS, the maturity date will be one (1) year from the date of the Call Right Notice.

Schedule A

(v)	16,452,072 Common Shares reserved for issuance under the Company’s 7.00% Convertible Senior Notes due 2031.

(vi)	47,812 Common Shares reserved for issuance under the Company’s 6.875% Convertible Senior Notes due 2027.

(vii)	Warrants (as defined in the Purchase Agreement) to purchase 9,931,000 Common Shares

EXHIBIT G

FORM OF TRUSTEE INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (the “Agreement”), dated as of October 17, 2012 by and among RAIT Financial Trust (“RAIT”), a Maryland real estate investment trust, RAIT General, Inc. (“RGI”), a Maryland corporation, RAIT Limited, Inc. (“RLI”), a Maryland corporation (RAIT, RGI and RLI are herein sometimes collectively called “Indemnitors” or individually called an “Indemnitor”), RAIT Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and the undersigned individual (the “Indemnitee”).

W I T N E S S E T H:

WHEREAS, the Indemnitee has agreed to serve as a trustee (“Trustee”), director (“Director”) and/or officer (“Officer”) of one or more of RAIT, RGI or RLI; and

WHEREAS, Section 2-418 of the General Corporation Law of the State of Maryland (as applicable to Maryland real estate investment trusts pursuant to Section 8-301(15), Title 8, of the Maryland Code) empowers real estate investment trusts and corporations to indemnify any person who is or was serving as a trustee, director, officer, employee or agent of the trust or corporation or any person who, while a trustee, director, officer, employee or agent of the trust or corporation, is or was serving at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise (which, for purposes of this Agreement shall include, without limitation, employee benefit plans and administrative committees thereof); and

WHEREAS, said Section 2-418 and the Bylaws of each of RAIT, RGI and RLI specify that the indemnification set forth in said Section 2-418 and in the Bylaws, respectively, shall not be deemed to limit the right of each of RAIT, RGI and RLI to indemnify any person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled; and

WHEREAS, RGI and RLI are the general partner and initial limited partner, respectively, of the Operating Partnership, and are wholly-owned subsidiaries of RAIT; and

WHEREAS, RAIT has contributed all or substantially all of the proceeds of an offering of its common shares of beneficial interest to RGI and RLI, and RGI and RLI have contributed such proceeds to the Operating Partnership.

NOW, THEREFORE, in order to induce the Indemnitee to serve as a Trustee, Director and/or Officer of one or more of RAIT, RGI or RLI, and in consideration of his continued service, each of RAIT, RGI and RLI (to the extent the Indemnitee is a Trustee, Director or Officer of it, or serving as a director, officer, partner, trustee, employee or agent of any corporation, partnership, limited liability company, association, joint venture, trust or other enterprise) hereby agrees to indemnify the Indemnitee as follows:

1. Indemnity. Each Indemnitor (to the extent the Indemnitee is an Officer, Director or Trustee of it, or serving as a director, officer, partner, trustee, employee or agent of any corporation, partnership, limited liability company, association, joint venture, trust or other enterprise) will indemnify, save and hold harmless the Indemnitee, his executors, administrators or assigns, or, if the Indemnitee is deceased, his estate, spouse, heirs, executors and administrators, for any Expenses or Fines (as defined in Section 2 hereof) which the Indemnitee is or becomes legally obligated to pay in connection with any Proceeding. As used herein, the term “Proceeding” shall mean any threatened, pending or completed claim, action, suit or proceeding, including any appeals, whether brought by or in the right of the Indemnitor or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party or otherwise, (i) by reason of the fact that the Indemnitee is or was a Trustee, Director or Officer of the Indemnitor, (ii) by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, (iii) by reason of any action taken by the Indemnitee or of any inaction on the Indemnitee’s part while acting as such Trustee, Director or Officer, or (iv) by reason of the fact that the Indemnitee was serving as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise; provided that in each such case the Indemnitee acted in good faith within the course and scope of the Indemnitee’s duties and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Indemnitor, and, in the case of a criminal proceeding, in addition the Indemnitee had no reasonable cause to believe that his act or omission was unlawful.

2. Expenses. As used in this Agreement, the term “Expenses” shall mean all reasonable expenses incurred by the Indemnitee in connection with the Proceeding which shall include, without limitation, damages, judgments, fines, penalties, settlements, costs, attorneys’ fees, disbursements and costs of attachment or similar bonds, investigations, and any such expenses of establishing a right to indemnification under this Agreement (the “Expenses”). “Fines” shall include, without limitation, any excise tax assessed with respect to any employee benefit plan. Any such Expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding.

3. Exclusions. The Indemnitor shall not be liable under this Agreement to pay any Expenses or Fines in connection with any claim made against the Indemnitee:

(a) to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy obtained by an Indemnitor;

(b) in connection with a judicial action by or in the right of the Indemnitor, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Indemnitor, unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses or Fines as such court shall deem proper;

(c) if it is established by final judgment in a court of law or other final adjudication, that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful;

(d) if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee having gained any personal profit or advantage to which he was not legally entitled;

(e) for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

(f) for any judgment, fine or penalty which the Indemnitor is prohibited by applicable law from paying as indemnity or for any other reason.

Notwithstanding anything contained herein to the contrary, the Indemnitors acknowledge that Indemnitee may have certain rights to indemnification and/or insurance provided by Almanac Realty Investors, LLC or an affiliate thereof (the “Almanac Parties”) which the Indemnitors, Indemnitee and Almanac Parties intend to be secondary to the primary obligations of the Indemnitors to indemnify Indemnitee as provided herein, with the Indemnitors’ acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a Trustee. In furtherance of the foregoing, the Indemnitors hereby agree (i) that they are collectively the indemnitor of first resort (i.e., their obligations to Indemnitee are primary and any obligation of the Almanac Parties to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that they shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Fines as required by the terms of this Agreement and the organizational documents of the Indemnitors, without regard to any rights Indemnitee may have against the Almanac Parties and (iii) that it irrevocably waives, relinquishes and releases the Almanac Parties from any and all claims against the Almanac Parties for contribution, subrogation or any other recovery of any kind in respect of the Almanac Parties or the Almanac Parties’ insurance policies for any matter for which the Indemnitors have responsibility hereunder. The Indemnitors further agrees that no advancement or payment by the Almanac Parties on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Indemnitors shall affect the foregoing and the Almanac Parties shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Indenitors. The Indemnitors and Indemnitee agree that the Almanac Parties are express third party beneficiaries of this paragraph.

4. Termination of the Proceeding.

(a) The termination of any Proceeding which is covered by this Agreement by judgment, order or settlement, shall not of itself create a presumption for the purposes of this Agreement that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Indemnitor and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The termination of any proceeding by conviction, or by a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not meet the requisite standard of conduct for good faith or otherwise.

5. Enforcement. If a claim or request under this Agreement is not paid by the Indemnitor, or on its behalf, within thirty (30) days after a written claim or request has been received by the Indemnitor, the Indemnitee may at any time thereafter bring suit against the Indemnitor to recover the unpaid amount of the claim or request, and if successful in whole or in part, the Indemnitee shall be entitled to be paid all of the Expenses of prosecuting such suit. The burden of proving that the Indemnitee is not entitled to indemnification for any reason shall be upon the Indemnitor.

6. Recoupment. The Indemnitor shall have the right to recoup from the Indemnitee the amount of any item or items of Expenses theretofore paid by the Indemnitor pursuant to this Agreement to the extent that such Expenses are not reasonable in nature or amount; provided, however, that the Indemnitor shall have the burden of proving such Expenses to be unreasonable.

7. Subrogation. Except as provided in the last paragraph of Section 3, in the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against the Almanac Parties), who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

8. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against any and all Expenses incurred in connection therewith.

9. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some portion of Expenses or Fines, but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion of such Expenses or Fines to which the Indemnitee is entitled.

10. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the Indemnitor’s Declaration of Trust, Articles of Incorporation or Bylaws, as the case may be, and amendments thereto, or under law.

11. Advance of Expenses. Expenses incurred by the Indemnitee in connection with any Proceeding, except the amount of any settlement, shall be paid by the Indemnitor in advance upon request of the Indemnitee that the Indemnitor pay such Expenses. The Indemnitee hereby undertakes to repay to the Indemnitor the amount of any Expenses theretofore paid by the Indemnitor to the extent that it is ultimately determined that such Expenses were not reasonable or that the Indemnitee is not entitled to indemnification.

12. Coverage. The provisions of this Agreement shall apply with respect to the Indemnitee’s service in those capacities set forth in Section 1 of this Agreement prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to serve in any or all of such capacities.

13. Guaranty. The Operating Partnership hereby guarantees, and agrees to be liable for, the obligations of each Indemnitor hereunder, and each Indemnitor hereby guarantees, and agrees to be liable for, the obligations of each of the other Indemnitors hereunder.

14. General Provisions.

14.1 Notice of Claim. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give written notice to the Indemnitor as soon as practicable of any claim made against him for which will or could be sought under this Agreement; provided, however that the failure of the Indemnitee to provide such notice shall not relieve any Indemnitor of its obligations hereunder except to the extent that such Indemnitor is materially prejudiced by such failure to give notice. Notice to the Indemnitor shall be given at its principal office and shall be directed to the Chief Executive Officer (or, if no one occupies such office, the President), unless the Chief Executive Officer is the Indemnitee, in which case it shall be directed to the President (or such other person as the Indemnitor shall designate in writing to the Indemnitee). Notice shall be deemed duly given when addressed as follows and (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to an overnight air courier guaranteeing next day delivery, or (iv) upon receipt if sent by certified or registered mail. In each case notice shall be sent to:

If to the Indemnitee: To Indemnitee’s most recent address in Indemnitor’s books and records. If to Indemnitor: RAIT Financial Trust Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA 19104

Any party may change the address to which notice is to be sent or delivered by written notice to the other parties.

14.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to principles of conflicts of law.

14.3 Assignment. This Agreement may not be assigned by any party.

14.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

14.5 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14.6 Entire Agreement. This Agreement contains the entire agreement and understanding between the Indemnitors and the Indemnitee with respect to the indemnification of the Indemnitee by the Indemnitors as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Indemnitee and the Indemnitors.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

RAIT FINANCIAL TRUST

By:
Name:
Title:

RAIT LIMITED, INC.

By:
Name:
Title:

RAIT GENERAL, INC.

By:
Name:
Title:

RAIT PARTNERSHIP, L.P.

By: RAIT General, Inc., General Partner

By:
Name:
Title:

INDEMNITEE:

Andrew M. Silberstein